UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Telephone and Data Systems, Inc.
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TELEPHONE AND DATA SYSTEMS, INC. 30 North LaSalle Street Suite 4000 Chicago, Illinois 60602 Phone: (312) 630-1900
April 5, 2023

Dear Shareholders
You are cordially invited to attend the 2023 annual meeting of shareholders (2023 Annual Meeting) of Telephone and Data Systems, Inc. (TDS) on Thursday, May 18, 2023, at 9:00 a.m., Central Time, at Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois.
The formal Notice of the 2023 Annual Meeting of Shareholders and Proxy Statement (2023 Proxy Statement) of our Board of Directors is attached. Also enclosed is our 2022 Annual Report to Shareholders (2022 Annual Report). At our 2023 Annual Meeting, shareholders are being asked to take the following actions:
1.     elect the director nominees named in the attached 2022 Proxy Statement;
2.     ratify the selection of independent registered public accountant for the current fiscal year;
3.     approve the Telephone and Data Systems, Inc. Compensation Plan for Non-Employee Directors, and which also includes approval of 500,000 Common Shares for issuance under the plan;
4.     approve, on an advisory basis, the compensation of our named executive officers as disclosed in the attached 2023 Proxy Statement (commonly known as "Say-on-Pay");
5.     provide an advisory vote on whether future Say-on-Pay votes should be held every year, every two years or every three years (commonly known as "Say-on-Frequency"); and
6.     consider a proposal submitted by a shareholder.
Your Board of Directors recommends a vote "FOR" its nominees for election as directors, "FOR" the proposal to ratify accountants, "FOR" the proposal to approve the Compensation Plan for Non-Employee Directors, "FOR" approval of the Say-on-Pay proposal and recommends that shareholders vote for holding future Say-on-Pay votes "EVERY YEAR", and "AGAINST" the proposal submitted by a shareholder.
We would like to have as many shareholders as possible represented at the 2023 Annual Meeting. Therefore, whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy card(s), or vote on the Internet in accordance with the instructions set forth on the proxy card(s).

Very truly yours,

LeRoy T. Carlson, Jr. President and Chief Executive Officer	Walter C. D. Carlson Chair of the Board

Dear Shareholders,
The TDS mission is to provide outstanding communications services to our customers and to meet the needs of our shareholders, our associates, and our communities. In pursuing this mission, we are investing in the TDS Family of Businesses to bring our customers higher-quality wireless and broadband services that will position the company for long-term sustainability and growth.
UScellular
The wireless industry remains as competitive as ever, and in 2022, our subscriber results were challenged by extensive competition. We were intensely focused on navigating through and changing our growth trajectory. In 2023, we will continue to prioritize our efforts to stabilize our customer base. Despite the competitive wireless environment, UScellular had one of the highest ARPU growth rates in the industry last year, a notable achievement of which we are very proud and evidence of how much our customers value the services and products we provide. We also made significant progress on our multi-year network modernization program and nationwide rollout of 5G, which now covers portions of substantially all our markets.

In 2023, UScellular’s focus remains on connecting customers to the people and places that matter most. We are concentrating on generating momentum in several areas of the business. Through effective pricing strategies, a strong value proposition, and customer lifecycle management, we will look to grow our postpaid and prepaid businesses. To improve return on capital, we will maintain financial discipline while focusing on revenue growth. We have a multi-year cost optimization program in place to seek and realize efficiencies in both operating costs and capital expenditures. UScellular’s investments in 5G will continue in 2023 as we will further modernize and enhance our outstanding network. We will focus on the build out of mid-band spectrum and plan to rollout mid-band service to portions of our network when the spectrum is cleared in late 2023. As part of our ongoing government advocacy activities, we will support and optimize participation in funding opportunities through the Infrastructure Investment and Jobs Act (IIJA).

TDS Telecom
In 2022, TDS Telecom continued its transformation into a premier broadband provider, making significant progress in upgrading speeds and deploying fiber technology in our incumbent and expansion markets. In addition, TDS Telecom expanded product offerings by delivering up to 8Gig broadband speeds in its most recent expansion markets. We also launched service in new markets such as Billings, Montana, as well as Janesville, Green Bay, Eau Claire, and Chippewa Falls in Wisconsin.

In 2023, TDS Telecom will continue to execute on our broadband growth strategy and passionately pursue our goal of reaching 1.2 million fiber service addresses by 2026. We will work to improve customer experiences, leverage federal and state broadband funding opportunities, and complement our robust product offerings which include high-speed broadband, best-in-class Wi-Fi, and enhanced TDS TV+ video services. OneNeck IT Solutions OneNeck IT Solutions improved its performance in 2022. Providing high-quality services and a strong focus on customer experience drove high customer satisfaction. Growth in public and private cloud services combined with cost efficiencies contributed to improvements in operating margin. We will build upon these accomplishments in 2023 to expand our customer base and drive strong business results.

Environment, Social and Governance (ESG)
TDS has held good corporate responsibility at the forefront of our values for over 50 years. We highlight this commitment through our annual ESG Report, where we continue to report on the topics identified as most important in our stakeholder assessment. Our key priorities for the TDS ESG Program remain: Access and Affordability; Data Security; Business Continuity; Diversity, Equity & Inclusion; and Community Relations and Engagement.

Creating long-term shareholder value
At TDS, we seek to maintain a financially sound foundation for the enterprise so that each of our businesses can take advantage of growth opportunities to enhance their competitive positions and long-term returns. We continue to return value to our shareholders primarily through our cash dividends, which have increased every year for the past 49 years. We are grateful to the associates of the TDS Family of Businesses for their dedication and innovation in providing outstanding services, products, and experiences for our customers. Thank you to our shareholders and our debt holders for your continuing support of our long-term growth strategies.

LeRoy T. Carlson, Jr. President and Chief Executive Officer	Walter C. D. Carlson Chair of the Board

2023 Proxy Statement Summary

Annual Meeting Information
Time and Date	May 18, 2023 at 9:00 a.m. Central Time
Place	Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois
Record Date	March 22, 2023
Webcast	www.tdsinc.com/events-and-presentations
Strong Corporate Governance Practices
•Annual election of all directors
•Directors, officers and certain other employees prohibited from pledging or hedging shares
•Charter and bylaws can be amended by a simple majority vote
•The positions of Chair of the Board and President/Chief Executive Officer are separate
•Guidelines recommending that TDS Directors serve on no more than three other public company boards
•Succession planning sessions are held at least annually
•Cybersecurity oversight by the full Board of Directors, the Audit Committee and the Technology Advisory Group
•Stock ownership requirements of three times the cash annual retainer for Board members
•Annual self-assessment of Board and its committees
•Environmental, Social and Governance (ESG) oversight is the responsibility of the full Board, while the Audit Committee, Compensation and Human Resources Committee (CHRC) and Corporate Governance and Nominating Committee (CGNC) have expanded their charters for certain ESG responsibilities
Committee Practices
•TDS has an entirely independent CHRC even though, as a controlled company, TDS is not required to do so
•In order to further tie pay to performance, the CHRC has continued to issue performance-based shares
•TDS has a CGNC even though, as a controlled company, TDS is not required to do so. The CGNC operates in a manner that is intended to reflect good corporate governance and other best practices
Shareholder Engagement and Feedback
TDS has always had an open-door policy for its shareholders to meet with management. Our goal is ongoing engagement and we value the views and opinions of our shareholders.
TDS has been conducting its annual shareholder engagement program since 2014, and has discussed matters such as corporate governance, ESG and executive compensation. Feedback from those engagements have led to a number of changes including:
•Issuance of Performance Share Units
•Board refreshment - Dirk S. Woessner elected to the Board in 2022
◦4 new Board members added since 2018
◦Average tenure, absent the 4 Voting Trust directors, has remained at 10 years since 2018
•Publishing an independent Board member skills matrix
•Publishing our EEO-1 report
•Further development of our ESG program
Continue to develop ESG program
•Established Guiding Principles to focus on ESG aligned with TDS Strategy
•Publishing SASB, GRI and ESG Report annually - disclosed EEO-1 report publicly
•Ongoing assessments of ESG oversight responsibilities of Board and committees
•Currently developing process to collect and report greenhouse gas (GHG) emissions

Proposal 1—Director Nominees
Our Board of Directors has nominated 12 directors for election at the 2023 Annual Meeting (Proposal Item No. 1) beginning on page 6.
Each of the nominees brings a broad range of experiences and skills to provide effective oversight of the Board. See biographies on pages 7-12. The Board of Directors unanimously recommends that you vote "FOR" the nominees.
i

Our 2023 Director Nominees

Name	Age	Gender	Race/Ethnicity	Director Since	Independent	Current or Former Principal Occupation
James W. Butman**	65	M	W	2018		President and CEO, TDS Telecommunications LLC (TDS Telecom), a wholly-owned subsidiary of TDS
LeRoy T. Carlson, Jr.**	76	M	W	1968		President and CEO, TDS
Letitia G. Carlson, MD**	62	F	W	1996		Physician and Clinical Professor at George Washington University Medical Faculty Associates
Prudence E. Carlson**	71	F	W	2008		Private Investor
Walter C. D. Carlson**	69	M	W	1981		Senior Counsel at Sidley Austin LLP
Clarence A. Davis*	81	M	B	2009	x	Former Director and CEO of Nestor, Inc.
Kimberly D. Dixon**	60	F	W	2017	x	Former Executive Vice President and Chief Operating Officer at FedEx Office
Christopher D. O'Leary**	63	M	W	2006	x	Senior Advisor, Twin Ridge Capital Management
George W. Off*	76	M	W	1997	x	Former Chair and CEO of Checkpoint Systems, Inc.
Wade Oosterman*	62	M	W	2019	x	President, Bell Media and Vice Chair, BCE & Bell
Laurent C. Therivel**	48	M	W	2020		President and CEO of United States Cellular Corp.(UScellular), an 84%-owned subsidiary of TDS
Dirk S. Woessner*	54	M	W	2022	x	Former CEO of CompuGroup Medical S.E. & Co. KgAA
* To be elected by Common Shares ** To be elected by Series A Common Shares
M - Male; F - Female; W - White; B - Black or African American

TDS believes a well-balanced board is composed of a mix of professional backgrounds, ages, diversity attributes and tenure.

Board composition based on record date

Managing the company for long-term sustainability and growth
TDS is controlled by the family that founded the Company over 50 years ago. While we understand this structure is not typical for public companies in the United States, it has provided TDS the ability to make investments that may have longer-term benefits for all stakeholders, achieving business stability and a positive culture for our people.
The TDS Board is currently composed of 6 independent and 6 non-independent Board members. We believe this board structure is appropriate given the specific characteristics and circumstances of TDS, which are more fully described under "Corporate Governance - Board Leadership Structure" below.
An Engaged Board in 2023
Summary of Independent Director Board Skills
The table below summarizes the key skills of our independent directors that are most relevant to their board service. The fact that a specific skill is not designated does not mean the director does not possess that skill or expertise. The skills highlighted below are those reviewed by the Corporate Governance and Nominating Committee as part of its ongoing Board refreshment planning process.

	Senior Leadership	Sales and Marketing	Industry Experience	Risk/Financial	Public Company Boards	Global Perspective
Clarence A. Davis	X			X	X
Kimberly D. Dixon	X	X	X
Christopher D. O'Leary	X	X		X	X	X
George W. Off	X	X		X	X	X
Wade Oosterman	X	X	X		X	X
Dirk S. Woessner	X	X	X		X	X

Board Members Committee Participation
TDS Board members are all engaged, proven leaders that bring substantial experience, expertise and qualifications to their Board committees.

Name	Director Since	Audit	Compensation and Human Resources	Corporate Governance and Nominating	Technology Advisory
James W. Butman	2018
LeRoy T. Carlson, Jr.	1968			X	Chair
Letitia G. Carlson, MD	1996
Prudence E. Carlson	2008
Walter C. D. Carlson	1981			Chair
Clarence A. Davis	2009	X	X
Kimberly D. Dixon	2017		X		X
Christopher D. O'Leary	2006	X	Chair		X
George W. Off	1997	Chair		X	X
Wade Oosterman	2019	X	X
Laurent C. Therivel	2020
Dirk S. Woessner	2022		X

Proposal 2—Independent Public Accountant
As a matter of good corporate governance and consistent with our past practices, we are requesting shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. The Board of Directors and Audit Committee unanimously recommends that you vote "FOR" this proposal.

Proposal 3—Approve Compensation Plan for Non-Employee Directors
To ensure that qualified persons serve as non-employee members of the Board of Directors and that they receive appropriate compensation for their service. The Board of Directors recommends that you vote "FOR" this proposal.

Proposal 4—Approve, on an advisory basis, the compensation of named executive officers ("Say-on-Pay")
Executive Compensation Programs
Our executive compensation programs are designed to attract and retain high quality executives. We believe that our compensation practices are transparent and reflect our commitment to align compensation with our business strategy and our short- and long-term performance.
Pay for Performance
In 2022, Performance share unit awards were an important part of our long-term equity mix. Return on Capital, Total Revenue, Adjusted Earnings Before Interest, Tax, Depreciation and Accretion and Relative Total Shareholder Return were measured over a three year performance period with a target opportunity in TDS Common shares equal to 0% to 200% based on performance. For additional information on pay for performance see pages 36 to 39.

Compensation Beliefs
•Compensation should be attractive and fiscally responsible
•Compensation is a mix of salary, cash bonuses and equity-based long-term incentive awards
•Link individual compensation with attainment of business unit and individual performance goals
•Compensation programs designed to motivate executive officers to act in the long-term interests of TDS
•CHRC utilizes services of both an independent compensation consultant (Compensation Strategies) and TDS' compensation consultant (Willis Towers Watson)
•Few perquisites
The Board of Directors unanimously recommends that you vote "FOR" this proposal.

Proposal 5—Approve, on an advisory basis, the frequency of Say-on-Pay Votes or "Say-on-Frequency"
Shareholders are being asked to vote to advise whether future Say-on-Pay votes should be held every one, two or three years. The Board of Directors unanimously recommends that you vote for holding future Say-on-Pay votes "EVERY YEAR".

Proposal 6—Shareholder Proposal
As required by the rules of the SEC, the 2023 Proxy Statement includes a proposal submitted by a shareholder of TDS calling for the Board of Directors to take steps to adopt a plan for all of TDS' outstanding stock to have one vote per share. The Board of Directors unanimously recommends that you vote "AGAINST" this proposal.
Communicating with Board of Directors
Any interested party with germane matters can communicate with an individual director or the full Board of directors by contacting TDS' Corporate Secretary at the address below.
How can I Contact TDS' Corporate Secretary?
You can contact her at Jane W. McCahon, Corporate Secretary, Telephone and Data Systems, Inc., 30 N. LaSalle Street, Suite 4000, Chicago, IL 60602 or at jane.mccahon@tdsinc.com.
Governance Documents
Governance documents, such as the Corporate Governance Guidelines, the Board committee charters, and the Officer & Director Code of Conduct can be found in the Corporate Governance section of www.tdsinc.com/governance/governance-documents.
These documents are also available at no cost by submitting a request in writing to the Corporate Secretary at the address above.
v

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS AND 2023 PROXY STATEMENT
TO THE SHAREHOLDERS OF
TELEPHONE AND DATA SYSTEMS, INC.
The 2023 Annual Meeting of Telephone and Data Systems, Inc., a Delaware corporation, will be held at Sidley Austin LLP, One South Dearborn, Chicago, Illinois on Thursday, May 18, 2023, at 9:00 a.m., Central Time for the following purposes:
1.     To elect the director nominees named in this proxy statement.
2.     To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2023.
3.     To consider and approve the TDS Compensation Plan for Non-Employee Directors, and which also includes approval of 500,000 Common Shares for issuance under the plan.
4.     To approve, on an advisory basis, the compensation of our named executive officers as disclosed herein (commonly known as "Say-on-Pay").
5.     To approve, on an advisory basis, the frequency of future Say-on-Pay votes.
6.     If properly presented at the 2023 Annual Meeting, to consider and vote upon a proposal submitted by a shareholder of TDS calling for the Board of Directors to take steps to adopt a plan for all of TDS' outstanding stock to have one vote per share.
7.     To transact such other business as may properly be brought before the meeting or any postponement, adjournment or recess thereof by or at the direction of the TDS Board of Directors.
Your Board of Directors recommends a vote "FOR" each of the nominees for election as directors, "FOR" the proposal to ratify accountants, "FOR" approval of the Compensation Plan for Non-Employee Directors, "FOR" approval of the Say-on-Pay proposal, for "1 YEAR" on the Say-on-Frequency proposal, and "AGAINST" the proposal submitted by a shareholder.
We have fixed the close of business on March 22, 2023, as the record date for the determination of shareholders entitled to notice of, and to vote at, the 2023 Annual Meeting or any postponement, adjournment or recess thereof.
We are first sending this Notice of the 2023 Annual Meeting of Shareholders and 2023 Proxy Statement, together with our 2022 Annual Report, on or about April 5, 2023 to all stockholders who are receiving a paper copy of the proxy materials. We made arrangements to commence mailing a Notice of Internet Availability of Proxy Materials on or about April 5, 2023 to other shareholders as discussed below.

TELEPHONE AND DATA SYSTEMS, INC.
2023 PROXY STATEMENT

QUESTIONS AND ANSWERS
The following are questions and answers relating to the actions being taken at the 2023 Annual Meeting and do not include all of the information that may be important to you. You should carefully read this entire 2023 Proxy Statement and not rely solely on the following questions and answers.
What matters are being presented at the 2023 Annual Meeting?
A summary of the matters being presented and important voting information is provided below:

Voting Matters	Board's Recommendations	Voting Options	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes	Page Reference
1. Election of Directors • Four director nominees elected by holders of Common Shares • Eight director nominees elected by holders of Series A Common Shares	FOR all nominees	For or Withhold authority to vote for such director nominee	*	N/A	No effect	6
2. Ratify independent registered public accountants	FOR	For, Against, or Abstain	**	Will have the same effect as a vote against	N/A	22
3. Approve Compensation Plan for Non-Employee Directors	FOR	For, Against, or Abstain	**	Will have the same effect as a vote against	No effect	24
4. Approve, on an advisory basis, the compensation of named executive officers ("Say-on-Pay")	FOR	For, Against, or Abstain	**	Will have the same effect as a vote against	No effect	26
5. Approve, on an advisory basis, the frequency of Say-on-Pay votes or "Say-on-Frequency"	Every YEAR	Every Year, Every Two Years, Every Three Years, or Abstain	**	Will have the same effect as a vote against	No effect	27
6. Proposal submitted by a shareholder	AGAINST	For, Against, or Abstain	**	Will have the same effect as a vote against	No effect	65
* Directors will be elected by a plurality of the votes cast by the class or group of shareholders entitled to vote in the election of such directors which are present in person or represented by proxy at the meeting.
** The approval of Proposals 2, 3, 4, 5, and 6 will require the affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote which are present in person or represented by proxy at the meeting.
Proposal 1—Election of Directors
Under TDS' Restated Certificate of Incorporation, as amended, the terms of all directors will expire at the 2023 Annual Meeting.
Holders of Series A Common Shares, voting as a group, will be entitled to elect eight directors. Your Board of Directors has nominated the following persons for election by the holders of Series A Common Shares: James W. Butman, LeRoy T. Carlson, Jr., Letitia G. Carlson, MD, Prudence E. Carlson, Walter C. D. Carlson, Kimberly D. Dixon, Christopher D. O'Leary, and Laurent C. Therivel.
Holders of Common Shares will be entitled to elect four directors. Your Board of Directors has nominated the following persons for election by the holders of Common Shares: Clarence A. Davis, George W. Off, Wade Oosterman, and Dirk S. Woessner.

None of the nominees have been nominated pursuant to any agreement or other arrangement. Clarence A. Davis was initially nominated in 2009 by GAMCO Asset Management, Inc.
Proposal 2—Ratification of Independent Registered Public Accounting Firm for 2023
As a matter of good corporate governance and consistent with our past practices, shareholders are being asked to ratify PricewaterhouseCoopers LLP ("PwC") for the year ending December 31, 2023.
Proposal 3—Compensation Plan for Non-Employee Directors
Shareholders are being asked to approve the TDS Compensation Plan for Non-Employee Directors, and which also includes approval of 500,000 Common Shares for issuance under the plan.
Proposal 4—Advisory Vote on Executive Compensation or "Say-on-Pay"
Shareholders are being asked to approve, on an advisory basis, the compensation of our named executive officers for 2022.
Proposal 5—Advisory Vote on Frequency of Say-on-Pay Votes or "Say-on-Frequency"
Shareholders are being asked to vote to advise whether future Say-on-Pay votes should be held every one, two or three years.
Proposal 6—Proposal Submitted by a Shareholder
In accordance with SEC rules, this 2023 Proxy Statement includes a proposal submitted by a shareholder of TDS calling for the Board of Directors to take steps to adopt a plan for all of TDS' outstanding stock to have one vote per share.
What is the record date for the meeting?
The close of business on March 22, 2023 is the record date for the determination of shareholders entitled to notice of, and to vote at, the 2023 Annual Meeting or any postponement, adjournment or recess thereof.
A complete list of shareholders entitled to vote at the 2023 Annual Meeting will be made available at the offices of TDS, 30 N. LaSalle Street, Suite 4000, Chicago, Illinois 60602, for examination by any shareholder, for any purpose germane to the 2023 Annual Meeting, during normal business hours in the ten days prior to the 2023 Annual Meeting.
How can I contact TDS' Corporate Secretary?
You can contact her at Jane W. McCahon, Corporate Secretary, Telephone and Data Systems, Inc., 30 N. LaSalle Street, Suite 4000, Chicago, Illinois 60602 or by email at jane.mccahon@tdsinc.com.
What shares of stock entitle holders to vote at the meeting?
The following classes of stock are entitled to vote at the meeting:
•Common Shares
•Series A Common Shares
The Common Shares are listed on the New York Stock Exchange ("NYSE") under the symbol "TDS".
There is generally no public trading of the Series A Common Shares but the Series A Common Shares are convertible on a share-for-share basis into Common Shares.
What is the voting power of the outstanding shares in the election of directors as the record date?

Class of Stock	Outstanding Shares	Votes per Share	Voting Power	Total Number of Directors Elected by Voting Group and Standing for Election
Series A Common Shares	7,411,297	10	74,112,970	8
Common Shares	105,249,412	1	105,249,412	4
Total Directors				12
The holders of Common Shares will vote separately for four directors while the holders of Series A Common Shares will vote for eight other directors.

Director Voting Sunset Provision
As noted above, holders of Series A Common Shares and Common Shares currently vote for separate directors. However, pursuant to the Restated Charter, if the number of Series A Common Shares issued and outstanding at any time falls below 500,000, because of the conversion of Series A Common Shares into Common Shares or otherwise, the holders of Series A Common Shares would lose the right to vote as a separate class and thereafter the holders of Series A Common Shares, with ten votes per share, and the holders of Common Shares, with one vote per share, would vote as a single class in the election of all directors.
What is the voting power of the outstanding shares in matters other than the election of directors as of the record date?

Class of Stock	Outstanding Shares	Votes per Share	Total Voting Power	Percent
Series A Common Shares	7,411,297	10	74,112,970	56.7%
Common Shares	105,249,412	0.537404	56,561,455	43.3%
			130,674,425	100%
Pursuant to the Restated Certificate of Incorporation for TDS (the "Restated Charter"), which effected a reclassification of TDS shares during 2012 (the "Reclassification"), the aggregate voting power of Series A Common Shares and Common Shares in matters other than the election of directors was set at approximately 56.7% and 43.3%, respectively. The initial percentages will be adjusted under certain circumstances, except that the aggregate voting percentage of the Series A Common Shares cannot increase above the initial fixed percentage voting power of approximately 56.7%. The percentage could decrease because of the conversion of Series A Common Shares into Common Shares.
Based on shares outstanding on March 22, 2023, the per share voting power of the Common Shares for the 2023 Annual Meeting is 0.537404 votes per share, calculated pursuant to Section B.9 of Article IV of the Restated Charter. See the Restated Charter which explains how the relative voting percentages are calculated.
Voting Power Sunset Provision
The aggregate voting power of Series A Common Shares in matters other than the election of directors can be adjusted but cannot increase above approximately 56.7%. The percentage could decrease because of the conversion of Series A Common Shares into Common Shares or otherwise. The Restated Charter has a sunset provision for voting in matters other than the election of directors because, if a sufficient number of Series A Common Shares are converted into Common Shares, the voting power of Series A Common Shares could decline below 50%.
How does the TDS Voting Trust intend to vote?
The Voting Trust under Agreement dated June 30, 1989, as amended (the "TDS Voting Trust"), held 7,091,494 Series A Common Shares on the record date, representing approximately 95.7% of the Series A Common Shares. By reason of such holding, the TDS Voting Trust had the voting power to elect all of the directors to be elected by the holders of Series A Common Shares and had approximately 54.3% of the voting power with respect to matters other than the election of directors. The TDS Voting Trust also held 6,204,253 Common Shares on the record date, representing approximately 5.9% of the Common Shares. By reason of such holding, the TDS Voting Trust had approximately 5.9% of the voting power with respect to the election of directors elected by the holders of Common Shares and an additional 2.6% of the voting power in matters other than the election of directors. Accordingly, the TDS Voting Trust had an aggregate of 56.8% of the voting power in matters other than the election of directors.
The TDS Voting Trust has advised us that it intends to vote:
•FOR the Board of Directors' nominees for election by the holders of Series A Common Shares, and FOR the Board of Directors' nominees for election by the holders of Common Shares,
•FOR the proposal to ratify the selection of PwC as our independent registered public accounting firm for 2023,
•FOR the proposal to approve the Compensation Plan for Non-Employee Directors
•FOR the Say-on-Pay proposal,
•"1 YEAR" on the Say-on-Frequency proposal, and
•AGAINST the shareholder proposal.

How do I vote?
Proxies are being requested from the holders of Common Shares in connection with the election of four directors in Proposal 1 and in connection with Proposals 2, 3, 4, 5, and 6.
Proxies are being requested from the holders of Series A Common Shares in connection with the election of eight directors in Proposal 1 and in connection with Proposals 2, 3, 4, 5, and 6.
Please sign, date and mail your proxy card(s) in the enclosed self-addressed envelope to Proxy Services, C/O Computershare Investor Services, PO Box 43101, Providence RI 02040-5067 or vote online using the control/identification number on your proxy card in accordance with the instructions set forth on the proxy card.
If you have not already voted your shares in advance of the meeting, or if you wish to change your prior vote, you will be able to vote your shares electronically during the annual meeting by clicking on the “Cast Your Vote” link on the Meeting Center site.
How will proxies be voted?
All properly voted and unrevoked proxies will be voted in the manner directed. If no voting direction is made, a properly submitted proxy will be voted FOR the election of the Board of Directors' nominees to serve as directors in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, for holding Say-on-Pay votes EVERY YEAR in Proposal 5 and AGAINST Proposal 6.
How will my shares be voted if I own shares through a broker?
If you are the beneficial owner of shares held in "street name" by a broker, bank, or other nominee ("broker"), such broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions.
In the event that there are no contested matters at the meeting, the broker may be entitled to vote the shares on your behalf with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case such shares will be treated as "broker non-votes"). In general, the ratification of auditors is considered a discretionary item. Matters such as the election of directors, votes on Say-on-Pay and shareholder proposals are non-discretionary items. In such cases, if your broker does not have specific or standing instructions, your shares will be treated as broker non-votes and may not be voted on such matters.
Accordingly, we urge you to provide instructions to your broker so that your votes may be counted on all matters. If your shares are held in street name, your broker will include a voting instruction form with this 2023 Proxy Statement. We strongly encourage you to vote your shares by following the instructions provided on the voting instruction form. Please return your voting instruction form to your broker and/or contact your broker to ensure that your shares are voted on your behalf.
What constitutes a quorum for the meeting?
A quorum is the minimum number of shares that must be represented at the Annual Meeting to conduct business at the Annual Meeting. A majority of the voting power of shares of capital stock in matters other than the election of directors and entitled to vote, represented in person or by proxy, will constitute a quorum to permit the 2023 Annual Meeting to proceed. Withheld votes, abstentions and any broker non-votes will be counted in establishing a quorum for the meeting.
In the election of directors, where a separate vote by a class or voting group is required, the holders of a majority of the votes of the stock of such class or group issued and outstanding and entitled to vote with respect to such director election, present in person or represented by proxy, will constitute a quorum with respect to such election. If Series A Common Shares beneficially owned by the TDS Voting Trust are present in person or represented by proxy at the 2023 Annual Meeting, such shares will constitute a quorum at the 2023 Annual Meeting in connection with the election of directors by the holders of Series A Common Shares. If a quorum of the holders of Common Shares is not present at the time the 2023 Annual Meeting is convened, the chair of the meeting or holders of a majority of the voting power in matters other than the election of directors may adjourn the Annual Meeting with respect to all proposals or only with respect to the election of directors by the holders of Common Shares.
With respect to Proposals 2, 3, 4, 5, and 6 the holders of a majority of the votes of the stock issued and outstanding and entitled to vote with respect to such proposals, present in person or represented by proxy, will constitute a quorum at the 2023 Annual Meeting.
What does it mean if I receive more than one proxy card?
If you hold multiple series of shares, or hold shares in multiple registrations, you will receive a proxy card for each such account. Please sign, date, and return all proxy cards you receive to ensure all of your shares are counted. If you choose to vote by Internet, please vote each proxy card you receive. Only your latest dated proxy for each account will be voted at the 2023 Annual Meeting.

Can I change my vote or revoke my proxy?
Yes. You can change your vote or revoke your proxy at any time before it is voted at the 2023 Annual Meeting by written notice to the Secretary of TDS, by voting a later-dated proxy or by ballot at the meeting. Only the latest dated proxy card you vote will be counted for voting purposes.
Shareholder List
Shareholders must contact TDS’ Corporate Secretary to make arrangements to view the complete list of shareholders entitled to vote at the 2023 Annual Meeting. This examination by any shareholder, for any purpose germane to the 2023 Annual Meeting, will only be during the ten-day period prior to the 2023 Annual Meeting.
Who should I call if I have any questions?
If you have any questions, or need assistance voting, please contact our proxy solicitor, MacKenzie Partners, Inc. Toll Free at (800) 322-2885, directly, at (212) 929-5500 or via email, at proxy@mackenziepartners.com.

PROPOSAL 1
ELECTION OF DIRECTORS
The terms of all directors will expire at the 2023 Annual Meeting. The Board of Directors' nominees are identified in the tables below. Each of the nominees has consented to be named in this 2023 Proxy Statement and serve if elected. The term of office of each director elected at the 2023 Annual Meeting shall expire at the next annual meeting of shareholders in 2024, and each director elected shall serve until his or her successor shall be elected and qualify, or until his or her earlier death, resignation, removal or disqualification. The age of the following persons is as of the date of this 2023 Proxy Statement.
To be Elected by Holders of Common Shares

Name	Age	Position with TDS and Current or Former Principal Occupation	Served as Director Since
Clarence A. Davis	81	Director of TDS, Former Director and Chief Executive Officer of Nestor, Inc.; Former Chief Financial Officer and Chief Operating Officer of AICPA	2009
George W. Off	76	Director of TDS, Former Chair and Chief Executive Officer of Checkpoint Systems, Inc.	1997
Wade Oosterman	62	Director of TDS, President, Bell Media and Vice Chair, BCE and Bell	2019
Dirk S. Woessner	54	Director of TDS, Former CEO of CompuGroup Medical S.E. & Co. KgAA; Former CEO, Telecom Deutschland, Executive Board Member Deutsche Telekom AG	2022
Your Board of Directors unanimously recommends a vote "FOR" the election of each of the above nominees for election by the holders of Common Shares.
To be Elected by Holders of Series A Common Shares

Name	Age	Position with TDS and Current or Former Principal Occupation	Served as Director Since
James W. Butman	65	Director of TDS, President and Chief Executive Officer of TDS Telecom (a deemed executive officer of TDS)	2018
LeRoy T. Carlson, Jr.	76	Director and President and Chief Executive Officer of TDS	1968
Letitia G. Carlson, MD	62	Director of TDS, Physician and Clinical Professor at George Washington University Medical Faculty Associates	1996
Prudence E. Carlson	71	Director of TDS, Private Investor	2008
Walter C. D. Carlson	69	Director and non-executive Chair of the Board of TDS and Senior Counsel, Sidley Austin LLP	1981
Kimberly D. Dixon	60	Director of TDS and Former Executive Vice President and Chief Operating Officer of FedEx Office	2017
Christopher D. O'Leary	63	Director of TDS, Senior Advisor, Twin Ridge Capital Management	2006
Laurent C. Therivel	48	Director of TDS, President and Chief Executive Officer of UScellular (a deemed executive officer of TDS)	2020
Your Board of Directors unanimously recommends a vote "FOR" the election of each of the above nominees for election by the holders of Series A Common Shares.

The following highlights the biographical information for each Director nominee. We have included career highlights, key skills and experience, and public company board experience that we believe each Director nominee brings to the Board.
Nominees for Election by Holders of Common Shares

Clarence A. Davis Independent Director	Age: 81
Current Role: Private Investor	Director since 2009, originally nominated by GAMCO

Mr. Davis brings substantial experience, expertise and qualifications as a director of TDS for several years, as a former director and chief executive officer of a public technology company, as a chief financial officer and chief operating officer of the American Institute of Certified Public Accountants (AICPA) and as a director or trustee of investment funds. In addition, he has substantial experience, expertise and qualifications in risk and accounting as a result of having been a chief financial officer of the AICPA and a Certified Public Accountant in a public accounting firm for many years, and as a result of being or having been a member of six audit committees, including the TDS Audit Committee since 2010. Further, his background and attributes bring diversity to the board. Mr. Davis is a member of the board of directors of West Broad Street YMCA and Greenbriar Children's Center, Inc. in Savannah, Georgia and he is named in Who's Who Among African Americans. Mr. Davis has a Bachelor of Science degree in Accounting from Long Island University.

TDS Board Committee

Audit Committee, Designated financial expert

Compensation and Human Resources Committee

Prior Business and other Experience

Chief Executive Officer,
Nestor, Inc. (2007-2009)

Chief Operating Officer,
American Institute of Certified Public Accountants (2000-2005)

Chief Financial Officer,
American Institute of Certified Public
Accountants, (1998-2000)

Current Public Company Boards

Gabelli Funds: (Gabelli Capital Asset
Fund, since 2015; Gabelli ESG Fund, since 2007, Audit Committee; and The GDL Fund, since 2006, Audit Committee) and PMV Consumer Acquisition Corp, since 2020, Audit Committee

Former Public Company Boards Nestor, Inc. (2006-2009) Oneida, LTD (2005-2006) Pennichuck Corp. (2009-2012) Sonesta International Hotels (2009-2012)

George W. Off Independent Director		Age: 76
Current Role: Private Investor		Director since 1997

As the most senior independent director, Mr. Off brings substantial experience, expertise and qualifications as a director of TDS and plays an important role on the TDS Board. He has in depth institutional knowledge of TDS and provides important continuity to Board culture and functions, especially as TDS continues its board refreshment activities. He brings over four decades of experience in sales, marketing and management as a result of his senior leadership positions as a director and as chief executive officer and chair of Checkpoint Systems, Inc., a global company, and as a founder of Catalina Marketing Corporation. Because of the retail nature of the TDS businesses, the TDS Board of Directors believes that it is highly desirable to have a director with significant knowledge and experience in retail marketing, as well as significant, high-level experience in managing consumer businesses. In addition, Mr. Off has significant risk and financial experience as Chairperson of the TDS Audit Committee, a member of the CGNC and a former member of the CHRC for many years. Mr. Off has a Bachelor of Science degree in Mathematics from the Colorado School of Mines. Mr. Off has also earned the CERT certificate in Cybersecurity Oversight issued by Carnegie Mellon University.

TDS Board Committees

Audit Committee, Chairperson, Designated financial expert

Corporate Governance and Nominating Committee

Technology Advisory Group Committee

Prior Business and other Experience

Director, Infinian Mobile Commerce & Analytic Solutions (2011-2012)

Chief Executive Officer, Checkpoint Systems (2002-2009)

President and Chief Executive Officer, Catalina Marketing Corporation (1994-1998)

Current Public Company Boards None	Former Public Company Boards Checkpoint Systems (2002-2009) Catalina Marketing Corporation (1998-2000)

Wade Oosterman Independent Director		Age: 62
Current Role: President, Bell Media and Vice Chair, Bell and BCE		Director since 2019

Mr. Oosterman brings substantial experience, expertise and qualifications gained in executive leadership roles at BCE, Canada’s largest communications provider, and other publicly traded communications companies over the last 30 years. He has proven global expertise in the wireless, residential and small business segments, extensive background in media, including television, radio and digital and deep brand and marketing experience from Chief Brand Officer roles at BCE and other corporations. He has also developed a reputation as a leader in social and digital media, video streaming platforms, smart data and the Internet of Things. Mr. Oosterman holds a BA and a MBA from Western University.

TDS Board Committees

Audit Committee

Compensation and Human Resources Committee

Prior Business and other Experience

Enstream, Board member (2006-present)

Virgin Mobile Canada, Board member (2006-2009) TELUS, Chief Marketing & Brand Officer; TELUS Mobility, Executive VP Sales & Marketing (2000-2005)

Clearnet Communications Inc., Executive VP Sales & Marketing (1987-2000)

Current Public Company Boards Stagwell, Inc., since 2020, Audit Committee, Chairman	Former Public Company Boards Ingram Micro (2013-2016), Audit Committee, Governance Committee, Human Resources Committee, Information Technology Committee Clearnet Communications Inc. (1987-2000)

Dirk S. Woessner Independent Director		Age: 54
Current Role: Private Investor		Director since 2022

Mr. Woessner is the former CEO of CompuGroup Medical S.E. & Co. KgAA, a provider of physician software, hospital software and e-health solutions worldwide. Mr. Woessner has substantial senior leadership experience with over 20 years in the global telecommunications industry having served in executive leadership positions with Deutsche Telekom AG and Rogers Communications. As a result of his experience with Deutsche Telekom and Rogers Communications, he brings substantial experience in sales, marketing, and service of fixed-network and mobile products for consumer and business customers. Mr. Woessner has a Masters in Chemistry from Technische University, Munchen Germany and a PhD in Chemistry from Humboldt University, Berlin, Germany.

TDS Board Committee

Compensation and Human Resources Committee

Prior Business and other Experience

CEO and Director CompuGroup Medical SE (2021-2022)

Deutsche Telecom AG (2018 – 2020, 2002 – 2015)
CEO, Telecom Deutschland and Executive Board Member (2018 – 2020)

Executive Vice President, Sales, Telecom Deutschland (2012 – 2015)

Senior Vice President, Wholesale Center, Telecom Deutschland (2009 – 2011)

Director Sales Operations, T-Mobile Ltd., UK (2006 – 2008)

Executive Vice President, Sales & Service Operating Office, T-Mobile International, Bonn, Germany (2004 – 2006)

Vice President, Operating Office, Telekom Deutschland (2002 – 2003)

President, Consumer Business, Rogers Communications (2015 – 2017)

Current Public Company Board None	Former Public Company Boards CompuGroup Medical SE (2021 – 2022) Deutsche Telekom AG (2018 – 2020)

Nominees for Election by Holders of Series A Common Shares

James W. Butman Non-Independent Director		Age: 65
Current Role: President and Chief Executive Officer of TDS Telecom		Director since 2018

Mr. Butman brings substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and industries in which they operate as a result of his leadership roles at TDS Telecom. He has extensive sales and marketing experience. He was appointed President and Chief Executive Officer of TDS Telecom on January 1, 2018. Prior to that, he was TDS Telecom's Chief Operating Officer since October 2016 and was its Group President of Marketing, Sales & Customer Operations from 2006 to 2016. As President and Chief Executive Officer of TDS Telecom, the Board of Directors considers it appropriate and beneficial for Mr. Butman to serve on the TDS board to provide the board with his views on strategy and operations of TDS Telecom and its businesses. Mr. Butman has a Bachelor of Business Administration in Finance from the University of Wisconsin—Eau Claire and an MBA in Finance from the University of Wisconsin—Madison.

Prior Business and other Experience

Significant leadership and operational experience since joining TDS Telecom in 1985 including several executive leadership roles in management, sales and marketing, and regulatory affairs.

Director of TDS Telecom

Current Public Company Boards UScellular, since January 2023	Former Public Company Boards None

LeRoy T. Carlson, Jr. President, CEO and Non-Independent Director		Age: 76
Current Role: TDS President, since 1981, and Chief Executive Officer, since 1986		Director since 1968

Mr. Carlson brings substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of his many years as an investor in TDS, a trustee of the TDS Voting Trust, a director and President and Chief Executive Officer of TDS, and a director and Chair of its two principal business units. As the senior executive officer of TDS and each of its business units, the Board of Directors considers it essential that Mr. Carlson serve on the TDS Board to provide the board with his views on strategy and operations of TDS and its business units. In addition, as a shareholder with a significant economic stake in TDS, Mr. Carlson provides to the TDS Board of Directors the perspective of shareholders in managing and operating TDS in the long-term interests of shareholders. He also has experience as chairperson of TAG and a member of the CGNC. Mr. Carlson has an MBA from Harvard University and he is the brother of Walter C. D. Carlson, Letitia G. Carlson, M.D. and Prudence E. Carlson.

TDS Board Committees

Corporate Governance and Nominating Committee

Technology Advisory Group Committee, Chairperson

Prior Business and other Experience

Trustee of the TDS Voting Trust.

TDS Telecom, Director and Chair

Current Public Company Boards UScellular, Chair, since 1989	Former Public Company Boards Aerial Communications American Paging

Letitia G. Carlson, MD, MPH, FACP Non-Independent Director		Age: 62
Current Role: Physician and Clinical Professor at George Washington University Medical Faculty Associates for more than five years		Director since 1996

Dr. Carlson brings substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of her many years as an investor in TDS, as a trustee of the TDS Voting Trust, and as a director of TDS. Further, her background and attributes bring diversity to the board. In addition, as a shareholder with a significant economic stake in TDS, she provides to the TDS Board of Directors the perspective of shareholders in managing and operating TDS in the long-term interests of shareholders. Dr. Carlson has an MD from Harvard Medical School, a Master of Public Health (MPH) from George Washington University and is a Fellow of the American College of Physicians (FACP). Dr. Carlson is the sister of LeRoy T. Carlson, Jr., Walter C. D. Carlson and Prudence E. Carlson.		Prior Business and other Experience Trustee of the TDS Voting Trust
Current Public Company Boards None	Former Public Company Boards None

Prudence E. Carlson Non-Independent Director		Age: 71
Current Role: Private Investor		Director since 2008

Ms. Carlson brings to the TDS Board of Directors substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of her many years as an investor in TDS, as a trustee of the TDS Voting Trust, and as a director of TDS. Further, her background and attributes bring diversity to the board. In addition, as a shareholder with a significant economic stake in TDS, Ms. Carlson provides to the TDS Board of Directors the perspective of shareholders in managing and operating TDS in the long-term interests of shareholders. Ms. Carlson has a Bachelor of Arts degree from Harvard University and is the sister of LeRoy T. Carlson, Jr., Walter C. D. Carlson, Letitia G. Carlson, M.D.		Prior Business and other Experience Trustee of the TDS Voting Trust
Current Public Company Boards None	Former Public Company Boards None

Walter C. D. Carlson Chair of the Board and Non-Independent Director		Age: 69
Current Role: Senior Counsel of the law firm Sidley Austin LLP and former partner there for more than five years.		Director since 1981, non-executive Chair of the Board since 2002

Mr. Carlson brings substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of his many years as an investor in TDS, as a trustee of the TDS Voting Trust, as a director of TDS and UScellular, as Chair of the Board of TDS, and as a result of having represented many public and private corporate clients. In addition, as a shareholder with a significant economic stake in TDS, Mr. Carlson provides to the TDS Board of Directors the perspective of shareholders in managing and operating TDS in the long-term interests of shareholders. He also has experience as a member and the chairperson of the TDS Corporate Governance and Nominating Committee since 2004. Mr. Carlson has a J.D. from Harvard University. Walter C. D. Carlson is the brother of LeRoy T. Carlson, Jr., Letitia G. Carlson, M.D. and Prudence E. Carlson.		TDS Board Committee Corporate Governance and Nominating Committee, Chairperson Prior Business and other Experience Trustee of the TDS Voting Trust
Current Public Company Boards UScellular, since 1989	Former Public Company Boards Aerial Communications, Inc.

Kimberly D. Dixon Independent Director		Age: 60
Current Role: Private Investor		Director since 2017

Ms. Dixon brings substantial experience, expertise and qualifications from her previous executive leadership position at FedEx Office, a provider of logistics, transportation, and related business services, in addition to her many years of Board, Compensation and Human Resources, and Technology Advisory Group Committee experience. She has extensive operating and financial management experience. Ms. Dixon has experience in consumer and business marketing, sales and distribution strategies. Ms. Dixon also brings twenty years of experience in the telecommunications industry, and her experience in serving on the board of directors of James Avery Craftsman, Inc., a privately held jewelry designer, manufacturer and retailer. Further, her background and attributes bring diversity to the board. Ms. Dixon has a Bachelor of Science degree from Shippensburg University of Pennsylvania and an MBA from Pennsylvania State University. In 2018, Ms. Dixon was named a National Association of Corporate Directors (NACD) Governance Fellow. Ms. Dixon has also earned the CERT certificate in Cybersecurity Oversight issued by Carnegie Mellon University.

TDS Board Committees

Compensation and Human Resources Committee

Technology Advisory Group Committee

Prior Business and other Experience

Executive Vice President and Chief Operating Officer of FedEx Office (2010 - 2021)

Sprint Nextel Corporation (1996-2010), including several executive leadership positions most recently as Senior Vice President, Consumer Sales and Distribution

Current Public Company Boards None	Former Public Company Boards None

Christopher D. O'Leary Independent Director		Age: 63
Current Role: Senior Advisor, Twin Ridge Capital Management, since 2018		Director since 2006

Mr. O'Leary brings substantial experience, expertise and qualifications as a result of his many years as a director of TDS and as a result of his over 30 years of experience in marketing, management and operations. Mr. O'Leary is currently a Senior Advisor to Twin Ridge Capital Management, a private equity firm that seeks to invest in middle-market companies operating in food, food distribution, and other food-related companies. In addition, he has over 15 years of significant and high-level experience in management of large global businesses with a large number of employees, including dealing with businesses outside the U.S. Because of the competitive nature of the TDS businesses, the TDS Board of Directors believes that it is highly desirable to have a director with significant knowledge and experience in marketing and executive leadership. In addition, Mr. O'Leary has substantial risk and financial experience as a member of the CHRC since 2007 and its Chairperson since 2016, and member of the TDS Audit Committee since 2016. In January 2019, Mr. O'Leary was elected to the board of directors at Tupperware Brands Corporation and he was the Interim CEO from November 2019 to April 2020. Mr. O'Leary has an MBA from New York University Stern School of Business.

TDS Board Committees

Audit Committee

Compensation and Human Resources Committee, Chairperson since 2016

Technology Advisory Group Committee

Prior Business and other Experience

Senior Advisor at KKR (2017-2019)

Chief Operating Officer of General Mills International (2006-2016)

Previously president of the General Mills Meals Division, President of the General Mills Betty Crocker Division; and VP of Corporate Strategy and M&A; joined General Mills in 1997

Numerous roles at PepsiCo., Inc. culminating in CEO and President of Hostess, Frito-Lay, Inc. (1981-1997)

Current Public Company Boards Tupperware Brands Corporation, since 2019; Compensation Committee, Chairman; Nominating and Governance Committee	Former Public Company Boards Newell Rubbermaid, member of Nominating/Governance Committee and Organizational Development & Compensation Committee

Laurent C. Therivel Non-Independent Director		Age: 48
Current Role: President and CEO of UScellular		Director since 2020

Mr. Therivel brings substantial experience, expertise and qualifications to TDS and its subsidiaries as a result of his leadership role at UScellular. Mr. Therivel brings over 15 years of experience in the telecommunications industry, including more than 10 years at AT&T. Mr. Therivel has experience in wireless and wireline operations, strategy and finance. He served as the Chief Operating Officer at IPcelerate, a VoIP applications provider, and as a strategy consultant at Bain & Co. He also served as a Communications Officer in the U.S. Marine Corps. Therivel holds bachelor's degrees in business administration and marketing from Texas A&M University and an MBA from Harvard Business School.

Prior Business and other Experience

Significant leadership and operational experience with AT&T (2008-June 2020) including CFO of AT&T Business Solutions; senior vice president of AT&T Small Business Solutions and most recently CEO of AT&T Mexico.

Chief Operating Officer for IPcelerate, Inc. (2006-2008)

Bain & Company (2003-2006)

United States Marine Corps (1997-2001)

Current Public Company Boards UScellular, since 2020	Former Public Company Boards None

CORPORATE GOVERNANCE
Board of Directors
The business and affairs of TDS are managed by or under the direction of the Board of Directors. The Board of Directors consists of twelve members. Holders of Common Shares elect 25% of the directors rounded up plus one director, or a total of four directors based on a board size of twelve directors. Holders of Series A Common Shares elect the remaining eight directors.
Board Leadership Structure
Under our leadership structure, the same person does not serve as both the Chief Executive Officer and Chair of the Board. Walter C. D. Carlson, who is not an employee or officer of TDS, serves as the non-executive Chair of the Board and presides over meetings of the full Board of Directors. LeRoy T. Carlson, Jr., who is an officer and employee of TDS, serves as President and Chief Executive Officer and is responsible for day-to-day leadership and performance of TDS. LeRoy T. Carlson, Jr. and Walter C. D. Carlson are both trustees of the TDS Voting Trust. TDS has determined that this leadership structure is appropriate given the specific characteristics and circumstances of TDS and it is set forth in TDS' Bylaws. In particular, TDS considers it appropriate to separate the roles of President and Chief Executive Officer and Chair of the Board in order to separate the executive who is primarily responsible for the performance of the company from the person who presides over board meetings at which performance of TDS is evaluated. Additionally, TDS believes that its leadership structure facilitates risk oversight because the role of the President and Chief Executive Officer, who has primary operating responsibility to assess and manage TDS' exposure to risk, is separated from the role of the Chair of the Board, who sets the agenda for and presides over Board of Directors' meetings at which the TDS Board exercises its oversight responsibility with respect to risk.
While the full Board and the CGNC have discussed the possibility of naming an independent lead director, the Board has decided not to do so at the present time because it values both the flexibility and functionality of allowing any of the independent Board members to assume the lead role depending on the expertise that is most relevant to the specific circumstances.
Risk Oversight
The TDS Board of Directors is primarily responsible for oversight of the risk assessment and risk management process of TDS. Although the TDS Board of Directors can delegate this responsibility to Board committees, the TDS Board has not done so, and continues to have full responsibility relating to risk oversight, including cybersecurity and ESG. Although the TDS Board of Directors has oversight responsibilities, the actual risk assessment and risk management is carried out by the President and Chief Executive Officer and other officers of TDS and reported to the Board.
TDS has established an Enterprise Risk Management (ERM) program, which applies to TDS and all of its business units. This program was designed with the assistance of an outside consultant and is integrated into TDS' existing management and strategic planning processes. The ERM program provides a common enterprise-wide language and discipline around risk identification, quantification and mitigation. The TDS Board of Directors receives periodic updates about the status and progress of this ERM program and takes action to the extent appropriate based on such updates.
Although the TDS Board of Directors has ultimate oversight authority over risk and has not delegated such responsibility to any committees, certain TDS committees also have certain responsibilities relating to risk.
Under NYSE listing standards, and as set forth in its charter, the Audit Committee discusses TDS' major financial and operational risk exposures and the steps management has taken to monitor and control such exposures in connection with its review of financial statements and related matters on a quarterly basis.
In addition, as part of the ERM program, the Audit Committee discusses guidelines and policies to govern the process by which risk assessment and risk management are handled. The Audit Committee receives updates and discusses policies with respect to risk assessment and risk management on a regular basis.
In addition, in connection with the functions of the CHRC relating to the compensation of the executive officers of TDS (other than executive officers of UScellular), the CHRC considers risks relating to the compensation of executive officers of TDS in addition to its responsibilities with respect to long-term compensation for all employees, which is discussed below under "Risks from Compensation Policies and Practices".
Also, the CGNC may consider certain risks in connection with its responsibilities relating to corporate governance and director nominations.
TDS has established a Technology Advisory Group (TAG). The TAG enhances the Board’s risk oversight through its review of technologies the Company is investing in and through discussion of potential technology disruptions. Related to this, the TDS Board of Directors established a TAG Committee of the Board of Directors that consists of directors who participate in the TAG.

Board Oversight of Cybersecurity
TDS' Board continues to believe that the full Board should be responsible for cybersecurity. Additionally, the Board of Directors is receiving enhanced Board reporting on cybersecurity issues, in addition to the annual updates regarding TDS' assessment of threats and mitigation plans. The Audit Committee also exercises oversight over the control-related cybersecurity risks and mitigation plans and receives updates at least bi-annually. The Audit Committee oversees the Company’s processes over internal controls and financial reporting that includes controls and procedures that are designed to ensure that significant cybersecurity incidents are communicated to both management and the Audit Committee. Cybersecurity is also discussed at the Technology Advisory Group as warranted. In 2022, the full board of directors was included in a tabletop exercise aimed at testing the preparedness of the organization for a large scale cyber event.
Continuing Board Education in Cyber-Risk Oversight
Kimberly D. Dixon and George W. Off have both completed and earned the CERT Certificate in Cybersecurity Oversight issued by the CERT Division of the Software Engineering Institute at Carnegie Mellon University.
The program is designed to help directors enhance their cybersecurity literacy and strengthen the Board's role in overseeing the organization's cyber preparedness.
Board and Committee ESG Oversight
TDS continues to believe that ESG oversight is the responsibility of the full Board of Directors. The full Board receives a formal ESG presentation annually, along with quarterly updates. Clarence A. Davis also completed the NACD's ESG Continuous Learning Cohort: Expert Director Briefing I-II.
Additionally, since ESG touches so many aspects of the business, ESG responsibility is evaluated regularly and has been divided among several board committees.
The Audit Committee oversees the Company's risk identification and management strategies, including those related to data protection and cybersecurity. The committee receives quarterly updates on our activities to monitor and manage potential exposures. In 2022, the committee expanded its charter to include the review of procedures and processes to ensure the accuracy of its material disclosures and reporting related to environment, social and governance matters.
The CHRC is responsible for human resources matters like talent development, executive succession planning, culture, and diversity, equity and inclusion. And in 2022, the CGNC charter was expanded to include oversight of climate, in addition to, sustainability strategy and initiatives. The CGNC has also received regular updates on ESG matters.
ESG Aligns With Our Company's Long-term Strategy
TDS has held good corporate responsibility at the forefront of its values for over 50 years. This is especially true as TDS has always been committed to bridging the digital divide and bringing connectivity to unserved and underserved rural communities. This means truly caring about customers and associates, and striving to enhance the lives of people in its communities, as well as serving as a good steward of the environment and enacting governance practices that align with its corporate values.
TDS' culture has always considered the "S" in ESG critical to its strategy and has broken the S into the Three Cs - Customer, Culture and Community. Additionally, other important ESG topics aligned with our strategy are safeguarding our networks and services through cybersecurity programs, designing reliable and redundant networks and protecting customer privacy.

The Importance of ESG Led to TDS Developing its ESG Guiding Principles

ESG Guiding Principles
•ESG is in our DNA – since our founding, TDS has always had a multi-stakeholder focus
•We will focus on the ESG issues that align with and drive our business strategy
•We will listen to our stakeholders and learn about their ESG priorities
•We will work to educate associates at every level regarding ESG topics and communicate frequently
•We will be genuine and transparent in all our ESG disclosures
•We will establish effective and efficient governance structures and data quality assurance processes
•We will comply with all ESG-focused rules and regulations
•We will set realistic and achievable ESG-related goals based on our beliefs and hard data
•We will move at an appropriate pace, monitoring stakeholder expectations and industry progress
•We will inspire and expect collaboration across the Enterprise
•We will manage resources effectively and request supplemental resources, if required

Developing ESG program
TDS is continuing to develop and expand its ESG program. TDS has continued to publish its Sustainability Accounting Standards Board (SASB) and Global Reporting Initiative (GRI) frameworks, along with its annual ESG report and quarterly 3Cs Report. TDS' ESG website is located at www.tdsinc.com/esg. The information contained on this website does not constitute a part of this proxy statement and is not incorporated by reference herein
CHRC Provides Oversight of Human Resources and Human Capital Management
The culture at TDS starts with taking care of its people. TDS provides a competitive wage and benefits package, a safe workplace, and an environment where associates feel engaged and included. TDS periodically surveys its associates and those surveys have consistently shown that associates have strong engagement and high overall job satisfaction.
TDS adheres to equal opportunity, which leads to greater diversity of thoughts, ideas and the innovation needed to move the business forward. TDS strives to support an inclusive and diverse workforce and wants its associates to feel supported without regard to race, color, religion, national origin, age, genetic information, sex, gender identity or expression, sexual orientation, marital status, disability, protected veteran status, or any other characteristics protected by applicable federal, state or local law. TDS is committed to demonstrating equity and fairness through the inclusion of diverse associates, customers, and suppliers. Additionally, TDS supports various associate resource groups to promote diverse and inclusive experiences that align with TDS’ vision and values, increase associate engagement and empowerment, and support professional development.
Since its founding, TDS has been committed to associate development, which is critical to its success. TDS provides job specific, diversity and inclusion, safety, and fraud and IT security awareness training for all associates – and also offers programs to further develop its associates including educational assistance, developmental assignments, and mentoring programs.
Director Independence and New York Stock Exchange Listing Standards
TDS Common Shares are listed on the NYSE and subject to its listing standards.
TDS is a "controlled company" as defined by the NYSE because over 50% of the voting power for the election of directors of TDS is held by the trustees of the TDS Voting Trust (i.e., the TDS Voting Trust has over 90% of the voting power in the election of directors elected by the holders of Series A Common Shares and thus has the voting power to elect eight of the twelve directors, or 66.7% of the directors). Accordingly, it is exempt from certain NYSE listing standards that require listed companies that are not controlled companies to (i) have a board composed of a majority of directors who qualify as independent, (ii) have a compensation committee composed entirely of directors who qualify as independent, and (iii) have a nominating/corporate governance committee composed entirely of directors who qualify as independent.
Although not required under this exemption, TDS maintains a CHRC composed entirely of independent directors and has established the CGNC. The TDS Board of Directors affirmatively determined that directors Clarence A. Davis, Kimberly D. Dixon, George W. Off, Wade Oosterman, Christopher D. O'Leary, and Dirk S. Woessner, qualify as independent directors under the listing standards of the NYSE. As a result, six of the twelve directors, or 50% of the directors, qualify as independent under the listing standards of the NYSE.

Meetings of Board of Directors
The Board of Directors held seven meetings during 2022. Each director attended at least 75% of the total number of board meetings and 75% of their respective committee meetings (at which time such person was a director or committee member).
Corporate Governance Guidelines
TDS has adopted Corporate Governance Guidelines that can be found on TDS' website, www.tdsinc.com, under Governance—Governance Documents—Governance Guidelines.
Management Succession Planning
Our Board recognizes that one of its most important duties is to oversee the development of executive talent and ensure continuity at TDS. TDS' Senior Vice President-Human Resources takes the lead in overseeing succession planning and assignments to key leadership positions, and regularly reports to the full Board during executive sessions.
In the event of the sudden absence of the President and CEO or in the event of his inability or refusal to act as President and CEO or in the event of his death, resignation, removal or disqualification (a "permanent absence"), the Chair of the Board will, automatically and without any action on the part of the Board of Directors or otherwise, succeed to and perform the duties of the President and CEO and, when so acting, will have all the powers of and be subject to all the restrictions placed upon the President and CEO set forth in the Company's bylaws. In the event of the permanent absence of both such persons, the vacancy in the position of President and CEO will be filled with a person who is selected by the Board of Directors.
Board Evaluation
TDS conducts an annual board self-assessment. The assessment is conducted by the Vice President—Corporate Secretary. All Directors are interviewed and topics include matters relating to board oversight, board composition, committee structure, board succession planning, along with board meeting logistics. Additionally, director skills, background, characteristics are discussed. Discussions have been open, candid and frank. Self-assessment results are discussed both quantitatively and qualitatively with the Corporate Governance and Nominating Committee and the full Board.
Similarly, each committee of the Board of Directors evaluated its performance and effectiveness in 2022.

Corporate Governance and Nominating Committee (CGNC)
Meetings in Fiscal 2022: 7
Members: Walter C. D. Carlson (Chair), LeRoy T. Carlson, Jr., George W. Off [I]
Responsible for:
● advising the Board on corporate governance matters
● developing and recommending Corporate Governance Guidelines
● developing selection objectives and overseeing searches for qualified individuals to serve on the Board
● performing functions outlined in the CGNC Charter, which includes certain ESG matters
● receiving and discussing shareholder feedback
[I] - Independent under NYSE standards
Under NYSE listing standards, a controlled company is not required to have a CGNC. In addition, if a controlled company voluntarily establishes a CGNC, it is not required to be composed entirely of independent directors. TDS voluntarily established a CGNC. A copy of the committee charter is available on TDS' website, www.tdsinc.com, under Governance—Committee Composition—Corporate Governance and Nominating Committee Charter.

Audit Committee
Meetings in Fiscal 2022: 9, including joint meetings with UScellular Audit Committee
Members: George W. Off (Chair)[FE], Clarence A. Davis [FE], Christopher D. O'Leary, Wade Oosterman
Responsible for:
● assisting the Board of Directors in oversight of:
• the integrity of financial statements
• compliance with legal and regulatory matters
• the registered public accounting firm's qualifications and independence
• the performance of the internal audit function and registered public accounting firm
● preparing an audit committee report
● reviewing related party transactions
● performing functions outlined in Audit Committee Charter
[FE] - Audit Committee Financial Expert as defined by the SEC
Each member qualifies as independent under NYSE standards and Section 10A-3 that is applicable only to Audit Committee members. A copy of the Audit Committee charter is available on TDS' website, www.tdsinc.com, under Governance—Committee Composition—Audit Committee Charter.
Pre-Approval Procedures
The Audit Committee has adopted a policy pursuant to which all audit and non-audit services provided by TDS' principal independent registered public accounting firm must be pre-approved by the Audit Committee, consistent with the requirements of the Sarbanes Oxley Act of 2002 and rules issued thereunder.

Compensation and Human Resources Committee
Meetings in Fiscal 2022: 7
Members: Christopher D. O'Leary (Chair), Clarence A. Davis, Kimberly D. Dixon, Wade Oosterman and Dirk Woessner
Responsible for:
● overseeing compensation of TDS executive officers, other than executive officers of UScellular or any of its subsidiaries
• Includes salary, bonus, long-term compensation and all other compensation
● reviewing and recommending to the Board the Long-Term Incentive Plans
● performing functions outlined in CHRC Charter
● utilizing services of an independent compensation consultant
Each member qualifies as independent under NYSE standards
The CHRC charter was expanded in 2021 to include oversight of human resources matters including talent development, social responsibility, executive succession planning, diversity, equity and inclusion, and culture.
Although not required to do so under NYSE listing standards because it is a controlled company, TDS has voluntarily established a CHRC comprised solely of directors who qualify as independent under the rules of the NYSE.
Even though the CHRC charter permits it to delegate some or all of the administration of the long-term incentive plans, the CHRC has not delegated any of its authority with respect to any of the officers identified in the below Summary Compensation Table.
The CHRC does not approve director compensation. It is the view of the TDS Board of Directors that this should be the responsibility of the full Board of Directors. Only non-employee directors receive compensation in their capacity as directors and, as a result, the view of the TDS Board of Directors is that all directors should participate in such compensation decisions, rather than only some or all of the non-employee directors.
A copy of the charter of the CHRC is available on TDS' website, www.tdsinc.com, under Governance—Committee Composition—Compensation and Human Resources Committee Charter.

Technology Advisory Group (TAG) Committee
Meetings in Fiscal 2022: 4
Members: LeRoy T. Carlson, Jr. (Chair), Kimberly D. Dixon, George W. Off, Christopher D. O'Leary
● Responsible for reviewing, monitoring and informing the Board on technology and related matters affecting TDS business units and its customers, along with its competitors and their customers
● TAG does not have authority to take action with respect to any technology matter, but serves solely in an informational and advisory role
● TAG Committee members are also members of the Technology Advisory Group which includes representatives of management and employees of TDS and UScellular and the TAG Committee of UScellular
The TAG Committee does not have a charter. The responsibilities of the TAG Committee, as generally described above, are set forth in full in the resolutions of the Board establishing such committee.
Director Nomination Process
The CGNC charter provides that the committee will develop selection objectives and oversee the search for qualified individuals to serve on the Board of Directors and recommend to the Board of Directors prospective nominees and the re-nomination of incumbent directors. The committee does not nominate directors. The entire Board of Directors determines whether to nominate prospective nominees and re-nominate incumbent directors.
TDS believes good governance begins with an engaged and diverse board. TDS also believes that it is desirable for a board to have directors who can bring the benefit of diverse backgrounds, experience, skills, education, attributes and other characteristics to permit the board to have a variety of views and insights. TDS does not have any specific, minimum qualifications that the Board believes must be met by a nominee for a position on the TDS Board of Directors. The TDS Board believes that substantial judgment, diligence and care are required to identify and select qualified persons as directors. The TDS Board has consistently sought to nominate to the Board of Directors eminently qualified individuals whom the Board believes would provide substantial benefit and guidance to TDS.
The CGNC considers and as reflected in its Code of Business Conduct, TDS values diversity and does not discriminate on the basis of gender, age, race, color, sexual orientation, religion, ancestry, national origin, marital status, disability, military or veteran status or citizenship status. In considering whether to recommend that individuals be nominated as director candidates, the CGNC takes into account all facts and circumstances, including diversity. Women and minorities comprise one-third of the current Board.
TDS does not have a formal policy with regard to the consideration of any director candidates recommended by shareholders. However, because the TDS Voting Trust has over 90% of the voting power in the election of directors elected by the holders of Series A Common Shares, nominations of directors for election by the holders of Series A Common Shares are based on the recommendation of the trustees of the TDS Voting Trust. With respect to candidates for director to be elected by the holders of Common Shares, the CGNC and/or the TDS Board may from time to time informally consider candidates recommended by shareholders that hold a significant number of Common Shares. Shareholders that desire to nominate directors must follow the procedures set forth in TDS' Bylaws.
TDS generally utilizes an executive search firm to identify and evaluate or assist in identifying and evaluating potential candidates for election as directors and did so in 2022.
Considering the importance of Federal Communications Commission ("FCC") licenses to TDS, the TDS Bylaws provide that a person will not be eligible to serve or to continue to serve as a director unless he or she is eligible to serve as a director of a company that controls licenses granted by the FCC, as determined by the TDS CGNC or the Board of Directors with the advice of counsel. Another qualification requirement provides that a person will not be eligible to serve or to continue to serve as a director if he or she is or becomes affiliated with, employed by or a representative of, or has or acquires a material personal involvement with, or material financial interest in, a Business Competitor (as defined in the TDS Bylaws), as determined by the TDS CGNC or the Board of Directors. Another qualification requirement provides that a person will not be eligible to serve or to continue to serve as a director if, as determined by the TDS CGNC or the Board of Directors with the advice of counsel, (i) such person's election as a director would violate federal, state or foreign law or applicable stock exchange requirements (other than those related to independence) or (ii) such person has been convicted, including a plea of guilty or nolo contendere, of any felony, or of any misdemeanor involving moral turpitude.

•The CGNC identifies and reviews the desired experience, skills, backgrounds, and characteristics of potential new board members.
•In its annual Board assessment, the full Board of Directors considers its composition and discusses expertise that may be needed in the future.
•The CGNC and the full Board of Directors also consider the appropriate composition of each of the committees of the Board of Directors.
Taking into account the above matters, as well as TDS' business and structure, the CGNC embarked on board refreshment in 2017 with Kimberly D. Dixon replacing Herbert S. Wander and then again in 2019, with Wade Oosterman replacing Mitchell H. Saranow. Most recently TDS refreshed the board in 2022 by adding Dirk S. Woessner.
Additionally in 2018 James W. Butman was elected to the Board, replacing David A. Wittwer who retired from TDS Telecom and in 2020 Laurent C. Therivel was appointed to the Board, replacing Kenneth R. Meyers who retired from UScellular.

How TDS Thinks About Board Tenure
TDS has placed significant emphasis on Board refreshment over the past several years, with the goal of bringing fresh and relevant experience and perspectives while retaining key expertise and institutional knowledge. TDS believes that a well-functioning board should have a mix of short, medium and long tenured directors and that through its actions over the past several years, it has reached an effective mix of tenure for its non-Voting Trust directors. TDS has added four new directors in the past 5 years which, not including the four trustees of the Voting Trust, has held average tenure of the Board at ten years since 2018. TDS believes it is appropriate to exclude the Voting Trust director tenure from the calculation of average Board tenure in light of the controlled company status.

Shareholder Engagement
The TDS Board of Directors and management value the views of our shareholders and are committed to doing what is in the best interests of all stakeholders over the long term.
TDS has been conducting its annual shareholder engagement program with respect to corporate governance, ESG and executive compensation programs since 2014. Discussions are intended to occur outside of the proxy season and a presentation is prepared as background for discussions. Management and the Board value the feedback and have responded with changes such as board refreshment, the introduction of our performance share units and a proxy summary. The engagement team is led by the Vice President - Corporate Secretary and Vice President - Corporate Relations.
In addition, TDS speaks with institutional shareholders throughout the year. Quarterly, we conduct earnings conference calls and we participate in investor conferences and hold one-on-one meetings with existing and potential shareholders. Also, senior management and all directors are encouraged to attend the Annual Meeting of Shareholders, where shareholders have the opportunity to make comments and ask questions.
TDS' Investor Relations department is the key point of contact for shareholder interaction. Shareholders may access information about TDS and obtain contact information through the Investor Relations section of our website, www.tdsinc.com.

Shareholder Communication with Directors
Shareholders or other interested parties may send germane communications to the TDS Board of Directors, to the Chair of the Board, to the non-management or independent directors or to specified individual directors of TDS at any time. Shareholders or other interested parties should direct their communication to such persons or group in care of the Secretary of TDS at its corporate headquarters, 30 N. LaSalle St., Suite 4000, Chicago, IL 60602 or by email to our Corporate Secretary at jane.mccahon@tdsinc.com. Any germane shareholder or other communications that are addressed to the Board of Directors, the Chair of the Board, the non-management or independent directors or specified individual directors will be delivered by the Secretary of TDS to such persons or group.
For more information, see the instructions on TDS' website, www.tdsinc.com, under Governance—Contact the Board.
Meetings of Non-Management and Independent Directors
As required by NYSE listing standards, the non-management directors of TDS meet at regularly scheduled executive sessions without management. The TDS Chair of the Board, Walter C. D. Carlson, a non-management director, presides at all meetings of the non-management directors. In addition, the independent directors of TDS meet at least once per year in an executive session without management or directors who are not independent.
TDS Policy on Attendance of Directors at Annual Meeting of Shareholders
All directors are invited and encouraged to attend each Annual Meeting of shareholders, which is normally followed by a meeting of the Board of Directors. In general, all directors attend each Annual Meeting of shareholders unless they are unable to do so due to unavoidable commitments or intervening events. All of the persons serving as directors at the time attended the 2022 annual meeting, either in-person or virtually.
Stock Ownership Guidelines
The TDS Corporate Governance Guidelines provide that, within three years after the date on which a director first became a director and thereafter for so long as each director remains a director of TDS, each director shall own Series A Common Shares and/or Common Shares having a combined value of at least three times, or $240,000, the cash retainer which is currently $80,000. The Board of Directors reviews this minimum ownership requirement periodically. The stock ownership guidelines are included in TDS' Corporate Governance Guidelines, which have been posted to TDS' website, www.tdsinc.com, under Governance—Governance Documents—Governance Guidelines.

EXECUTIVE OFFICERS
The below list does not include executive officers James W. Butman, LeRoy T. Carlson, Jr., and Laurent C. Therivel. Information regarding these individuals is included in the disclosure above under "Election of Directors".

Name	Age	Position
Daniel J. DeWitt	71	Senior Vice President—Human Resources
Joseph R. Hanley	56	Senior Vice President—Strategy and Corporate Development
Vicki L. Villacrez	61	Executive Vice President and Chief Financial Officer
Daniel J. DeWitt.   Daniel J. DeWitt was appointed Senior Vice President of Human Resources in January 2017. Prior to that, he was an Executive Psychologist at Shields Meneley Partners, since 2006.
Joseph R. Hanley.   Joseph R. Hanley was appointed Senior Vice President—Strategy and Corporate Development in June 2021. Prior to that, he was Senior Vice President—Technology, Services and Strategy of TDS since 2012 and prior to that, he was Vice President—Technology Planning and Services of TDS for more than five years.
Vicki L. Villacrez. Vicki L. Villacrez was appointed Executive Vice President and Chief Financial Officer in May 2022. Prior to that, she was Senior Financial Advisor for TDS from February 2022 to May 2022 and prior to that she was TDS Telecom's Senior Vice President Finance and CFO between 2017 and February 2022 and TDS Telecom's Vice President Finance and CFO between 2012 and 2017.

Code of Business Conduct and Ethics Applicable to Officers and Directors
TDS has adopted a Code of Business Conduct and Ethics for Officers and Directors. The foregoing code has been posted to TDS' website, www.tdsinc.com, under Governance—Governance Documents—Code of Business Conduct and Ethics for Officers and Directors.
In addition, TDS has adopted a broad Code of Business Conduct that is applicable to all officers and employees of TDS and its subsidiaries. The culture at TDS is based upon the fundamental belief that our company’s long-term success is inextricably tied to associate engagement and high ethical standards. TDS’ Code of Conduct publicly sets forth expectations for ethical behavior across the enterprise that all associates must abide by in all business dealings.
The foregoing code has also been posted to TDS' website, www.tdsinc.com, under Governance—Governance Documents—Code of Conduct.
TDS intends to disclose any amendments to any of the foregoing codes, by posting such information to the TDS website. Any waivers of any of the foregoing codes for directors or executive officers will be approved by TDS' Board of Directors or an authorized committee thereof, as applicable, and disclosed either on the TDS website or in a Form 8-K. There were no such waivers during 2022.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
What am I being asked to vote on in Proposal 2?
In Proposal 2, we are requesting shareholders to ratify the selection of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for the fiscal year ending December 31, 2023. This proposal gives our shareholders the opportunity to express their views on TDS' independent registered public accounting firm for the current fiscal year.
How does the Board of Directors recommend that I vote on this proposal?
The Board of Directors and the Audit Committee unanimously recommends a vote FOR approval of the ratification of the selection of PwC.
We anticipate continuing the services of PwC for fiscal year 2023. Representatives of PwC are expected to be present at the 2023 Annual Meeting and they will have the opportunity to make a statement and respond to appropriate questions raised by shareholders or submitted in writing prior to the meeting.
Is this vote binding on the Board of Directors?
This vote is an advisory vote only, and therefore it will not bind TDS, our Board of Directors or the Audit Committee. We are not required to obtain shareholder ratification of the selection of our independent registered public accounting firm by our Bylaws. However, we have elected to seek such ratification by the affirmative vote of the holders of a majority of the votes which could be cast by shares present or represented by proxy at the 2023 Annual Meeting and entitled to vote with respect to such matter. Should the shareholders fail to ratify the selection of PwC, the Audit Committee will review whether to retain such firm for the fiscal year ending December 31, 2023.
Your Board of Directors and the Audit Committee unanimously recommends a vote "FOR" the approval of Proposal 2.

FEES PAID TO PRINCIPAL ACCOUNTANTS
The following sets forth the aggregate fees (including expenses) billed by TDS' principal accountants PwC for 2022 and 2021:

	2022	2021
Audit Fees(1)	$4,611,580	$4,736,000
Audit Related Fees(2)	289,800	292,100
Tax Fees(3)	—	—
All Other Fees(4)	1,800	1,200
Total Fees	$4,903,180	$5,029,300

(1)Represents the aggregate fees billed for professional services rendered for the audit of the annual financial statements for the years 2022 and 2021 included in TDS' and UScellular's Forms 10-K for those years and the reviews of the financial statements included in TDS' and UScellular's Forms 10-Q for those years, including the attestation and report relating to internal control over financial reporting. Also includes fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, attest services, consents, and review of documents filed with the SEC.
(2)Represents the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of TDS' and UScellular's financial statements that are not reported under Audit Fees. In both 2022 and 2021, this amount represents fees billed for audits of subsidiaries.
(3)Represents the aggregate fees billed for tax compliance, tax advice, and tax planning, if any.
(4)Represents the aggregate fees billed for services, other than services described in Notes (1), (2) or (3), if any. This amount includes the fee for access to an online service that assists in identifying required financial statement disclosures.
See www.tdsinc.com, Governance— Committee Composition—Audit Committee Charter for the Audit Committee's charter.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of four members of the Board of Directors who are "independent" as defined by the NYSE. The Audit Committee has a written charter that has been approved by the TDS Board of Directors, a copy of which is available on TDS' website, www.tdsinc.com, under Governance—Committee Composition—Audit Committee Charter. The charter was recently updated in December 2022.
Management is responsible for TDS' internal controls and the financial reporting process. TDS has an internal audit staff, which performs testing of internal controls and the financial reporting process. TDS' independent registered public accounting firm is responsible for performing an independent audit of TDS' consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB") and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. In this context, the Audit Committee reviewed and discussed the audited financial statements with management, the internal audit staff and representatives of PwC, TDS' independent registered public accounting firm for 2022. Management represented to the Audit Committee that TDS' consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The discussions with PwC also included the matters required to be discussed by the applicable requirements of the PCAOB and the SEC relating to information regarding the scope and results of the audit. The Audit Committee also received from PwC written disclosures and a letter regarding its independence as required by applicable requirements of the PCAOB and discussed this with PwC. The Audit Committee also considered and concluded that the provision of non-audit services by PwC to TDS during 2022 was compatible with their independence.
Based on and in reliance upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the year ended December 31, 2022 be included in TDS' Form 10-K for the year ended December 31, 2022.
The Audit Committee holds quarterly regularly scheduled meetings to review and approve the financial results for the immediately preceding period. The Audit Committee reviews TDS' Forms 10-Q and 10-K prior to filing with the SEC. The Audit Committee's agenda for meetings is established by the Audit Committee's chairperson with input from other Committee members and the TDS Vice President—Internal Audit. During 2022, at each of its regularly scheduled meetings, the Audit Committee spoke with senior members of TDS' financial management team. Additionally, the Audit Committee had separate private sessions with TDS management, TDS' Vice President—Internal Audit, TDS' General Counsel, and representatives of PwC, at which candid discussions regarding financial management, legal, accounting, auditing and internal control issues took place. Each year the Audit Committee also holds at least one private meeting with TDS’ Chief Security and Privacy Officer (CSPO). In 2022 there were two private meetings with the CSPO.
The Audit Committee is updated periodically on management's process to assess the adequacy of TDS' system of internal control over financial reporting, the framework used to make the assessment and management's conclusions on the effectiveness of TDS' internal control over financial reporting. The Audit Committee also discussed with PwC TDS' internal control assessment process, management's assessment and its evaluation of TDS' system of internal control over financial reporting. The Audit Committee reviewed with senior members of management, including the Vice President—Internal Audit and General Counsel, TDS' policies and procedures with respect to risk assessment and risk management. The overall adequacy and effectiveness of TDS' legal, regulatory and ethical compliance programs, including TDS' Code of Business Conduct, anti-Harassment policy and Whistleblower hotline activity were also reviewed.
The Audit Committee evaluates the performance of PwC and the senior audit engagement team each year, provides feedback to the senior audit engagement team on the firm’s performance and determines whether to reengage PwC or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors and its dialogue with the Committee, the auditors' capabilities and the auditors' technical expertise and knowledge of TDS' operations and industry. Based on this evaluation, the Audit Committee intends to engage PwC as TDS' independent registered public accountants for the year ending December 31, 2023. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, TDS anticipates that it will continue to request shareholders to ratify the selection of the independent registered public accounting firm at annual meetings of shareholders.
TDS has engaged PwC since 2002 which leads the Audit Committee to consider tenure. Based on the quality of PwC’s services and the mandated rotation of PwC’s lead engagement partner, the Audit Committee is confident that the Company is receiving quality, independent public accounting services and that continued retention of PwC is in the best interest of the Company and its shareholders. The current engagement partner has served in that role for TDS since 2018 and has rotated as required after conclusion of the 2022 audit. The Committee chair and representatives of Management interviewed potential replacement candidates and the Committee has selected the replacement engagement partner. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and PwC the audited financial statements of TDS, including the quality of the financial reporting, the reasonableness of significant accounting judgments and estimates, the clarity of disclosures in the financial statements, and the assessment of TDS' internal controls over financial reporting. In performing all of these functions, the Audit Committee acts in an oversight capacity and relies on TDS' management and PwC. By the members of the Audit Committee of the Board of Directors of TDS:

George W. Off, Chair	Clarence A. Davis	Christopher D. O'Leary	Wade Oosterman

PROPOSAL 3
COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
SUMMARY OF PROPOSAL
In proposal 3, we are requesting shareholders to approve the 2023 Compensation Plan for Non-Employee Directors (the “2023 Director Plan”), which allows for the issuance of up to 500,000 TDS Common Shares, $0.01 par value per share (“TDS Common Shares”). As of March 21, 2023, the closing sale price per TDS Common Share as reported on the New York Stock Exchange was $10.26.
The 2023 Director Plan provides compensation to each director of TDS who is not an employee of TDS or any subsidiary of TDS (“Non-Employee Director”). As of the date hereof, nine of the TDS directors are Non-Employee Directors.
The TDS Board of Directors approved the 2023 Director Plan on March 16, 2023, and if the 2023 Director Plan is approved by shareholders, it will become effective as of the date of such shareholder approval.
The following is a description of the 2023 Director Plan and is a summary only and is qualified by the terms of the 2023 Director Plan attached hereto as Exhibit A.
DESCRIPTION OF THE PLAN
General
Each Non-Employee Director will receive:
•an annual director’s retainer fee, paid in cash, of $90,000, provided however, that the Chair of the Board of Directors will receive an additional $20,000; and
•an annual award of $120,000 paid in the form of TDS Common Shares (the "Annual Stock Award").
The number of TDS Common Shares to be delivered under the Annual Stock Award will be determined on the basis of the closing price of TDS Common Shares as reported in the New York Stock Exchange Composite Transaction section of the Wall Street Journal on the date of the annual meeting of shareholders in the calendar year of payment.
If for any reason TDS Common Shares cannot be issued under the 2023 Director Plan pursuant to the requirements of the New York Stock Exchange or otherwise, the value of such TDS Common Shares that cannot be issued shall be paid in the form of cash.
Each Non-Employee Director will receive between 52-57% of their board retainer in the form of TDS Common Shares.
Each Non-Employee Director who serves on the Audit Committee will receive an annual committee retainer fee of $11,000; provided however, that the Chairperson of the Audit Committee will receive $22,000.
Each Non-Employee Director who serves on the Compensation and Human Resources Committee will receive an annual committee retainer fee of $10,000; provided however, that the Chairperson of the Compensation and Human Resources Committee will receive $20,000.
Each Non-Employee Director who serves on the Corporate Governance and Nominating Committee will receive an annual committee retainer fee of $5,000; provided however, that the Chairperson of the Corporate Governance and Nominating Committee will receive $10,000.
Each Non-Employee Director also will receive a meeting fee of $1,750 for each board or committee meeting attended, and will be reimbursed for reasonable expenses incurred in connection with attendance at meetings.
Upon effectiveness of the 2023 Director Plan, the Board of Directors will have the authority without further shareholder approval to amend the 2023 Director Plan, including amendments to increase the amount of the compensation payable in TDS Common Shares provided that the number of TDS Common Shares issued under the 2023 Director Plan does not exceed the number of shares approved by shareholders.
Subject to the effectiveness of the 2023 Director Plan, the authorization to issue TDS Common Shares pursuant to the 2023 Director Plan will expire ten years after the date of shareholder approval unless reapproved by shareholders.

Available Common Shares	If this proposal is approved by shareholders, 500,000 TDS Common Shares will be registered with the SEC and reserved for issuance under the 2023 Director Plan.

Federal Income Taxes	The following is a brief summary of certain federal income tax consequences, pursuant to the tax law in effect as of the date of this 2023 Proxy Statement, of awards to be made under the 2023 Director Plan, if approved by shareholders. Federal income tax laws are complex and subject to different interpretations, and the following summary is not a complete description of the possible federal income tax consequences of awards made under the 2023 Director Plan. The following also does not address the state, local, foreign or other tax consequences of awards made under the 2023 Director Plan. The following should not be interpretated as tax advice.

In general, a Non-Employee Director who is issued TDS Common Shares under the 2023 Director Plan will recognize taxable compensation in the year of issuance in an amount equal to the fair market value of such TDS Common Shares on the date of issuance, and TDS will be allowed a deduction for federal income tax purposes equal to the amount of such Non-Employee Director compensation.

In addition, a Non-Employee Director will recognize taxable compensation in the year of payment of all cash retainer fees, and TDS will be allowed a deduction for federal income tax purposes equal to the amount of such Non-Employee Director compensation.

Plan Benefits	No disclosure is being made of the benefits or amounts that will be received by or allocated to any participants since the amount is not determinable until earned and paid. Had the 2023 Director Plan been in effect as of March 1, 2023, each of the Non-Employee Directors that was on the Board for a full year would have received 9,910 TDS Common Shares, or a prorated number of shares if on the Board less than a full year, for a total of 83,810 TDS Common Shares. Under the existing compensation plan for Non-Employee Directors, each Non-Employee Director that was on the Board for a full year received 8,258 TDS Common Shares, or a prorated number of shares if on the Board less than a full year, for a total of 72,535 TDS Common Shares.
Your Board of Directors unanimously recommends a vote “FOR” approval of the Compensation Plan for Non-Employee Directors.

PROPOSAL 4
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
What am I being asked to vote on in Proposal 4?
In Proposal 4, we are providing shareholders with a vote to approve, on an advisory basis, the compensation of our Named Executive Officers ("NEO") as disclosed in this 2023 Proxy Statement as required, including Compensation Discussion and Analysis, compensation tables and discussions. The advisory vote on executive compensation described in this proposal is commonly referred to as a "Say-on-Pay" vote.
TDS is required to request shareholders to vote, on an advisory basis, on the frequency of holding Say-on-Pay votes, commonly referred to as a "Say-on-Frequency" vote, at least once every six years. TDS held a Say-on-Frequency vote at the 2017 Annual Meeting and the shareholders voted by a substantial majority to hold a Say-on-Pay vote every year. TDS is submitting the next Say-on-Frequency proposal to shareholders at this 2023 Annual Meeting.
This proposal gives our shareholders the opportunity to express their views on the overall compensation of our named executive officers and the compensation philosophy, policies and practices.
How does the Board of Directors recommend that I vote on this proposal?
The Board of Directors unanimously recommends a vote FOR approval of the Say-on-Pay proposal.
TDS believes that its executive compensation program is reasonable, competitive and strongly focused on pay for performance. TDS' compensation objectives for executive officers are to support the overall business strategy and objectives, attract and retain high-quality management, link compensation to both individual and company performance, and provide compensation that is both competitive and consistent with our financial performance.
Consistent with these goals, the CHRC has developed and approved an executive compensation philosophy to provide a framework for TDS' executive compensation program featuring the policies and practices described in the Executive Summary of the Compensation Discussion and Analysis below.
Is this vote binding on the Board of Directors?
The Say-on-Pay vote is an advisory vote only, and therefore will not bind TDS, our Board of Directors or the CHRC. However, the Board of Directors and the CHRC will consider the voting results as appropriate when making future decisions regarding executive compensation.
Your Board of Directors unanimously recommends a vote "FOR" the approval of Proposal 4.

PROPOSAL 5
ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTES
What am I being asked to vote on in Proposal 5?
In Proposal 5, we are asking shareholders to vote, on an advisory basis, as to whether future Say-on-Pay votes should be held every year, every two years or every three years.
TDS is required to request shareholders to vote, on an advisory basis, on the frequency of holding Say-on-Pay votes, commonly referred to as a "Say-on-Frequency" vote, at least once every six years. TDS held a Say-on-Frequency vote at the 2017 Annual Meeting. At that meeting, shareholders voted by a substantial majority to hold a Say-on-Pay vote every year. Based on the results of the Say-on-Frequency vote in 2017, TDS has held a Say-on-Pay vote every year since then.
How does the Board of Directors recommend that I vote on this proposal?
After careful consideration of this proposal, our Board of Directors has determined that TDS should hold a Say-on-Pay vote every year for a number of reasons, including the following:
•An annual Say-on-Pay vote will allow us to obtain shareholder input on our executive compensation program on a more consistent basis which aligns more closely with our objective to engage in regular dialogue with our shareholders on corporate governance matters, including our executive compensation philosophy, policies and practices.
•A one-year frequency provides the highest level of accountability and communication by enabling the Say-on-Pay vote to correspond with the most recent executive compensation information presented in our Proxy Statement for the Annual Meeting.
•A frequency that exceeds one year may make it more difficult for the CHRC to understand and respond to the voting results because it may be unclear whether the shareholder vote pertains to the most recent executive compensation information p resented in our Proxy Statement or to pay practices from the previous two years or both.
•Holding Say-on-Pay votes annually reflects sound corporate governance principles and is consistent with a majority of institutional investor policies.
•Shareholders are not voting to approve or disapprove the Board of director's recommendation. Instead, the proxy card provides shareholders with four choices with respect to this proposal: 1 year, 2 years, 3 years or shareholders may abstain from voting on the proposal.
Is this vote binding on the Board of Directors?
This vote is an advisory vote only, and therefore it will not bind TDS or our Board of Directors. However, the Board of Directors and the CHRC will consider the voting results as appropriate when considering TDS' policy on the frequency of future Say-on-Pay votes. The option of every year, every two years or every three years that receives the highest number of votes cast by shareholders will be considered by the Board of Directors and the CHRC as the shareholders' recommendation as to the frequency of future Say-on-Pay votes. Nevertheless, the Board of Directors and the CHRC may decide that TDS' policy should be to hold Say-on-Pay votes more or less frequently than the option that receives the most votes from shareholders. As required by SEC rules, TDS will disclose on a Form 8-K its decision in light of such vote as to how frequently TDS will include a shareholder vote on the compensation of executives in its proxy materials until the next Say-on-Frequency vote.
TDS is required to request shareholders to vote on a Say-on-Frequency proposal at least once every six years. Accordingly, TDS intends to next submit a Say-on-Frequency proposal to shareholders at the 2029 Annual Meeting of shareholders.
The Board of Directors unanimously recommends a vote for the option of every 1 year as the frequency for holding a Say-on-Pay vote with respect to Proposal 5.

EXECUTIVE AND DIRECTOR COMPENSATION
The following discussion and analysis of our compensation practices and related compensation information should be read in conjunction with the Summary Compensation Table and other tables included below, as well as our financial statements and management's discussion and analysis of financial condition and results of operations included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Compensation Discussion and Analysis
The Compensation Discussion and Analysis (CD&A) describes the TDS executive compensation programs and practices and the compensation decisions for the following Named Executive Officers (NEOs) in 2022:

Named Executive Officer	Position with the Company During 2022
LeRoy T. Carlson, Jr.	Director and President and CEO, TDS
Vicki L. Villacrez	Executive Vice President and Chief Financial Officer, TDS
Laurent C. Therivel	Director and President and CEO, UScellular
James W. Butman	Director and President and CEO, TDS Telecom
Joseph R. Hanley	Senior Vice President Strategy and Corporate Development, TDS
Peter L. Sereda	Former Executive Vice President and Chief Financial Officer, TDS
The NEOs consist of the Company’s principal executive officer and principal financial officer and the three most highly compensated executive officers of the Company and its subsidiaries in office at the end of the 2022 fiscal year other than the principal executive officer and principal financial officer. Peter L. Sereda retired in May 2022.
Compensation Philosophy and Objectives
TDS and its business units are committed to providing the very best in customer satisfaction, achieving long-term profitable growth, and building the high-quality teams required to make this possible. As such, we focus on operating in a fiscally responsible manner, and on recruiting and retaining talented associates who believe in the Company's values and long-term perspective.
We assess and evaluate our compensation programs based on conditions throughout the year. The impact of the COVID-19 pandemic and business results were considered by the CHRC without material changes to the structure of our compensation programs.
The objectives of TDS' compensation programs for executive officers are to:
•support TDS' overall business strategy and objectives;
•attract and retain high-quality leadership;
•link individual compensation with attainment of individual performance goals and with attainment of business unit and TDS objectives; and
•provide competitive compensation opportunities consistent with the financial performance of TDS.
The primary financial focus of TDS as a consolidated enterprise is the increase of long-term shareholder value measured primarily in such terms as consolidated operating revenue, consolidated adjusted earnings before interest, taxes, depreciation, amortization and accretion, consolidated capital spending, return on capital, and total shareholder return. Operating units of TDS may have somewhat different primary financial measures. TDS' compensation policies for executive officers are designed to reward the achievement of such corporate performance goals.
TDS' compensation programs are designed to reward performance on both a short-term and long-term basis and to align management's interest with that of shareholders. With respect to the NEOs, the design of compensation programs and performance rewarded are similar but with some differences for each of the NEOs depending on such officer's position and responsibilities. TDS' policies establish incentive compensation performance goals for executive officers based on factors over which such officers are believed to have some control and which are viewed as important to TDS' long-term success. TDS believes compensation should be related to the performance of TDS.
The CHRC evaluates the performance of the President and CEO of TDS in light of the annual and long-term objectives for TDS and its primary business units and the degree of attainment of those objectives and sets the elements of compensation for him considering such performance evaluation and compensation principles.

With respect to the other executive officers identified in the Summary Compensation Table, the CHRC reviews management's evaluation of the performance of such executive officers, as determined by the TDS President and CEO, and determines and approves the elements of compensation for such executive officers, considering such performance evaluations and compensation principles and the CHRC's own assessment of the performance of these officers, as discussed below.
Executive Compensation Best Practices
We annually review all elements of compensation and where appropriate may make changes. The following provides a summary of "what we do" and "what we don't do".

What We Do
☑ To align pay and performance, we grant performance-based stock units
☑ We design our compensation programs with the goal of motivating executive officers to act in the long-term interest of TDS
☑ Our executive officer compensation levels are based in part on competitive market compensation data supplied by our CHRC's independent compensation consultant, Compensation Strategies, Inc., and by our compensation consultant, Willis Towers Watson
☑ We have an independent CHRC that reviews and approves the salaries, bonuses and long-term compensation of executive officers (other than the President and Chief Executive Officer of UScellular, whose short-term compensation is approved by UScellular's Chair and long-term compensation is approved by UScellular's Long-Term Incentive Compensation Committee)

☑ To align the executive bonus program with the interests of our shareholders, TDS bonuses paid in 2023 with respect to 2022 performance were paid with an 80% company performance weighting and a 20% individual weighting
☑ Our compensation goal is to provide compensation and benefit programs that are competitive, attractive and fiscally responsible
☑ The maximum amount of the TDS bonus paid to officers related to company performance is 195% of the target opportunity allocated to company performance
☑ TDS would intend to seek to adjust or recover awards or payments if performance measures are restated or otherwise adjusted as described under "Clawback" below
☑ TDS provides limited perquisites

What We Don't Do
☒ Hedging by directors and officers is prohibited ☒ Except in limited circumstances, our plans, awards and agreements do not include tax gross-ups	☒ TDS does not backdate options or have any program, plan or practice to time the grant of awards in coordination with the release of material non-public information
Results of Say-on-Pay Vote
At our 2022 annual meeting, approximately 99% of the votes cast for the Say-on-Pay vote were in support of the Company’s executive compensation program. Considering that substantial support and other factors, the CHRC did not make any significant changes to TDS’ executive compensation policies and decisions in 2022 in response to the 2022 Say-on-Pay vote.
TDS' Compensation Program
The elements of executive compensation under TDS' compensation program include both annual cash and long-term equity compensation. Annual compensation decisions are based on both individual and corporate short-term and long-term performance. TDS has chosen to pay and provide these elements of compensation after considering common compensation practices of peers and other companies with similar characteristics, in order to support TDS' overall business strategy and objectives. Executive compensation is intended to provide an appropriate balance between long-term and short-term performance.
Beginning in 2022, the long-term incentive program awarded 50% of the target long-term incentive award in performance share units (PSUs) and 50% of the award in restricted share units (RSUs), rather than the prior practice of granting awards 45% in PSUs, 45% in RSUs and 10% in stock options.

2022 Elements of Compensation

Annual Cash Compensation	Equity Compensation	Other Benefits Available to Named Executives	Other Generally Applicable Benefit Plans
• Salary	• Performance Share Units	• Supplemental Executive Retirement Plan	• Tax-Deferred Savings Plan (401(k))
• Bonus	• Restricted Stock Units	• Limited Perquisites	• Pension Plan
		• Deferred Compensation	• Welfare Benefits (during employment and retirement)
The following charts summarize the material elements of the Company's 2022 executive compensation programs for NEOs. Percentages are rounded. The Company's CEO and other NEOs have a substantial portion of their target compensation at-risk due to it being tied to company performance.
CEO

All Other NEOs(1)

Note: Compensation included as "All Other Compensation" in the Summary Compensation Table and TDS Deferred Compensation Stock Match included under Stock Awards in the Summary Compensation Table are not considered in the graphs above, because the Company views it as de minimis.
(1) The All Other NEOs chart excludes the 2022 compensation of Mr. Therivel since his compensation was paid by UScellular, and excludes the 2022 compensation for Mr. Sereda since he did not receive long-term incentive awards in 2022 as a result of his retirement in May of 2022.
The CHRC does not consider an officer's outstanding equity awards or stock ownership levels when determining the value of the long-term incentive award component of such officer's compensation. The CHRC makes long-term incentive award decisions based on performance for a particular year and other considerations.
Compensation Consultant
The CHRC's charter provides that it shall have the authority to engage advisors as it deems necessary to carry out its duties and that TDS shall provide appropriate funding for any advisor retained, as well as ordinary administrative expenses that are necessary or appropriate in carrying out its duties. Pursuant to such authority, the Committee hires Compensation Strategies to function as an independent compensation consultant providing advice regarding compensation best practices, executive compensation market analysis, and reviews of TDS' various executive compensation elements and programs. They provide independent analysis and advice to the CHRC for the purpose of evaluating such elements and programs. As discussed below under "Benchmarking/Market Compensation Data", Compensation Strategies conducted a competitive review of compensation levels of TDS executive officers in 2022. In 2022, Compensation Strategies also provided advice to the CHRC relating to the designs of the bonus program and the long-term incentive program, as well as advice on other elements of compensation. TDS management has no role in the engagement of Compensation Strategies and Compensation Strategies has not provided any services to TDS nor its affiliates other than its services to the CHRC.

Willis Towers Watson is TDS management's primary compensation consultant to provide executive compensation advice and executive market compensation data. See "Benchmarking/Market Compensation Data" below. Willis Towers Watson also provides compensation consulting and other services to UScellular, which are described in the UScellular 2023 proxy statement. The CHRC has no decision making authority in UScellular's compensation policies or practices.
Compensation Consultant Conflicts of Interest
As required by SEC and NYSE rules, with regard to Willis Towers Watson and Compensation Strategies, the CHRC considered if their work raised any conflict of interest.
Based on its review, the CHRC determined that the work of Willis Towers Watson and Compensation Strategies did not raise any conflict of interest considering the factors identified in Rule 10C-1 under the Securities Exchange Act of 1934, as amended.
Although the independence rules of Section 303.05 of the NYSE Listed Company Manual are not applicable to TDS because it is a controlled company, the CHRC believes that Compensation Strategies would satisfy the independence requirements of such rules if they were applicable, considering the factors identified in Rule 10C-1.
Neither Willis Towers Watson nor Compensation Strategies provides any advice as to the amount of director compensation.
Benchmarking/Market Compensation Data
TDS uses broad-based survey data from Willis Towers Watson to identify the ranges of annual cash compensation considered to be appropriate for the NEOs. This database also was used in evaluating the equity compensation awards of the NEOs. TDS believes this approach provides a reasonably accurate reflection of the competitive market for such elements of compensation necessary to retain current executives and attract future executives to positions at TDS. The identities of the individual component companies that are included in the Willis Towers Watson database are not disclosed nor considered by TDS or the CHRC. TDS relies upon and considers to be material only the aggregated survey data prepared by Willis Towers Watson.
The CHRC obtains peer group information and compensation data from Compensation Strategies for consideration in connection with its determination of NEO compensation. With respect to 2022, Compensation Strategies provided market data for a peer group for purposes of a competitive review of compensation levels of TDS' executive officers and this was referenced during final approval of NEO compensation.
Compensation Strategies created an industry peer group that consisted of the following 16 publicly-traded companies as they existed at the beginning of 2022: Altice USA, Inc., American Tower Corp., ATN International, Inc., Cable One, Inc., Consolidated Communications Holding, Inc., Crown Castle International Corp., DISH Network Corporation, EchoStar Corp., Equinix, Inc., IDT Corporation, Iridium Communications, Inc., Lumen Technologies, Inc., SBA Communications Corporation, ViaSat Inc., Vonage Holdings Corp., and WideOpenWest, Inc.. These companies were included in this analysis because they are companies somewhat similar in revenues and market capitalization to TDS and/or in similar industries.
TDS also considers compensation arrangements at the companies in the peer group index included in the "Stock Performance Graph" that is included in the TDS Annual Report to shareholders, as well as other companies in the telecommunications industry and other industries, to the extent considered appropriate, based on similar size, function, geography or otherwise. This information is used to generally understand the market for compensation arrangements for executives.
Company Performance
UScellular produced a payout of 85.7% of target for the company performance portion of its 2022 officer annual incentive plan, as disclosed in the UScellular 2023 proxy statement. TDS Telecom company performance for purposes of its 2022 bonus plan was determined to be 113.4% of target. For bonuses relating to 2022 performance paid in 2023, TDS company performance was based on consolidated results of TDS across the enterprise. The TDS consolidated company performance for purposes of its 2022 bonus paid in 2023 was determined to be 86.7% of target.
For the 2022 performance year, the TDS consolidated company performance was based on the following three metrics with the following weights: consolidated operating revenue (50%), consolidated adjusted earnings before interest, taxes, depreciation, amortization and accretion (40%), and consolidated capital expenditures (10%). The 2022 target for Adjusted EBITDA was lower than that of 2021 actuals due primarily to anticipated startup costs in fiber expansion markets in 2022.
The following shows TDS' calculation of consolidated company performance with respect to 2022. Bonus performance metrics are established specifically for bonus purposes and may not agree with TDS' financial statements, which are based on accounting principles generally accepted in the United States of America ("GAAP"), or with other publicly disclosed measures. As compared to GAAP, the below bonus metrics results and targets may be adjusted for amounts relating to items such as acquisitions and divestitures, material accounting adjustments, or major business decisions. The below bonus targets are intended to reflect the regular operating results over which TDS officers have significant influence.

($ in millions) Performance Measures	Final Bonus Results for 2022(1)	Final Target for 2022	Bonus Results (as a % of Target)	Minimum Threshold Performance (as a % of Target)	Maximum Performance (as a % of Target)	Interpolated % of Target Bonus Earned (if within Minimum and Maximum Range)	Weight	Weighted Avg % of Target Bonus
Consolidated Operating Revenue	$5,413	$5,582	97.0%	90%	110%	84.8%	50%	42.4%
Consolidated Adjusted EBITDA (2)	$1,257	$1,328 (2)	94.7%	85%	115%	82.2%	40%	32.9%
Consolidated Capital Expenditures	$1,285	$1,323	97.2%	105%	90%	114.1%	10%	11.4%
Overall Company Performance							100.0%	86.7%

(1)Final Bonus Results for 2022 performance are based on externally reported metrics.
(2)Consolidated Adjusted EBITDA is a non-GAAP financial measure that is calculated as net income excluding depreciation, amortization, and accretion, interest expense, income tax expense, and gains/losses on asset disposals, investments, impairment of assets, sale of licenses and exchanges, and sales of business and other exit costs.
If a metric does not meet the minimum threshold performance level, the plan provides that it will be at the discretion of the CHRC to determine if a bonus will be paid with respect to such metric. If maximum performance or greater is achieved, 200% of the bonus opportunity for that metric will be funded, except with respect to consolidated capital expenditures for which the maximum bonus opportunity is 150% of target. As shown above, the minimum threshold was achieved with respect to all three metrics, but performance was less than maximum performance for all three metrics. As a result, the payout level was interpolated as indicated above based on the formula included in the TDS bonus plan.
Personal Objectives and Performance
In addition to TDS and/or business unit performance, the CHRC may consider personal objectives and performance. There was no minimum level of achievement of any personal objectives that was required for any cash compensation decision. The assessment of the achievement of personal objectives is not formulaic, objective or quantifiable. Instead, the individual performance considerations are factors, among others, that are taken into account in the course of making subjective judgments in connection with compensation decisions.
The TDS officer bonus plan considers company performance and individual performance when determining the amount of bonuses.
TDS Corporate Objectives and Accomplishments
In addition to achieving TDS financial performance of 86.7% of target, TDS Corporate supported the overall organization in the following initiatives:
•achieving targets for revenue, adjusted EBITDA, and capital spending;
•developing financing strategies to fund business needs;
•emphasizing cost control initiatives at TDS Corporate and business units;
•supporting UScellular in wireless network enhancements and 5G upgrades;
•supporting TDS Telecom in its execution of the fiber program;
•continuing building our ESG program and disclosures;
•continuing initiatives related to diversity, equity and inclusion; and
•planning and managing key officer transitions in 2022.

Therivel Letter Agreement rewards Revenue Growth and improved Return on Capital
Mr. Therivel and UScellular entered into a letter agreement on June 1, 2020, (the “Therivel Letter Agreement”) relating to his appointment as President and CEO. Compensation highlights from the Therivel Letter Agreement include:
•Assuming continued employment, cash retention payments of $400,000 on June 30, 2022, $885,000 on December 1, 2023 and $295,000 on December 1, 2024
Additionally, to drive revenue growth and improved return on capital, in connection with his hiring Mr. Therivel was granted an Initial CEO performance-based equity award (“Accomplishment Award”) with a grant date value equal to $4,500,000 tied to satisfaction of:
1.an average total revenue growth rate that exceeds the average total revenue growth rate of the wireless industry
2.an average annual return on capital that exceeds six percent
Mr. Therivel’s Accomplishment Award, which is similar to a performance share unit award, was designed without a minimum, target or maximum. Instead, it was designed to only vest upon the achievement of the above-described two performance conditions during the same two calendar-year period commencing no earlier than January 1, 2021 and ending no later than December 31, 2026. The Accomplishment Award is binary - the award does not vest if both performance conditions are not satisfied. UScellular believes that revenue growth and return on capital are important financial metrics that will help build shareholder value over time.
Annual Cash Compensation
Annual compensation decisions are based partly on individual and corporate short-term performance and partly on individual and corporate cumulative long-term performance during the executive's tenure in his or her position, particularly with regard to the TDS President and CEO. Additionally, general industry compensation data is used in evaluating annual compensation.
The CHRC also considers recommendations from the TDS President and CEO regarding compensation for the NEOs other than himself, each of which reports directly to him. TDS' Senior Vice President—Human Resources prepares for the CHRC an analysis of compensation paid to similar executive officers of other comparable companies. See "Benchmarking/Market Compensation Data" above.
In general, other facts and circumstances that are considered in making annual cash compensation decisions include TDS' status as a public company and a controlled company; the fact that TDS is primarily a regional competitor and that some of its competitors are national or global telecommunications companies that are much larger than TDS and possess greater resources than TDS; the value of TDS' assets; and TDS' primary financial focus of increasing long-term shareholder value.
The CHRC also considers relevant information provided by the TDS Human Resources department and Compensation Strategies.
The elements of compensation and ranges for such elements are discretionary. No specific measures of performance or factors are considered determinative in the compensation of executive officers. Ultimately, it is the informed judgment of the CHRC, after reviewing all the facts and circumstances, that determines the elements of compensation and total compensation for the NEOs.
Base Salary
The base salary of each NEO is set within the range identified for this element based on an assessment of the responsibilities and the performance of such officer, also taking into account the performance of TDS and/or its business units or divisions, other comparable companies, the industry and the overall economy during the preceding year, as well as other factors. The Summary Compensation Table includes the dollar value of base salary earned by the NEOs during 2022, 2021, and 2020, whether or not paid in such year.

The following shows certain information relating to the rate of base salary paid by TDS in 2022 compared to 2021 for the NEOs primarily compensated by TDS:

	LeRoy T. Carlson	Vicki L. Villacrez	James W. Butman	Joseph R. Hanley	Peter L. Sereda*
Base Salary 12/31/20	$1,352,700	N/A	$640,500	N/A	$612,000
Base Salary 12/31/21	$1,352,700	$336,100	$662,500	$485,000	$633,500
2022 Base Salary effective 1/1/22 - 12/31/22	$1,352,700	—	$685,700	$502,000	—
2022 Base Salary effective 1/1/22 - 5/24/22	—	—	—	—	$652,500
2022 Base Salary effective 5/24/22 - 12/31/22	—	$552,000	—	—	—
$ Change in 2022	—	$215,900	$23,200	$17,000	$19,000
% Change in 2022	—	64.2%	3.5%	3.5%	3.0%
* Mr. Sereda retired May 24, 2022. The role of TDS Executive Vice President and Chief Financial Officer was transitioned from Mr. Sereda to Vicki L. Villacrez on May 24, 2022.
Ms. Villacrez's base salary was increased on March 1, 2022 to $347,900 for her annual merit and then raised to $552,000 on May 24, 2022 when she was promoted to Executive Vice President - Chief Financial Officer at TDS. The amount of the increase in Ms. Villacrez's base salary in connection with her promotion was based on her significant experience in the telecommunications industry and also for her thirty years of experience with the TDS enterprise. Ms. Villacrez has substantial experience in finance, accounting, financial planning and strategic analysis, along with her TDS Telecom background related to its broadband and fiber strategy.
The CHRC reviews the base salary and bonus of the executive officers on an aggregate basis as described below under "Total Cash Compensation."
Bonus
TDS established the 2022 Officer Bonus Program for awarding bonuses to certain NEOs. For bonuses relating to 2022 performance that were paid in 2023, 20% of an NEO's target bonus was based on individual performance and the remaining 80% was based on company performance (utilizing the weightings and metrics described above under "Company Performance"). The maximum amount of the bonus actually paid based on company performance could not exceed 195% of the target and the maximum bonus based on individual performance could not exceed 160% of the target.
The TDS President and CEO did not participate in the 2022 Officer Bonus Plan. Rather, TDS has established performance guidelines and procedures for awarding bonuses to the TDS President and CEO. These guidelines and procedures provide that the CHRC in its sole discretion determines whether an annual bonus will be payable to the TDS President and CEO for a performance year and, if so, the amount of such bonus, and describe factors that may be considered by the CHRC in making such determination, including any factors that the CHRC in the exercise of its judgment and discretion determines relevant. The guidelines and procedures provide that no single factor will be determinative and no factor will be applied mechanically to calculate any portion of the bonus of the TDS President and CEO. The entire amount of the bonus is discretionary. The guidelines and procedures provide that the TDS President and CEO will have no right or expectation with respect to any bonus until the CHRC has determined whether a bonus will be paid for a performance year.
The amount of the bonus payable to the TDS Telecom President and CEO was based on the TDS 2022 Officer Bonus Program, but calculated solely based on TDS Telecom's performance rather than on a consolidated company basis.
The amount of bonus for Mr. Sereda reported under "other bonus" reflects contributions to the organization prior to his retirement.
The TDS 2022 Officer Bonus Program did not cover the UScellular President and CEO, who is subject to a separate bonus arrangement as described in UScellular's 2023 proxy statement.
Summary of Bonus Payments
The following shows information with respect to each NEO that received a bonus for 2022 performance (paid in 2023) from TDS, showing the amount of bonus awarded. The bonus for 2022 performance for Mr. Therivel was paid by UScellular as described in the UScellular 2023 proxy statement.
As noted above under "Company Performance," the overall percentage achieved by TDS with respect to company performance for 2022 was determined to be 86.7%. The overall percentage achieved by TDS Telecom with respect to company performance for 2022 was determined to be 113.4%. Certain amounts below are rounded.

		Formula	LeRoy T. Carlson, Jr.	Vicki L. Villacrez	James W. Butman	Joseph R. Hanley	Peter L. Sereda
a	2022 base salary		$1,352,700	$462,600	$685,700	$502,000	$652,500
b	Target bonus percentage (informal for Mr. Carlson)		100%	60%	90%	45%	60%
c	Target bonus for 2022	a × b	$1,352,700	$276,200	$617,130	$225,900	$391,500
d	Percentage of 2022 target bonus based on company performance		N/A	80%	80%	80%	N/A
e	Target bonus for company performance	c × d	—	$220,960	$493,700	$180,720	N/A
f	Calculation of amount reported under "Non-Equity Incentive Plan Compensation" column based on 2022 company performance (1)	e × company performance %	—	$198,150	$559,860	$156,680	N/A
g	Percentage of 2022 target bonus based on individual performance (informal for Mr. Carlson)		N/A	20%	20%	20%	N/A
h	Target bonus for individual performance	c x g	—	$55,240	$123,430	$45,180	—
i	Discretionary bonus factor based on individual performance		N/A	134%	138%	133%	N/A
j	Calculation of amount of discretionary bonus based on individual performance	h x i	N/A	$73,900	$170,330	$60,090	N/A
k	Other bonus (2)		$1,046,500	—	—	—	$190,000
l	Subtotal of amount reported under "Bonus" column	j + k	$1,046,500	$73,900	$170,330	$60,090	$190,000
m	Total bonus for 2022 paid in 2023 (sum of amount reported under "Non-Equity Incentive Plan Compensation" column and amount reported under "Bonus" column)	f + l	$1,046,500	$272,100	$730,200	$216,800	$190,000
n	Total percent of target bonus	m / c	77%	99%	118%	96%	49%
(1)"Company performance" with respect to Messrs. Butman and Hanley is based on the performance of TDS Telecom, and TDS, respectively. The bonus amount for Ms. Villacrez is a pro-ration of TDS Telecom and TDS performance based on her transition date from TDS Telecom to TDS in 2022.
(2)Unlike the TDS 2022 Officer Bonus Program, which provides that a specified percentage of an officer's bonus will be determined based on company performance measures (as described above) and that the remaining percentage will be discretionary based on individual performance, the bonus guidelines for the TDS President and CEO (LeRoy T. Carlson, Jr.), do not provide such specificity and provide that the entire amount of the bonus is discretionary. Accordingly, the entire amount of the bonus for LeRoy T. Carlson, Jr. is reported under "Other bonus" above and in the "Bonus" column within the Summary Compensation Table. The bonus for Mr. Carlson reflects the CHRC's subjective judgment of the bonus that he should receive based on company performance, individual performance, and other factors, including total cash compensation of base salary and bonus, as discussed below. The "Other bonus" amount for Mr. Sereda was awarded to him in respect of his contributions to the organization prior to his retirement.
The individual performance percentage for Messrs. Butman and Hanley and Ms. Villacrez was based on the recommendation of the TDS President and CEO based on his subjective judgment of their personal achievements and performance in 2022.
Laurent C. Therivel did not receive a bonus from TDS because his bonus was paid by UScellular, as described in UScellular's 2023 proxy statement.
Total Cash Compensation
The following shows information relating to total cash compensation in 2022 for the NEOs compensated primarily by TDS:

	LeRoy T. Carlson, Jr.	Vicki L. Villacrez	James W. Butman	Joseph R. Hanley	Peter L. Sereda
Base Salary in 2022	$1,352,700	$462,600	$685,700	$502,000	$317,800
2022 Bonus Paid in 2023 (1)	$1,046,500	$272,100	$730,200	$216,800	$190,000
Total Cash Compensation in 2022	$2,399,200	$734,700	$1,415,900	$718,800	$507,800
(1) Mr. Sereda’s bonus was paid to him upon his retirement in May 2022.

The amount reported above as Base Salary represents the base salary paid to each NEO for 2022. The CHRC, based on its analysis and consultation with Compensation Strategies, believes that total target and cash compensation paid to TDS executive officers is in line with TDS' peers and that a greater proportion of the total cash compensation should be paid as salary and less should be paid as bonus compared to peers.
The CHRC bases its decisions on a subjective view of the appropriate cash compensation to be provided to the NEOs considering the following:
•Importance and performance of job responsibilities
•Financial performance of TDS and its subsidiaries
•Years of service with TDS, TDS Telecom and/or UScellular
•Compensation of officers at comparable companies with similar responsibilities
Long-Term Equity Compensation
Long-term equity compensation is intended to compensate executives for their contributions to long-term increases in shareholder value and serve as a retention tool. The CHRC determines long-term equity compensation awards to the NEOs (other than the President and CEO of UScellular whose equity awards are determined by the UScellular Long-Term Incentive Compensation Committee) under the TDS long-term incentive plans, which include restricted stock units, performance share units and bonus match units, as discussed below. Long-term equity is usually granted to all equity recipients at the same time each year. TDS may also make grants of equity awards during other times of the year as it deems appropriate. All restricted stock unit, performance share unit and bonus match unit awards are expensed over the applicable vesting periods.
With respect to long-term compensation, the Senior Vice President—Human Resources prepares an analysis of long-term compensation which is presented to the CHRC who approves the long-term compensation of the NEOs in part considering such information. The CHRC also looks at the mix of salary, bonus and long-term incentive compensation, and obtains additional information from its compensation consultant, Compensation Strategies.
Long-term compensation awards for NEOs are based, in part, on company and individual performance, with the goal of increasing long-term company performance and shareholder value. Restricted stock units and bonus match units generally vest over three years, and performance share unit awards are subject to a three-year performance period, to reflect the goal of relating long-term executive compensation to increases in shareholder value over the same period. The President and CEO of TDS may recommend to the CHRC long-term compensation in the form of performance share unit and restricted stock unit grants or otherwise for the executive officers other than himself.

Performance Share Units
Performance for the financial-based performance share units is measured over a three-year time period using three key performance metrics. The three-year performance period applicable to each year's performance share unit awards results in an overlap of performance periods.
Performance against the goals established for each award is measured separately for each year's award. Information relating to prior awards was disclosed in previous proxy statements. The below describes the performance measures that are applicable to the 2022 awards and provides certain additional information regarding such awards. The performance measures established for executives of TDS differed from the performance measures established for executives of TDS Telecom.
With the pay-for-performance program, performance share unit awards are granted with a payout target opportunity in TDS Common Shares. The payout could be increased up to 200% of target or reduced to 0% based on achievement of the key metrics.
Performance share units accumulate dividend equivalents (in the form of additional performance share units) which are forfeitable if the performance metrics are not achieved. Dividend equivalents are accrued each quarter that TDS pays a dividend for the period between the grant date and the date the award is settled and will only be issued if and when the shares underlying the performance share units are issued.
TDS performance metrics and methodology for 2022 performance share unit awards

		Methodology during Performance Period	Weighting
Return on Capital	•	Average of the three fiscal years in the performance period	40%
	•	Based on Adjusted Net Operating Profit After Tax divided by Average Capital
Total Revenue	•	Cumulative Consolidated Operating Revenue over the three fiscal years in the performance period	40%
Relative Total Shareholder Return ("TSR")	•	Comparison of TDS to specified peer group from the beginning to the end of the performance period	20%
	•	Dividends, if any, are deemed to be reinvested in additional shares of the subject company, based on the then-current closing stock price
TDS performance share unit peer group at December 31, 2022

Altice USA, Inc. American Tower Corp. ATN International, Inc. AT&T, Inc. Cable One, Inc. Charter Communications, Inc. Comcast Corp. Consolidated Communications Holdings, Inc.	Crown Castle International Corp. DISH Network Corp. EchoStar Corp. Equinix, Inc. IDT Corp Iridium Communications, Inc. LumenTechnologies, Inc. SBA Communications Corp.	Shenandoah Telecommunications Co. T-Mobile U.S. Inc. Verizon Communications, Inc. ViaSat Inc. Vonage Holdings Corp. WideOpenWest, Inc.
See "Summary of 2022 Long-Term Equity Grants", and "2022 Grants of Plan-Based Awards Table", below for additional information regarding the TDS performance share unit awards granted to Messrs. Carlson and Hanley and Ms. Villacrez during 2022. Mr. Sereda did not receive a TDS performance share unit grant due to his retirement on May 24, 2022. These grants were made utilizing the TDS performance measures. Mr. Butman was granted a performance share unit award which utilized the TDS Telecom performance measures. Mr. Therivel did not receive a TDS performance share unit grant because he was employed by UScellular.
Performance on 2020 TDS Performance Share Units Produced a 67.9% Payout
The performance period for the 2020 TDS performance share units ended on December 31, 2022 and performance attainment was certified by the CHRC on February 20, 2023. The certified attainment was 67.9% and the shares have been issued. The certified attainment was 67.9%, which included an adjustment to the payout with respect to the Total Revenue metric measure due to the unforeseeable impact to UScellular equipment revenues over the 2020-2022 performance period caused by the COVID-19 pandemic and an adjustment to the Return on Capital metric due to changes in the estimated useful life of depreciable assets. The table below sets forth the certified attainment with respect to the 2020 TDS performance share units granted to Mr. Carlson and Mr. Hanley.

Performance Measure(1)	3-Year Cumulative Results	Target (100% Payout)	Payout % Achieved	Final Award(2)
Total Revenue(3)	$16.44 Billion	109,158	77.4%	94,357
Return on Capital(3)	3.4%	109,158	92.3%	112,586
Relative TSR	22.3%	54,580	—	—
Total Performance Share Units		272,896	67.9%	206,943

(1)Total Revenue, Return on Capital ("ROC") and Relative TSR performance measures are weighted 40%, 40% and 20%, respectively.
(2)Includes accumulated dividend equivalents.
(3)In February 2023, the CHRC determined to adjust the payout with respect to the Total Revenue performance measure due to the unforeseeable impact to UScellular equipment revenues over the 2020-2022 performance period caused by the COVID-19 pandemic and the ROC measure due to changes to in the estimated useful life of depreciable assets. Absent this adjustment, payout with respect to the Total Revenue and ROC measures would have been 0% and 82% respectively. Under applicable accounting rules, this adjustment resulted in a modification under FASB ASC 718, which will be reflected as additional compensation in the 2023 Summary Compensation Table.
The following summarizes the adjustment on February 20, 2023 of the performance share unit awards granted during 2020 to the following NEOs:

	Target Award	Payout above/(below) Target(1)	Total Award Payout on February 20, 2023
LeRoy T. Carlson, Jr.	262,669	(63,479)	199,190
Joseph R. Hanley	10,227	(2,474)	7,753
Total	272,896	(65,953)	206,943

(1)Includes accumulated dividend equivalents.
Performance for the financial-based performance share units granted to TDS Telecom executives is measured over a three-year time period using three key performance metrics specific to TDS Telecom's performance. James W. Butman is the only TDS NEO subject to the TDS Telecom performance measures with respect to the performance share unit awards granted in 2022. Mr. Butman and Ms. Villacrez are both subject to the TDS Telecom performance measures with respect to the performance share unit awards granted in 2020 and 2021.
With this pay-for-performance program, each of the TDS Telecom participants was granted a performance share unit award with a payout target opportunity in TDS Common shares. The payout can be increased up to 200% of target or reduced to 0% based on achievement of the key metrics.
TDS Telecom performance metrics and methodology for 2022 performance share unit awards (January 1, 2022 through December 31, 2024 performance period).

		Methodology during Performance Period	Weighting
Total Revenue	•	Three year cumulative Operating Revenue in the performance period	50%
Adjusted Earnings Before Interest, Tax, Depreciation, Amortization and Accretion ("EBITDA")	•	Three year cumulative Adjusted EBITDA in the performance period	30%
Return on Capital	•	Three year average Return on Capital in the performance period	20%
	•	Based on Adjusted Net Operating Profit After Tax divided by Average Capital
See "Summary of 2022 Long-Term Equity Grants", and "2022 Grants of Plan-Based Awards Table", below for additional information regarding the TDS Telecom performance share unit awards granted to Mr. Butman during 2022.

Performance on 2020 TDS Telecom Performance Share Units Produced a 103.6% Payout
The performance period for the 2020 TDS Telecom performance share units ended on December 31, 2022 and performance attainment was certified by the CHRC on February 20, 2023. The certified attainment was 103.6%, which included an adjustment to the payout with respect to the Return on Capital metric due to changes in the estimated useful life of depreciable assets. The table below sets forth the certified attainment with respect to the TDS Telecom performance share unit awards granted to Mr. Butman and Ms. Villacrez during 2020.

Performance Measure(1)	3-Year Cumulative Results	Target (100% Payout)	Payout % Achieved	Final Award(2)
Total Revenue	$3.00 Billion	14,046	86.3%	13,519
Adjusted "EBITDA"	30.6%	14,046	122.0%	19,135
Return on Capital(3)	2.7%	7,022	101.6%	7,963
Total Performance Share Units		35,114	103.6%	40,617

(1)Total Revenue, Adjusted EBITDA and Return on Capital ("ROC") performance measures are weighted 40%, 40% and 20%, respectively.
(2)Includes accumulated dividend equivalents .
(3)In February 2023, the CHRC determined to adjust the payout with respect to the ROC measure due to changes in the estimated useful life of depreciable assets. Absent this adjustment, payout with respect to this measure would have been 200%. The Company did not incur a modification expense related to the adjustment.
The following summarizes the adjustment on February 20, 2023 of the performance share unit awards granted during 2020 to the following NEOs:

	Target Award	Payout above/(below) Target(1)	Total Award Payout on February 20, 2023
Vicki L. Villacrez	4,889	762	5,651
James W. Butman	30,225	4,741	34,966
Total	35,114	5,503	40,617

(1)Includes accumulated dividend equivalents.
Restricted Stock Units
Performance is also a factor in determining the number of shares subject to restricted stock unit awards made to the executive officers. A NEO receives an award of restricted stock units in the current year based in part on the achievement of certain levels of corporate performance in the immediately preceding year and based in part on the achievement of certain levels of individual performance in the immediately preceding year.
Executive officers do not automatically become entitled to restricted stock units as a result of the achievement of any corporate or individual performance levels. Although prior year performance is considered by the CHRC, the award of restricted stock units is entirely discretionary and a NEO has no right to any restricted stock units unless and until they are awarded.
The grant date fair value of restricted stock units is calculated as the product of the number of shares underlying the award and the closing price of the underlying shares on the grant date, reduced by the estimated value of the discounted cash flows of dividends that would normally be received with respect to the underlying shares (because restricted stock units do not receive credit for dividends prior to vesting). The restricted stock units granted in 2022 vest in full (cliff vesting) on May 18, 2025, subject to continued employment.
The total target long-term incentive value is determined by multiplying the officer's salary for the immediately preceding year by a multiple. The multiple is determined considering the officer's job responsibilities and the market compensation data from Willis Towers Watson. See "Benchmarking/Market Compensation Data". The target value is adjusted for performance. The total target long-term incentive value for Ms. Villacrez was calculated based on her salary as of May 24, 2022, following her promotion to Executive Vice President - Chief Financial Officer.
The following summarizes the TDS performance share unit and restricted stock unit grants made by the TDS CHRC on May 18, 2022 (or May 19, 2022 in the case of Mr. Carlson) to the following NEOs (the amounts below may be rounded). Mr. Sereda did not receive an equity grant in 2022 in light of his pending retirement.

Summary of 2022 Long-Term Equity Grants

		Formula	LeRoy T. Carlson, Jr.	Vicki L. Villacrez	James W. Butman	Joseph R. Hanley
a	2021 Base Salary		$1,352,700	$552,000 (2)	$662,500	$485,000
b	Long-Term Incentive Target Multiple		477%	160%	210%	120%
c	Long-Term Incentive Target Value	a × b	$6,456,746	$883,200	$1,391,250	$582,000
d	PSUs Granted (1)	(c x %)/$ per unit	221,802	25,497	40,163	16,801
e	RSUs Granted (1)	(c × %)/$ per unit	165,214	28,883	45,498	19,033

(1)The NEOs were granted a mix of performance units (50%) and restricted stock units (50%) based on their target value. For financial reporting purposes, the values used were determined using methodology based on FASB ASC 718. The values calculated in 2022 for NEOs other than Mr. Carlson were performed using $17.32 per TDS performance share unit and $15.29 per TDS restricted stock unit, using the closing stock price on May 18, 2022. The values calculated for Mr. Carlson, who was granted a mix of performance units (60%) and restricted stock units (40%) in 2022, were performed using $17.55 per TDS performance share unit and $15.52 per TDS restricted stock unit, using the closing stock price on May 19, 2022.
(2)Ms. Villacrez was granted performance units and restricted stock units based on her target value associated with her position and base pay effective May 24, 2022.
Mr. Therivel participated in the UScellular long-term incentive plan as described in the UScellular 2023 proxy statement.
Other Benefits and Plans Available to NEOs
The NEOs participate in certain other benefits and plans, as described below.
To attract and retain high quality management, TDS' compensation packages are designed to compete with other companies for talented employees. The CHRC believes that the NEOs must be offered a competitive compensation package, including benefits and plans. Benefits and plans are an important part of the mix of compensation but do not significantly affect decisions relating to other elements of annual or long-term compensation.
As disclosed, Mr. Sereda retired effective May 24, 2022. Mr. Sereda forfeited his outstanding unvested equity awards upon his retirement. In connection with his retirement, the title to Mr. Sereda's corporate automobile was transferred to him and he was reimbursed for the taxes associated with the transfer.
Deferred Salary and Bonus under Deferred Compensation Arrangements
Deferred Salary and/or Bonus Arrangements. The NEOs are permitted to defer salary and/or bonus into an interest-bearing arrangement pursuant to deferred compensation agreements or plans. Pursuant to the agreement or plan, the officer's deferred compensation account is credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average thirty-year Treasury Bond rate for amounts deferred as an employee of TDS or TDS Telecom, or the twenty-year Treasury Bond rate for amounts deferred as an employee of UScellular, plus 1.25 percentage points, until the deferred compensation amount is paid to such person.
Deferred Bonus under Long-Term Incentive Plan ("LTIP"). In addition to being permitted to defer some or all of their bonuses into an interest-bearing arrangement as described immediately above, the NEOs are also permitted to defer some or all of their bonuses pursuant to a LTIP. Deferred bonus is deemed invested in TDS Common Share Units under the applicable TDS LTIP in the case of deferrals attributable to employment with TDS and in UScellular Common Share Units under the applicable UScellular LTIP in the case of deferrals attributable to employment with UScellular. The NEOs who defer bonus into deferred compensation stock units also receive a company match from TDS, other than the President and CEO of UScellular, who participates in and may receive a match from UScellular under the applicable UScellular LTIP, as described in the UScellular 2023 proxy statement. The match from TDS equals the sum of (i) 25 percent of the deferred bonus which does not exceed one-half of the NEO's gross bonus for the year, and (ii) 33 percent of the deferred bonus which exceeds one-half of the NEO's gross bonus for the year.

UScellular LTIP
The UScellular President and CEO does not participate in the TDS LTIP. Instead, the UScellular President and CEO participates in the UScellular LTIP. The Therivel Letter Agreement specifies the terms of his initial equity awards and provides an anticipated minimum value of his annual equity awards. Mr. Therivel received grants of equity awards under the UScellular LTIP in 2022. The UScellular LTIP is described in UScellular's 2023 proxy statement.
SERP
Each of the NEOs participates in a supplemental executive retirement plan or SERP, which is a non-qualified defined contribution plan. The SERP is not intended to provide substantial benefits other than to replace the benefits which cannot be provided under the TDS Pension Plan as a result of tax law limitations on the amount and types of annual employee compensation which can be taken into account under a tax qualified pension plan or other limitations. The SERP is unfunded. Participants are credited with interest on balances of the SERP. Under the SERP, the deferred balance is credited with an assumed rate of earnings on all amounts other than the contributions for the current year equal to the yield on ten-year BBB rated industrial bonds for the last trading date of the prior year as quoted by Standard & Poor's. The interest rate under the SERP for 2022 was set as of the last trading date of 2021 at 2.7136% per annum, based on the yield on ten-year BBB rated industrial bonds at such time.
A participant is entitled to distribution of his or her entire account balance under the SERP if the participant has a separation from service without cause, after either (a) his or her attainment of age 65; or (b) his or her completion of at least ten years of service. If a participant has a separation from service under circumstances other than those set forth in the preceding sentence, without cause, the participant will be entitled to distribution of 10% of his or her account balance for each year of service up to ten years. Upon a separation from service under circumstances that permit payments under the SERP, the participant will be paid his or her vested account balance in one of the following forms as elected by the participant prior to the first day of the plan year in which the participant commences participation in the SERP: (a) a single lump sum or (b) annual installments over a period of 5, 10, 15, 20, or 25 years. The SERP does not include any provision that would increase benefits or accelerate amounts upon any termination or change in control and, accordingly, no amount attributable to the SERP is included in the Table of Potential Payments upon Termination or Change in Control. Each NEO's SERP balance as of December 31, 2022 is set forth in the "Nonqualified Deferred Compensation" table below.
Perquisites
TDS provides few perquisites to its officers. In addition, TDS has no formal plan, policy or procedure which entitles executive officers to any perquisites following termination or change in control. However, from time to time, TDS or its affiliates may enter into employment, retirement, severance or similar agreements that may provide for perquisites.
Impact of Accounting and Tax Treatments of Particular Forms of Compensation
The CHRC considers the accounting and tax treatments of particular forms of compensation, primarily to be informed and to confirm that Company personnel understand and recognize the appropriate accounting and tax treatments that will be required with respect to compensation. However, accounting treatments do not significantly impact the CHRC's determinations of the appropriate compensation for TDS executive officers.
TDS has agreed to "gross-up" payments to executive officers due to taxes or to otherwise reimburse officers for the payment of taxes only in limited circumstances. Please see the footnotes to the Summary Compensation Table below for additional information regarding "gross-up" payments.
Clawback
Depending on the facts and circumstances, TDS would intend to seek to adjust or recover awards or payments if the relevant TDS performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. The Company will adopt such clawback policy as necessary to reflect the final NYSE listing rules adopted to implement the compensation recovery requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act.
TDS Policy on Executive Stock Ownership
TDS does not have a formal policy relating to stock ownership by executive officers. However, because the President and CEO of TDS, UScellular and TDS Telecom are all directors of TDS, they are subject to the stock ownership guidelines applicable to directors. See "Corporate Governance—Stock Ownership Guidelines" and "Security Ownership of Certain Beneficial Owners and Management".

Prohibition of Derivative Trading, Hedging and Pledging of Shares
TDS' Policy Regarding Insider Trading and Confidentiality provides that the Board of Directors, officers and selected other persons that are subject to the earnings blackout policy may not, under any circumstances, trade options for, pledge, or sell "short," any securities of TDS or UScellular, and may not enter into any hedging, monetization or margin transactions with respect to any such securities.

Compensation and Human Resources Committee Report
TDS' CHRC oversees TDS' compensation program on behalf of the Board of Directors. The CHRC has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in TDS' Proxy Statement and the Company's Annual Report on Form 10-K for the year-ended 2022.
This Compensation and Human Resources Committee Report is submitted by:

Christopher D. O'Leary, Chair	Clarence A. Davis	Kimberly D. Dixon	Wade Oosterman	Dirk S. Woessner

Risks from Compensation Policies and Practices
Based on its assessment in 2022, TDS does not believe that its compensation policies and practices risks are reasonably likely to have a material adverse effect on the Company or its financial statements or that any portion of its compensation policies and practices encourages excessive risk taking. TDS' compensation policies and practices have been developed over time with the assistance of Willis Towers Watson and Compensation Strategies.
TDS believes that its compensation programs do not encourage excessive risk taking for the following reasons:
•Our programs contain a mix of short and long-term compensation.
•Bonuses are not derived from a single component; individual and company performance components discourage risk taking.
•A portion of target long-term incentive compensation is restricted stock units which have value, unlike stock options which might be unexercisable due to stock price.
•Our performance share unit awards utilize multiple and diverse performance metrics to promote progress toward financial goals. Multiple diverse performance metrics discourage risk taking.
•TDS believes there is less risk related to compensation policies and practices for non-executive officers than executive officers.
In general, TDS believes that its risks are similar to those at other publicly traded companies. As a company engaged in wireless, wireline, cable and HMS businesses, TDS also faces risks like other companies of comparable size and industry sector. TDS does not have any business units that have significantly different risk profiles (such as a business unit involved in finance, securities, investing, speculation or similar activities), or where compensation expense is a dominant percentage of the business unit's revenues or with a risk and reward structure that varies significantly from the overall risk and reward structure of TDS.
Also, depending on the facts and circumstances, TDS may seek to adjust or recover awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment, which is believed to discourage excessive risk taking.

Compensation Tables

2022 Summary Compensation Table

The following table summarizes the compensation earned by the named executive officers in 2022, and to the extent required by SEC disclosure rules, 2021 and 2020.

Name and Principal Position	Year	Salary	Bonus (a)	Stock Awards (b)	Option Awards (c)	Non-Equity Incentive Plan Compensation (d)	Change in Pension Value and Non-qualified Deferred Compensation Earnings (e)	All Other Compensation (f)	Total
LeRoy T. Carlson, Jr. (1)(2)(3)
President and CEO of TDS	2022	$1,352,700	$1,046,500	$6,503,975	—	—	$4,204	$22,361	$8,929,740
	2021	$1,352,700	$1,270,000	$6,245,236	$715,813	—	$3,860	$28,530	$9,616,139
	2020	$1,352,700	$1,292,900	$6,495,275	$326,827	—	$5,983	$38,388	$9,512,073
Vicki L. Villacrez (2)(3)
Executive Vice President and Chief Financial Officer of TDS	2022	$462,600	$73,900	$883,209	—	$198,150	$1,581	$77,759	$1,697,199
Laurent C. Therivel (2)(3)
President and CEO of UScellular	2022	$824,887	$750,867	$4,699,725	—	$545,333	$29	$88,045	$6,908,886
	2021	$785,894	$358,374	$4,638,653	—	$609,626	—	$45,713	$6,438,260
	2020	$377,500	$1,527,170	$6,749,987	—	$240,430	—	$339,643	$9,234,730
James W. Butman (2)(3)
President and CEO of TDS Telecom	2022	$685,700	$170,330	$1,391,256	—	$559,860	$2,967	$85,842	$2,895,955
	2021	$662,500	$286,150	$1,374,728	$181,507	$489,350	$30,464	$88,535	$3,113,234
	2020	$640,500	$622,000	$1,290,748	$173,638	—	$30,009	$101,499	$2,858,394
Joseph R. Hanley (3)
Senior Vice President, Strategy and Corporate Development of TDS	2022	$502,000	$60,090	$581,994	—	$156,680	$1,390	$74,125	$1,376,279
Peter L. Sereda (3)
Former Executive Vice President and Chief Financial Officer of TDS	2022	$317,800	$190,000	—	—	—	$2,942	$82,660	$593,402
	2021	$633,500	$104,500	$909,997	$123,325	$320,500	$2,599	$86,156	$2,180,577
	2020	$612,000	$100,000	$860,553	$119,993	$312,900	$3,742	$87,322	$2,096,511

Explanation of Columns:
(a)Amounts reported in this column represent the discretionary portion of annual bonuses paid with respect to 2022. See the discussion under "Bonus" in the above Compensation Discussion and Analysis and in Note (5) below to the above Summary Compensation Table. For 2022 bonuses paid in 2023, Laurent C. Therivel deferred 15% into UScellular deferred compensation stock units. The amount reported in this column for Mr. Therivel in 2022 also includes a $400,000 cash retention award paid on June 30, 2022 pursuant to the terms of the Therivel Letter Agreement.
(b)In accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC 718”), this represents the aggregate grant date fair value. Assumptions made in the valuation of the stock awards in this column are described in TDS' financial statements included in the accompanying Annual Report to Shareholders for the year ended December 31, 2022.
The table below provides both the grant date fair value at target and at maximum for the 2022 performance share unit awards using the May 18, 2022 grant date closing price of $17.32 for Messrs. Butman and Hanley and Ms. Villacrez, the May 19, 2022 grant date closing price of $17.55 for Mr. Carlson and UScellular's April 4, 2022 grant date closing price of $31.42 for Mr. Therivel's UScellular grant.

	LeRoy T. Carlson, Jr.	Vicki L. Villacrez	Laurent C. Therivel	James W. Butman	Joseph R. Hanley
Grant Date Value (100%)	$3,892,625	$441,608	$2,301,452	$695,623	$290,993
Maximum Value (200%)	$7,785,250	$883,216	$4,602,904	$1,391,246	$581,986
(c)    In accordance with FASB ASC 718, represents the aggregate grant date fair value. Assumptions made in the valuation of the option awards in this column are described in Note 18—Stock-Based Compensation, in TDS' financial statements included in the accompanying Annual Report to Shareholders for the year ended December 31, 2022.

(d)Represents the portion of the bonus that represents non-equity incentive plan compensation pursuant to SEC rules. See the discussion under "Bonus" in the above Compensation Discussion and Analysis and in Note (3) below to the above Summary Compensation Table.
(e)Includes the portion of interest that exceeded 120% of the amount calculated utilizing the applicable federal rate (AFR) at the time the interest rate was set. Each of the NEOs currently participates, formerly participated or will participate following satisfaction of minimum service requirements in a supplemental executive retirement plan or SERP. In addition, column (e) includes interest on deferred salary or bonus that exceeded 120% of the amount calculated utilizing the AFR, if any, as indicated in the below table.

	LeRoy T. Carlson, Jr.	Vicki L. Villacrez	Laurent C. Therivel	James W. Butman	Joseph R. Hanley	Peter L. Sereda
SERP	$4,204	$1,581	$29	$2,967	$1,390	$2,942
TDS Deferred Salary and Bonus	—	—	—	—	—	—
Total Excess Earnings	$4,204	$1,581	$29	$2,967	$1,390	$2,942

(f)Does not include any discount amount under the TDS dividend reinvestment plans because such discounts are available generally to all security holders of TDS.
Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is $10,000 or more. Perquisites do not include expenditures that are used exclusively for business purposes.

	LeRoy T. Carlson, Jr.	Vicki L. Villacrez	Laurent C. Therivel	James W. Butman	Joseph R. Hanley	Peter L. Sereda
Perquisites (if $10,000 or more):
Corporate automobile allowance and related expenses	$6,136	$7,533	$12,260	$11,629	$14,379	$1,727
Other (Club Dues, Health and Fitness Reimbursements)	$4,635	—	$3,195	$12,449	$5,226	—
Other (Non-Cash Award) *	—	—	—	—	—	$47,230
Tax gross up relating to corporate automobile allowance and transfer of automobile	—	—	—	—	—	$22,113
Total Perquisites if $10,000 or more	$10,771	$7,533	$15,455	$24,078	$19,605	$71,070
Contributions to Benefit Plans
TDSP	$11,590	$9,226	$11,590	$764	$11,590	$11,590
TDS Pension Plan	—	$33,731	$13,890	$59,473	$21,378	—
SERP	—	$27,269	$47,110	$1,527	$21,552	—
Total, including perquisites if $10,000 or more	$22,361	$77,759	$88,045	$85,842	$74,125	$82,660
* Mr. Sereda retired in 2022 and the title to his corporate automobile was transferred to him in 2022. The line item reflects the value of such automobile at the time of transfer to Mr. Sereda.
Perquisites are valued based on the incremental cost to TDS, or UScellular, as applicable. No amount is reported if the executive officer reimburses the cost to TDS. In 2022, perquisites primarily included an automobile allowance.
TDS and UScellular purchase tickets to various sporting, civic, cultural, charity and entertainment events. They use these tickets for business development, partnership building, charitable donations and community involvement. If not used for business purposes, they may make these tickets available to employees, including the NEOs, as a form of recognition and reward for their efforts. Because such tickets have already been purchased, we do not believe that there is any aggregate incremental cost to TDS or UScellular if a named executive officer uses a ticket for personal purposes.
TDS and its participating subsidiaries make annual employer contributions to the Tax-Deferred Savings Plan ("TDSP") and TDS Pension Plan for each participant.
The SERP is a non-qualified defined contribution plan that is available only to board-approved officers.

Footnotes:
(1)LeRoy T. Carlson, Jr., is included as TDS' principal executive officer. He is also Chair of UScellular and TDS Telecom. Although Mr. Carlson, Chair of UScellular was an officer of UScellular in 2022 while employed by TDS, he was compensated by TDS in connection with services for TDS and TDS subsidiaries, including UScellular. A portion of his compensation expense incurred by TDS is allocated to UScellular by TDS, along with the allocation of other compensation expense and other expenses of TDS. This allocation by TDS to UScellular is done in the form of a single management fee pursuant to an Intercompany Agreement between TDS and UScellular. There is no identification or quantification of the compensation of such persons to UScellular, or of any other allocated expense in this management fee. The management fee is recorded as a single expense by UScellular, UScellular does not obtain details of the components that make up this fee and UScellular does not segregate this fee or allocate any part of the management fee to other accounts such as compensation expense. Accordingly, all of such compensation expense incurred by TDS is reported in the above table by TDS and is not reported by UScellular. UScellular discloses the amount of the management fee that it pays to TDS in its proxy statement together with a description of the Intercompany Agreement.
(2)LeRoy T. Carlson, Jr., Laurent C. Therivel, James W. Butman and Vicki L. Villacrez are also executive officers and/or directors of UScellular.
(3)The following summarizes the bonus amounts in the 2022 row in the Summary Compensation Table for the named executive officers that were paid a bonus for 2022 performance, excluding the retention award paid to Mr. Therivel in June 2022. The bonus amounts were paid in 2023. Mr. Sereda's bonus amount was paid in 2022 upon retirement.

	LeRoy T. Carlson, Jr.	Vicki L. Villacrez	Laurent C. Therivel	James W. Butman	Joseph R. Hanley	Peter L. Sereda
Total Bonus paid for 2022 Performance	$1,046,500	$272,100	$896,200	$730,200	$216,800	$190,000
Less amount reported as Non-Equity Incentive Plan Compensation	—	$198,150	$545,333	$559,860	$156,680	—
Amount reported as Bonus for 2022	$1,046,500	$73,900	$350,867	$170,330	$60,090	$190,000
Unlike the bonus program for certain other executive officers, which provides that a specified percentage of an officer's bonus will be determined based on company performance and on individual performance, the bonus guidelines for the President and CEO of TDS (LeRoy T. Carlson, Jr.), do not provide such specificity and provide that the entire amount of the bonus is discretionary. Accordingly, the entire amount of the bonus for LeRoy T. Carlson, Jr. is reported under the "Bonus" column of the Summary Compensation Table.

2022 Grants of Plan-Based Awards Table

The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding plan-based awards in 2022.

								All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
					#	#	#
					(a)	(b)	(c)
LeRoy T. Carlson, Jr.
Awards in TDS Shares
TDS Restricted Stock Units (1)	5/19/2022							165,214	$2,563,725
TDS Deferred Compensation Stock Match Units for 2021 Bonus Paid in 2022 (2)	3/4/2022							2,652	$47,625
TDS Performance Share Units	5/19/2022				22,180	221,802	443,604		$3,892,625
Vicki L. Villacrez
Non-Equity Incentive Plan Awards (5)		$11,048	$220,960	$430,782
Awards in TDS Shares
TDS Restricted Stock Units (1)	5/18/2022							28,883	$441,601
TDS Performance Share Units	5/18/2022				2,550	25,497	50,994		$441,608
Laurent C. Therivel
Non-Equity Incentive Plan Awards (5)		$22,271	$636,328	$1,174,025
Awards in USM Common Shares
USM Restricted Stock Units (3)	4/4/2022							73,248	$2,301,452
USM Deferred Compensation Stock Match Units for 2021 Bonus Paid in 2022 (2)	3/10/2022							3,291	$96,821
USM Performance Share Units (4)	4/4/2022				36,624	73,248	146,496		$2,301,452
James W. Butman
Non-Equity Incentive Plan Awards (5)		$24,685	$493,700	$962,715
Awards in TDS Shares
TDS Restricted Stock Units (1)	5/18/2022							45,498	$695,633
TDS Performance Share Units	5/18/2022				4,016	40,163	80,326		$695,623
Joseph R. Hanley
Non-Equity Incentive Plan Awards (5)		$9,036	$180,720	$352,404
Awards in TDS Shares
TDS Restricted Stock Units (1)	5/18/2022							19,033	$291,001
TDS Performance Share Units	5/18/2022				1,680	16,801	33,602		$290,993

Explanation of Columns:
(a)-(c)The amounts shown under these columns reflect the number of TDS Common Shares that may be earned by each NEO TDS officer as a result of the performance share units granted to such officer under the award. The actual number of TDS Common Shares to be delivered to the NEOs as a result of these performance share units will be determined by the performance of TDS (or TDS Telecom, in the case of Mr. Butman) during the three-year performance period running January 1, 2022 through December 31, 2024, as measured against three performance criteria selected by the CHRC. See footnote (4) to this table for information on the performance share units granted to Laurent C. Therivel. The TDS performance share units accumulate dividends (in the form of additional performance share units) which are forfeited if the performance metrics are not achieved.

Footnotes:
(1)These amounts represent TDS restricted stock units which will become vested on May 18, 2025, subject to the NEO's continuous employment until such date. Dividends are not earned with respect to TDS shares underlying restricted stock units until the award becomes vested and the shares are issued.
(2)Represents the number of deferred compensation stock units in TDS Common Shares awarded to such officer with respect to the company match related to deferred bonus compensation, except that with respect to Laurent C. Therivel, represents the number of deferred compensation stock units in USM Common Shares. Dividends are not earned on TDS shares underlying deferred compensation stock match units until such units become vested. UScellular does not currently pay any regular dividends. The aggregate grant date fair value computed in accordance with FASB ASC 718 of the match stock units is reported in the Summary Compensation Table under the "Stock Awards" column. See the "Nonqualified Deferred Compensation" table below for information regarding deferred compensation stock units and dividend equivalents.
(3)This amount represents the number of USM Common Shares underlying UScellular restricted stock units which will become vested on April 4, 2025, subject to Mr. Therivel's continuous employment until such date.
(4)These amounts reflect the number of USM Common Shares that may be earned by Laurent C. Therivel as a result of the UScellular performance share units granted to Mr. Therivel under the award. The actual number of USM Common Shares to be delivered to Mr. Therivel as the result of these performance share units will be determined by the performance of UScellular during the performance period running January 1, 2022 through December 31, 2024, as measured against a single performance criteria selected by the UScellular Long-Term Incentive Compensation Committee.
(5)Represents amounts payable under the TDS Officer Bonus Program or the UScellular Officer Annual Incentive Plan in the case of Mr. Therivel.
2022 Outstanding Equity Awards at Fiscal Year End
The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding outstanding equity awards at year end.

	Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
LeRoy T. Carlson, Jr.
Options:
2021 TDS Options (1)	5/19/2021		104,390	$25.36	5/19/2031
2020 TDS Options (1)	5/21/2020		77,100	$19.15	5/21/2030
2019 TDS Options	5/22/2019	33,624		$30.72	5/22/2029
2018 TDS Options	5/23/2018	18,320		$25.70	5/23/2028
2017 TDS Options	5/24/2017	39,700		$27.79	5/24/2027
2016 TDS Options	8/15/2016	53,800		$29.45	8/15/2026
2015 TDS Options	5/11/2015	236,100		$29.26	5/11/2025
2014 TDS Options	5/16/2014	225,000		$26.83	5/16/2024
2013 TDS Options	5/10/2013	186,000		$22.60	5/10/2023
Restricted Stock Unit Awards:
2022 TDS RSUs (1)	5/19/2022					165,214	$1,733,095
2021 TDS RSUs (1)	5/19/2021					136,827	$1,435,315
2020 TDS RSUs (1)	5/21/2020					82,507	$865,498
TDS Bonus Match Units not vested (4)						2,878	$30,194
Performance Share Units:
2022 TDS PSUs (5)	5/19/2022							231,133	$2,424,585
2021 TDS PSUs (5)	5/19/2021							127,041	$1,332,660
2020 TDS PSUs (6)	5/21/2020					199,190	$2,089,503
Total		792,544	181,490			586,616	$6,153,605	358,174	$3,757,245

	Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Vicki L. Villacrez
Options:
2021 TDS Options (1)	5/19/2021		4,386	$25.36	5/19/2031
2020 TDS Options (1)	5/21/2020		6,625	$19.15	5/21/2030
2019 TDS Options	5/22/2019	3,061		$30.72	5/22/2029
2018 TDS Options	5/23/2018	17,305		$25.70	5/23/2028
2017 TDS Options	5/24/2017	14,256		$27.79	5/24/2027
2016 TDS Options	8/15/2016	13,512		$29.45	8/15/2026
2015 TDS Options	5/11/2015	11,403		$29.26	5/11/2025
Restricted Stock Unit Awards:
2022 TDS RSUs (1)	5/18/2022					28,883	$302,983
2021 TDS RSUs (1)	5/19/2021					5,462	$57,296
2020 TDS RSUs (1)	5/21/2020					6,689	$70,168
Performance Share Units:
2022 TDS PSUs (5)	5/18/2022							26,568	$278,698
2021 TDS PSUs (5)	5/19/2021							4,262	$44,708
2020 TDS PSUs (6)	5/21/2020					5,651	$59,279
Total		59,537	11,011			46,685	$489,726	30,830	$323,406

Laurent C. Therivel
Restricted Stock Unit Awards:
2022 USM RSUs (2)	4/4/2022					73,248	$1,527,221
2021 USM RSUs (2)	4/5/2021					61,141	$1,274,790
2020 USM Initial CEO RSUs (3)	7/1/2020					72,510	$1,511,834
USM Bonus Match Units not vested (4)	3/10/2022					2,535	$52,855
Performance Share Units:
2022 USM PSUs (2)	4/4/2022							73,248	$1,527,221
2021 USM PSUs (2)	4/5/2021							61,141	$1,274,790
2020 USM Initial CEO PSUs (7)	7/1/2020							145,021	$3,023,688
Total USM		—	—			209,434	$4,366,700	279,410	$5,825,699
James W. Butman
Options:
2021 TDS Options (1)	5/19/2021		26,470	$25.36	5/19/2031
2020 TDS Options (1)	5/21/2020		40,962	$19.15	5/21/2030
2019 TDS Options	5/22/2019	17,259		$30.72	5/22/2029
2018 TDS Options	5/23/2018	73,723		$25.70	5/23/2028
2017 TDS Options	5/24/2017	60,835		$27.79	5/24/2027
2016 TDS Options	8/15/2016	54,100		$29.45	8/15/2026
Restricted Stock Unit Awards:
2022 TDS RSUs (1)	5/18/2022					45,498	$477,274
2021 TDS RSUs (1)	5/19/2021					32,961	$345,761
2020 TDS RSUs (1)	5/21/2020					41,356	$433,824
Performance Share Units:
2022 TDS PSUs (5)	5/18/2022							41,852	$439,027
2021 TDS PSUs (5)	5/19/2021							25,745	$270,065
2020 TDS PSUs (6)	5/21/2020					34,966	$366,793
Total		205,917	67,432			154,781	$1,623,652	67,597	$709,092

	Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph R. Hanley
Options:
2021 TDS Options (1)	5/19/2021		7,748	$25.36	5/19/2031
2020 TDS Options (1)	5/21/2020		12,423	$19.15	5/21/2030
2019 TDS Options	5/22/2019	7,145		$30.72	5/22/2029
2018 TDS Options	5/23/2018	7,540		$25.70	5/23/2028
2017 TDS Options	5/24/2017	7,201		$27.79	5/24/2027
2016 TDS Options	8/15/2016	7,256		$29.45	8/15/2026
2015 TDS Options	5/11/2015	26,902		$29.26	5/11/2025
2014 TDS Options	5/16/2014	25,434		$26.83	5/16/2024
Restricted Stock Unit Awards:
2022 TDS RSUs (1)	5/18/2022					19,033	$199,656
2021 TDS RSUs (1)	5/19/2021					9,249	$97,022
2020 TDS RSUs (1)	5/21/2020					11,286	$118,390
Performance Share Units:
2022 TDS PSUs (5)	5/18/2022							17,507	$183,648
2021 TDS PSUs (5)	5/19/2021							8,620	$90,424
2020 TDS PSUs (6)	5/21/2020					7,753	$81,329
Total		81,478	20,171			47,321	$496,397	26,127	$274,072

Peter L. Sereda
Options:
2019 TDS Options	5/22/2019	13,899		$30.72	5/24/2023
2018 TDS Options	5/23/2018	12,858		$25.70	5/24/2023
2017 TDS Options	5/24/2017	11,584		$27.79	5/24/2023
2016 TDS Options	8/15/2016	9,905		$29.45	5/24/2023
2015 TDS Options	5/11/2015	36,855		$29.26	5/24/2023
2014 TDS Options	5/16/2014	33,927		$26.83	5/24/2023
2013 TDS Options	5/10/2013	38,109		$22.60	5/10/2023
Total		157,137	—			—	—	—	—

Explanation of Columns:
(a)With respect to TDS awards, represents the market value of TDS Common Shares underlying stock awards that had not vested as of December 30, 2022, the last trading day of 2022, or $10.49 per share. With respect to UScellular awards, represents the market value of USM Common Shares underlying stock awards that had not vested as of December 30, 2022, the last trading day of 2022, or $20.85 per share.
Footnotes:
(1)Such TDS options and TDS restricted stock units will vest on the third anniversary of the grant date.
(2)Such UScellular restricted stock units and UScellular performance share units will vest on the third anniversary of the grant date. The 2021 and 2022 UScellular performance share units are subject to the achievement of threshold performance measures over a three-year period relating to Return on Capital. The number of shares included in the above table is the Target number of shares.
(3)The USM Initial CEO Restricted Stock Units become vested on July 1, 2026.

(4)Represents deferred compensation stock match units awarded to such NEO with respect to deferred bonus compensation. See "2022 Nonqualified Deferred Compensation Table" below. Represents the number of TDS Common Shares (or USM Common Shares if indicated) underlying deferred compensation stock match units that have not vested. Generally, one-third of the deferred compensation stock match units become vested on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that such officer is an employee of TDS or an affiliate on such date. Accordingly, with respect to Mr. Carlson, share units are scheduled to vest on each December 31, 2023 (1,976) and December 31, 2024 (902), and with respect to Mr. Therivel, share units are scheduled to vest on each December 31, 2023 (1,438) and December 31, 2024 (1,097). Upon separation from the Company, any TDS or USM company match earned is fully vested for employees who are retirement eligible under the TDS Bonus Deferral and Stock Unit Match Program or UScellular Phantom Deferred Compensation Plan, respectively. As of December 31, 2022, Mr. Carlson was retirement eligible, and Mr. Therivel was not retirement eligible, under the terms of the TDS Bonus Deferral and Stock Unit Match Program and UScellular Phantom Deferred Compensation Plan, respectively.
(5)Such TDS performance share units will vest on December 31 in the second year following the year of the grant, subject to the achievement of threshold performance measures over a three-year period relating to, in the case of Mssrs. Carlson and Hanley and Ms. Villacrez (in the case of her 2022 PSUs), Total Revenue, Return on Capital and Relative Total Shareholder Return compared to a defined peer group, and in the case of Mr. Butman and Ms. Villacrez (in the case of her 2021 PSUs), Total Revenue, Return on Capital and Adjusted Earnings Before Interest, Tax, Depreciation, Amortization and Accretion (EBITDA). The number of shares included in this row is the Target number of shares increased, in accordance with award terms, by dividend equivalents assuming the reinvestment of dividends on such awards. Such dividend equivalents will become vested only if the underlying performance share units become vested.
(6)Represents 2020 TDS performance share unit awards. The three-year performance period ended December 31, 2022 and on February 20, 2023, the CHRC certified a 67.9% payout for Mssrs. Carlson's and Hanley's performance share units (based on TDS performance) and a 103.6% payout for Ms. Villacrez and Mr. Butman's performance share units (based on TDS Telecom performance).
(7)The USM Initial CEO performance share units represent a performance-based equity award granted to Laurent C. Therivel on July 1, 2020 (the "Accomplishment Award"). The award has a variable vesting period which could range from 2.5 to 6.5 years dependent on attainment of performance conditions. The Accomplishment Award vests if during any two calendar-year period commencing no earlier than January 1, 2021 and ending no later than December 31, 2026, UScellular achieves both of the following performance conditions: (1) an average total revenue growth rate that exceeds the average total revenue growth rate of the wireless industry; and (2) an average annual return on capital that exceeds six percent. Both performance conditions must be satisfied during the same two calendar-year period and the Accomplishment Award is binary - the award does not vest if both performance conditions are not satisfied.

2022 Option Exercises and Stock Vested

The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding option exercises and stock vested in 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
LeRoy T. Carlson, Jr.
TDS Stock Awards Vested (Date of Vesting):
2019 Restricted Stock Units (5/22/22)			60,630	$1,057,994
2019 Performance Share Units (2/10/22)			72,850	$1,480,312
TDS Bonus Match Units (12/31/22) (1)(2)			7,619	$79,925
Total TDS	—	—	141,099	$2,618,231
Vicki L. Villacrez
TDS Stock Awards Vested (Date of Vesting):
2019 Restricted Stock Units (5/22/22)			3,634	$63,413
2019 Performance Share Units (2/10/22)			3,123	$63,459
Total TDS	—	—	6,757	$126,872
Laurent C. Therivel
USM Stock Awards Vested (Date of Vesting):
USM Bonus Match Units (12/31/22) (1)(2)			1,438	$29,982
Total USM	—	—	1,438	$29,982
James W. Butman
TDS Stock Awards Vested (Date of Vesting):
2019 Restricted Stock Units (5/22/22)			19,732	$344,323
2019 Performance Share Units (2/10/22)			16,972	$344,871
Total TDS	—	—	36,704	$689,194
Joseph R. Hanley
TDS Stock Awards Vested (Date of Vesting):
2019 Restricted Stock Units (5/22/22)			8,557	$149,320
2019 Performance Share Units (2/10/22)			6,150	$124,968
Total TDS	—	—	14,707	$274,288
Peter L. Sereda
TDS Stock Awards Vested (Date of Vesting):
2019 Restricted Stock Units (5/22/22)			16,151	$281,835
2019 Performance Share Units (2/10/22)			11,604	$235,793
Total TDS	—	—	27,755	$517,628
Footnotes:
(1)Pursuant to the TDS LTIP (or the UScellular LTIP in the case of deferred compensation stock units granted under that plan), the company-match deferred compensation stock units relating to deferred bonus generally vest one-third on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that the award recipient is an employee of TDS or an affiliate on such date. The stock price used to calculate the value realized on vesting was the closing price of TDS Common Shares of $10.49 (or the closing price of USM Common Shares of $20.85 for USM deferred compensation stock units) on December 30, 2022, the last trading day of 2022.
See "2022 Nonqualified Deferred Compensation Table" below.
Upon separation from the Company, the TDS or USM company match is non-forfeitable for employees who are retirement eligible under the TDS Bonus Deferral and Stock Unit Match Program or the UScellular Phantom Deferred Compensation Plan, respectively. As of December 31, 2022, Mr. Carlson qualified as retirement eligible under the TDS Bonus Deferral and Stock Unit Match Program. Mr. Therivel participates in the UScellular stock match program. Mr. Therivel does not qualify as retirement eligible under the UScellular Phantom Deferred Compensation Plan.
(2)Amounts reported with respect to vested TDS deferred compensation stock units include the value of any credited dividend equivalents. UScellular does not currently pay regular dividends.

Pension Benefits
TDS and UScellular executive officers are covered by the TDSP and the Pension Plan, each of which is a tax-qualified defined contribution plan, and the SERP. The named executive officers only participate in tax-qualified defined contribution plans and a non-qualified defined contribution plan. Accordingly, the Pension Benefits table required to be provided by SEC rules is not applicable.

The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding nonqualified deferred compensation.

2022 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
LeRoy T. Carlson, Jr.
SERP (1)
Company Contribution		—
Total Interest			$24,981
Balance at year end					$936,269
Bonus Deferral and Company Match into TDS Phantom Shares (3)
Deferral of 2021 bonus paid in 2022 - 10,607 TDS Shares	$190,500
Company Match for 2021 bonus paid in 2022 - 2,652 TDS Shares		$47,625
Dividend Equivalents of 4,891 TDS Shares			$51,307
Changes in value in 2022			$(708,046)
Distribution of 9,731 TDS Shares in 2022				$(201,536)
Accumulated Balance at Year End:
78,879 vested TDS Shares					$827,440
2,878 unvested TDS Shares					$30,190
Aggregate Total (4)	$190,500	$47,625	$(631,758)	$(201,536)	$1,793,899
Vicki L. Villacrez
SERP (1)
Company Contribution		$27,269
Total Interest			$9,394
Balance at year end					$379,329
Aggregate Total (4)	—	$27,269	$9,394	—	$379,329

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Laurent C. Therivel
SERP (1)
Company Contribution		$47,110
Total Interest			$170
Balance at year end (4)					$53,490
Bonus Deferral and Company Match into UScellular Phantom Shares (3)
Deferral of 2021 bonus paid in 2022 - 9,871 USM Shares	$290,405
Company Match for 2021 bonus paid in 2022 - 3,291 USM Shares		$96,821
Changes in Value in 2022			$(167,365)
Accumulated balance at Year End:
15,741 vested USM Shares					$328,200
2,535 unvested USM Shares					$52,855
Aggregate Total (4)	$290,405	$143,931	$(167,195)	—	$434,545

James W. Butman
SERP (1)
Company Contribution		$1,527
Total Interest			$17,632
Balance at year end					$662,365
Compensation deferred to Interest Account in prior year (2)
Total Interest			$112,260
Balance at year end					$2,605,928
Aggregate Total (4)	—	$1,527	$129,892	—	$3,268,293
Joseph R. Hanley
SERP (1)
Company Contribution		$21,552
Total Interest			$8,262
Balance at year end					$331,216
Aggregate Total (4)	—	$21,552	$8,262	—	$331,216
Peter L. Sereda
SERP (1)
Company Contribution
Total Interest			$17,482
Balance at year end					$655,182
Aggregate Total (4)	—	—	$17,482	—	$655,182

Footnotes:
(1)Each of the NEOs participate or formerly participated or will participate following satisfaction of minimum service requirements in the SERP. Mr. Carlson did not receive a SERP contribution with respect to 2022 because, based on the terms of the TDS Pension Plan and SERP, his age and other factors, he is deemed to be fully funded and thus no longer eligible for ongoing contributions to such plans. Under the SERP, the deferred balance is credited with an assumed rate of earnings on all amounts other than the contributions for the current year equal to the yield on ten year BBB rated industrial bonds for the last trading date of the prior year as quoted by Standard & Poor's. The interest rate under the SERP for 2022 was 2.714%, posted quarterly 0.6784%, based on the yield on ten year BBB rated industrial bonds at such time.

(2)Represents deferred salary and/or bonus accounts pursuant to interest-bearing deferred compensation agreements. Pursuant to the agreements, the deferred accounts are credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average thirty-year Treasury Bond rate for salary or bonus deferred as an employee of TDS or TDS Telecom, or the twenty-year Treasury Bond rate for salary or bonus deferred as an employee of UScellular, plus 1.25 percentage points, until the deferred compensation amount is paid to such person.
(3)The amounts represent deferrals of annual bonus under deferred compensation stock unit deferral arrangements.
(4)The following is a summary of the amount of the above year-end total deferred compensation balances which has been included in the compensation reported in the Summary Compensation Table. The below amounts do not include previously reported deferred compensation that has been distributed.

	LeRoy T. Carlson, Jr.	Vicki L. Villacrez	Laurent C. Therivel	James W. Butman	Joseph R. Hanley	Peter L. Sereda
Aggregate Deferred Balances 12/31/21 (includes amounts reported as compensation in years prior to 2021)	$2,389,068	$342,666	$167,404	$3,136,874	$301,401	$637,700
Net amount reported in above table for 2022 (includes amounts reported as compensation in 2022)	$(595,169)	$36,663	$267,141	$131,419	$29,815	$17,482
Aggregate Deferred Balances 12/31/22	$1,793,899	$379,329	$434,545	$3,268,293	$331,216	$655,182
Potential Payments upon Termination or Change in Control
TDS does not have any plans or policies that provide for severance or other compensation or benefits to the NEOs upon termination or a change in control other than the acceleration of vesting of option and stock awards upon certain events as discussed herein and other than any agreements described in the footnotes to the below Table of Potential Payments upon Termination or Change in Control. TDS may enter into agreements or arrangements with officers that provide for severance or other compensation or benefits under circumstances that are negotiated with an officer in connection with the employment or termination of employment of such officer. Any such agreement or arrangement is based on the facts and circumstances at the time relating to that particular employment relationship.
The acceleration of vesting of awards may be considered to be appropriate upon certain qualified termination events or a change in control, but TDS does not consider it appropriate to generally provide for other significant severance or similar benefits in such events or to permit the acceleration of vesting of awards as a general rule for non-qualified termination events. TDS considers the fact that, unlike companies that may be widely held, TDS is controlled by the TDS Voting Trust. As a result, TDS does not follow the practices of certain other companies that may provide for substantial benefits upon a termination or a change in control as a standard practice. Instead, potential payments upon a termination or a change in control are designed primarily so that employees are neither harmed nor given a windfall in such circumstances. The acceleration of awards under certain circumstances is intended to motivate executive officers to act in the long-term interests of TDS. The foregoing limited and customized approach to termination payments is consistent with TDS' overall compensation objectives, as discussed herein. These objectives assume that officers will be compensated primarily based on performance during their continued employment with TDS and are designed to motivate executive officers to act in the long-term interest of TDS, recognizing that TDS is a controlled company. As a result, these objectives do not contemplate providing significant benefits upon or providing significant incentives with respect to qualified termination events or a change in control or providing any benefits upon non-qualified termination events.
Therivel Letter Agreement
Pursuant to the Therivel Letter Agreement, in the event Mr. Therivel's employment is involuntarily terminated by UScellular without cause or upon the occurrence of a change in control, then, subject to his execution and non-revocation of a release of claims against USCellular and its affiliates in the case of involuntary termination without cause (a “Release”), UScellular at that time will pay him any remaining cash retention awards due to him (otherwise scheduled to be paid on December 1, 2023 ($885,000) and December 1, 2024 ($295,000)), with such amounts to be paid in a lump sum within thirty days following such termination or change in control. In addition, in the event Mr. Therivel's employment is involuntarily terminated without cause prior to April 1, 2027, and subject to his execution and non-revocation of a Release, UScellular will pay him a lump sum severance amount equal to his then current annual base salary.
Peter L. Sereda Retirement Benefits
As disclosed above, Mr. Sereda retired effective May 24, 2022. Mr. Sereda forfeited his outstanding unvested equity awards upon his retirement. In connection with his retirement, the title to Mr. Sereda's corporate automobile was transferred to him ($47,230) and he was paid an additional amount to reimburse him for the taxes associated with such transfer ($22,113).

Table of Potential Payments upon Termination or Change in Control
The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a NEO at, following, or in connection with any termination of employment including by resignation, severance, retirement, disability or a constructive termination, or a change in control or a change in the NEO's responsibilities.
The following table provides quantitative disclosure, assuming that the triggering event took place on December 31, 2022. The following describes triggering events ("Triggering Events") under the TDS LTIP:
TDS LTIP:  Additional payments may become due as a result of the acceleration of the vesting of stock options, restricted stock units and/or bonus match units upon the following: (i) a qualified disability, (ii) death, (iii) a Change in Control, and (iv) a qualified retirement.
Additional payments also may become due for the performance share units in the event of death, a qualified disability or a qualified retirement during the performance period, in which case, the officer will receive a pro-rata payout following the performance period based upon actual performance achievement during the performance period. In the event of a change in control, payout will be made following the performance period to officers who remain employed through the end of the performance period based upon the greater of target and actual performance achievement, provided that in the event of death, a qualified disability, a qualified retirement, a termination by the officer for good reason or a termination by TDS without cause during the performance period, payout to the officer will vest and generally be accelerated.
The triggering events for UScellular awards are described in the UScellular 2023 proxy statement.

2022 Table of Potential Payments upon Termination or Change in Control

Name	Early Vesting of Options	Early Vesting of Stock Awards	Other	Total
	(a)	(b)
LeRoy T. Carlson, Jr.
Unexercisable Stock Options for 181,490 Common Shares (1)				—
Unvested Restricted Stock Unit Awards and Bonus Match Units for 387,426 Common Shares (2)		$4,064,103		$4,064,103
Unvested Performance Shares for 651,532 Common Shares (3)		$6,834,571		$6,834,571
Aggregate Totals	—	$10,898,674	—	$10,898,674
Vicki L. Villacrez
Unexercisable Stock Options for 11,011 Common Shares (1)				$0
Unvested Restricted Stock Unit Awards for 41,034 Common Shares (2)		$430,447		$430,447
Unvested Performance Shares for 36,481 Common Shares (3)		$382,686		$382,686
Aggregate Totals	—	$813,133	—	$813,133
Laurent C. Therivel
Unvested Restricted Stock Unit Awards and Bonus Match Units for 209,434 USM Common Shares (2)(5)		$4,366,699		$4,366,699
Unvested Performance Shares for 134,389 USM Common Shares (4)(5)		$2,802,011		$2,802,011
Unvested Initial Performance Shares for 48,340 USM Common Shares (4)(5)		$1,007,896		$1,007,896
Payment of Cash Retention Awards (6)			1,180,000	$1,180,000
One-Year of Current Salary as Severance (6)			826,400	$826,400
Aggregate Totals	—	$8,176,606	2,006,400	$10,183,006
James W. Butman
Unexercisable Stock Options for 67,432 Common Shares (1)				—
Unvested Restricted Stock Unit Awards for 119,815 Common Shares (2)		$1,256,859		$1,256,859
Unvested Performance Shares for 102,563 Common Shares (3)		$1,075,886		$1,075,886
Aggregate Totals	—	$2,332,745	—	$2,332,745
Joseph R. Hanley
Unexercisable Stock Options for 20,171 Common Shares (1)				—
Unvested Restricted Stock Unit Awards for 39,568 Common Shares (2)		$415,068		$415,068
Unvested Performance Shares for 37,543 Common Shares (3)		$393,826		$393,826
Aggregate Totals	—	$808,894	—	$808,894

Explanation of Columns:
(a)Represents the maximum potential value of accelerated stock options assuming that a Triggering Event took place on December 31, 2022 and that the price per share of the registrant's securities was $10.49 (for the NEOs other than Mr. Therivel), and $20.85 (for Mr. Therivel), the closing market price of TDS Common Shares, and UScellular Common Shares, respectively, as of December 30, 2022, the last trading day of 2022. Includes only the aggregate difference between the exercise price of such stock options and such year-end stock price. No dollar amount is indicated if the exercise price of such stock options exceeded such year-end stock price.
(b)Represents the maximum potential value of accelerated restricted stock units, performance share units and any bonus match units assuming that a Triggering Event took place on December 31, 2022 and that the price per share of the registrant's securities was $10.49 (for the NEOs other than Mr. Therivel), and $20.85 (for Mr. Therivel) the closing market price of TDS Common Shares, and UScellular Common Shares, respectively, as of December 30, 2022, the last trading day of 2022.

Footnotes:
(1)The following table shows the intrinsic value of the unexercisable options, if any, calculated as the difference between the exercise price of such stock options and the closing price of a TDS Common Share on December 30, 2022, the last trading day of 2022.

Option (Per Share Exercise Price of Options)	Number of Shares Underlying Specified Awards that are Unexercisable at 12/31/22	Value at 12/31/22 based on $10.49 per TDS share	Less Aggregate Exercise Price	Difference (if Positive)
LeRoy T. Carlson, Jr.
2021 Options ($25.36)	104,390	$1,095,051	$2,647,330
2020 Options ($19.15)	77,100	$808,779	$1,476,465
Total	181,490			—
Vicki L. Villacrez
2021 Options ($25.36)	4,386	$46,009	$111,229
2020 Options ($19.15)	6,625	$69,496	$126,869
Total	11,011			—
Laurent C. Therivel
Total	—			—
James W. Butman
2021 Options ($25.36)	26,470	$277,670	$671,279
2020 Options ($19.15)	40,962	$429,691	$784,422
Total	67,432			—
Joseph R. Hanley
2021 Options ($25.36)	7,748	$81,277	$196,489
2020 Options ($19.15)	12,423	$130,317	$237,900
Total	20,171			—
(2)Represents unvested restricted stock units and any unvested bonus match units.
(3)Represents the maximum number of unvested TDS performance share units that would become vested based upon the greater of (i) actual achievement through December 31, 2022 and (ii) an achievement level resulting in a payout equal to the Target. The above table reflects Mssrs. Carlson and Hanley's performance share units (based on TDS performance) and Ms. Villacrez's 2022 performance share units (based on TDS performance) at the Target amounts since Target exceeded actual achievement through December 31, 2022. The above table reflects Mr. Butman's performance share units (based on TDS Telecom performance) and Ms. Villacrez's 2020 and 2021 performance share units (based on TDS Telecom performance) at the actual achievement since the actual achievement exceeded Target through December 31, 2022.
(4)Represents unvested UScellular performance share units. See the "Outstanding Equity Awards at Fiscal Year End" table for details.
(5)Pursuant to the letter agreement between UScellular and Mr. Therivel, in the event of a change in control of UScellular prior to April 1, 2027, the Chairman will recommend that one-third of the Initial Performance Shares vest and all of his other outstanding equity awards vest in full.
(6)Pursuant to the Therivel Letter Agreement, in the event Mr. Therivel's employment is involuntarily terminated by UScellular without cause or upon the occurrence of a change in control, UScellular at that time shall pay him any remaining cash retention awards due to him (otherwise scheduled to be paid on December 1, 2023 ($885,000) and December 1, 2024 ($295,000)). Pursuant to the Therivel Letter Agreement, in the event Mr. Therivel's employment is involuntarily terminated by UScellular without cause prior to April 1, 2027, UScellular shall pay him a severance amount equal to his then current annual base salary.

CEO Pay Ratio
We believe our executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that build value over the long-term for our shareholders. We are committed to internal pay equity, and the CHRC monitors the relationship between the pay of our executive officers and the pay of our non-executive employees. The CHRC reviewed a comparison of our CEO's annual total compensation in fiscal year 2022 to that of all other Company employees for the same period.
Our calculation includes all active employees as of December 31, 2022.
We identified our median employee (the "Median Employee") by calculating the annualized salary/wages for each of our active employees as of December 31, 2022; ranking the annual salaries and wages of all employees except for the President and CEO from lowest to highest; and then identified the Median Employee. The annualized salary/wages of the Median Employee was then adjusted to the extent necessary so that is determined on the same basis as the compensation of the President and CEO in the Summary Compensation Table
The annual total compensation for fiscal year 2022 for our CEO was $8,929,740 and for the Median Employee was $74,133. The resulting ratio of our CEO’s pay to the pay of our Median Employee for fiscal year 2022 is 120.5 to 1.

Pay Versus Performance

	Summary Compensation Table Total for LeRoy T. Carlson, Jr. (2)	Compensation Actually Paid to LeRoy T. Carlson, Jr. (3)	Average Compensation Table Total for Non-PEO Named Executive Officers (2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (3)	Value of Initial Fixed $100 Investment Based On (4):		Net Income	ROC (6)
Year (1)					Total Shareholder Return	Peer Group Total Shareholder Return (5)
	($)	($)	($)	($)	($)	($)	($)	(%)
2022	$8,929,740	$237,089	$2,694,344	$(117,463)	$46.00	$81.00	$71,656,249	1.8%
2021	$9,616,139	$7,034,857	$3,284,862	$4,231,000	$85.00	$86.00	$188,119,059	4.0%
2020	$9,512,073	$6,542,246	$5,009,231	$3,172,184	$76.00	$94.00	$269,392,271	5.0%
(1)The Principal Executive Officer ("PEO") and NEOs for the applicable years were as follows:
•2022: LeRoy T. Carlson served as the Company's PEO for the entirety of 2022 and the Company's other NEOs were: Laurent C. Therivel, Vicki L. Villacrez, James W. Butman, Joseph R. Hanley and Peter L. Sereda.
•2021: LeRoy T. Carlson served as the Company's PEO for the entirety of 2021 and the Company's other NEOs were: Laurent C. Therivel, James W. Butman, Peter L. Sereda and Kurt B. Thaus.
•2020: LeRoy T. Carlson served as the Company's PEO for the entirety of 2020 and the Company's other NEOs were: Laurent C. Therivel, James W. Butman, Peter L. Sereda, Scott H. Williamson and Kenneth R. Meyers.
(2)Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Mr. Carlson (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for our other NEOs reported for the applicable year other than the PEO for such years.
(3)To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Carlson and for the average of the other NEOs is set forth following the footnotes to this table.
(4)Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019 in TDS' common stock. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)The TSR Peer Group consists of the component companies of the Dow Jones U.S. Telecommunications Index.
(6)The CHRC selected Return on Capital as our Company selected metric, which is calculated as earnings before interest, adjusted for income tax impacts, divided by the sum of total debt, right of use lease liabilities, and total equity. This is one of the metrics used to measure performance under the PSU awards.

Compensation Actually Paid Adjustments (a)

Year	Summary Compensation Table Total	(Minus) Grant Date Fair Value of Awards Granted in Fiscal Year	Plus Fiscal Year-End Fair Value of Outstanding and Unvested Awards Granted in Fiscal Year	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Awards Granted in Prior Fiscal Year	Plus Vesting Date Fair Value of Awards Granted and Vested During Fiscal Year	Plus/(Minus) Change in Fair Value of Awards Granted in Prior Fiscal Years that Vested During Fiscal Year	Equals Compensation Actually Paid
LeRoy T. Carlson, Jr.
2022	$8,929,740	$(6,503,975)	$3,357,624	$(5,374,401)	$9,179	$(181,078)	$237,089
2021	$9,616,139	$(6,961,049)	$4,509,876	$(589,116)	$21,540	$437,467	$7,034,857
2020	$9,512,073	$(6,822,102)	$6,496,786	$(2,194,023)	$14,132	$(464,620)	$6,542,246
Other NEO's (Average)
2022	$2,694,344	$(1,511,237)	$826,571	$(2,102,689)	$4,574	$(29,026)	$(117,463)
2021	$3,284,862	$(1,928,939)	$1,452,699	$1,256,668	$2,687	$163,023	$4,231,000
2020	$5,009,231	$(3,445,718)	$1,140,500	$(331,531)	$1,245,796	$(446,094)	$3,172,184
(a)The assumptions used to calculate compensation actually paid are consistent with the methodology used for financial reporting purposes.
The following graphs illustrates the relationship between pay and performance, as calculated per the SEC disclosure rules.

Compensation Actually Paid versus Total Shareholder Return
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
$(1,000,000)
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
2020
2021
2022
Compensation Actually Paid to PEO (Carlson)
Compensation Average Actually Paid to Non-PEO Named Executive Officers
Peer Group Total Shareholder Return
Total Shareholder Return

Compensation Actually Paid versus Net Income
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
$(1,000,000)
$300,000,000
$250,000,000
$200,000,000
$150,000,000
$100,000,000
$50,000,000
$0
2020
2021
2022
Compensation Actually Paid to PEO (Carlson)
Compensation Average Actually Paid to Non-PEO Named Executive Officers
Net Income

The following is a list of financial performance measures, which in the Company's assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2022. Please see the Compensation Discussion & Analysis for further information regarding these measures and how they were used in the 2022 executive compensation program, including the Officer Annual Incentive Plan and the 2022 performance share units.
•Return on Capital
•Total Operating Revenues
•Adjusted EBITDA

2022 Director Compensation

Name (a)	Fees Earned or Paid in Cash (b)	Stock Awards (c)	All Other Compensation (d)	Total
Letitia G. Carlson, M.D.	$92,250	$100,007	$107	$192,364
Prudence E. Carlson	$92,250	$100,007	$107	$192,364
Walter C. D. Carlson	$138,000	$100,007	$107	$238,114
Clarence A. Davis	$136,500	$100,007	$107	$236,614
Kimberly D. Dixon	$118,500	$100,007	$107	$218,614
Christopher D. O'Leary	$150,500	$100,007	$107	$250,614
George W. Off	$157,750	$100,007	$107	$257,864
Wade Oosterman	$134,750	$100,007	$107	$234,864
Gary L. Sugarman (e)	$727	$84,656	—	$85,383
Dirk S. Woessner (f)	$67,777	—	—	$67,777

Explanation of Columns:
(a)Includes only directors who are not employees of TDS or its subsidiaries.
(b)Includes the aggregate dollar amount of all fees earned or paid in cash for services as a director during 2022, including annual retainer fees, fractional share, committee and/or chairperson fees, and meeting or activity fees.
(c)The amounts in this column represent the aggregate grant date fair value of the annual stock awards. Pursuant to the terms of the Directors Plan (as defined in "Narrative Disclosure to Director Compensation Table" below), each non-employee director was entitled to receive an annual stock award having a value of $100,000 rounded up to the closest whole share. Based on the closing price of $17.21 of a TDS Common Share on March 1, 2022, the first trading day in March 2022, a total of 5,811 shares were issued to each of the above directors.
(d)Represents the dollar value of insurance premiums paid by TDS during the fiscal year with respect to $100,000 of life insurance.
(e)Mr. Sugarman resigned from the Board of Directors on January 3, 2022.
(f)Mr. Woessner was elected to the Board of Directors effective May 19, 2022.
Narrative Disclosure to Director Compensation Table
The following provides additional information with respect to compensation of the non-employee directors. All compensation of non-employee directors is approved by the full Board of Directors.
The following describes the Restated Compensation Plan for Non-Employee Directors (the "Directors Plan"), pursuant to which the cash and stock compensation described in the above 2022 Director Compensation Table is payable.
The above table reflects payments and awards made in 2022. With respect to 2022, the Directors Plan provided that the Chairperson of the TDS Board of Directors is entitled to receive an annual director's retainer fee of $100,000 paid in cash, and non-employee directors other than the Chairperson of the TDS Board of Directors are entitled to receive an annual director's retainer fee of $80,000 paid in cash. Non-employee directors are entitled to receive an annual stock award of $100,000 paid in the form of TDS Common Shares, which is to be distributed in March on or prior to March 15, for services performed during the 12 month period that commenced on March 1 of the immediately preceding calendar year and ended on the last day of February of the calendar year of payment. The number of shares is determined on the basis of the closing price of a TDS Common Share on the first trading day in the month of March of the calendar year of payment.
Each non-employee director who served on the Audit Committee, other than the Chairperson of the Audit Committee, received an annual committee retainer fee of $11,000, and the Chairperson received an annual committee retainer fee of $22,000.
Each non-employee director who served on the CHRC, other than the Chairperson of the CHRC, received an annual committee retainer fee of $7,000, and the Chairperson received an annual committee retainer fee of $14,000.
Each non-employee director who served on the Corporate Governance and Nominating Committee, other than the Chairperson of the Corporate Governance and Nominating Committee, received an annual committee retainer fee of $5,000, and the Chairperson received an annual committee retainer fee of $10,000.
Non-employee directors also received a fee of $1,750 for each board or committee meeting or other activity attended.
Under the Directors Plan, annual retainers are paid in cash on a quarterly basis, as of the last day of each quarter. Fees for all board and committee meetings or other activities are paid in cash on a quarterly basis, as of the last day of each quarter.
Directors were also reimbursed for reasonable travel and other expenses incurred in attending board and committee meetings, director education and other board or company related matters pursuant to TDS' travel and expense reimbursement policy.

The Directors Plan provides that the Board of Directors has the authority without further shareholder approval to amend the Directors Plan from time to time, including amendments to increase the amount of the compensation payable in Common Shares from time to time, provided that the total number of Common Shares issued under the Directors Plan may not exceed the number previously approved by shareholders.
In addition to amounts payable under the Directors Plan, TDS pays premiums to provide life insurance of $100,000 for each of its directors other than directors who are employees of TDS or any affiliate. Directors who are employees of TDS or any affiliate do not receive fees or compensation for services rendered as directors. The compensation of directors who are named executive officers is disclosed in the tables under Executive and Director Compensation above.
None of the non-employee directors had stock or option awards outstanding at December 31, 2022.

See Proposal 3 for proposed changes to the Director compensation program, which if approved by shareholders at the 2023 Annual Meeting, will become effective as of the date of such approval.

TDS Compensation and Human Resources Committee Interlocks and Insider Participation

The CHRC, comprised of C. O'Leary, C. Davis, K. Dixon, W. Oosterman and D. Woessner has responsibilities relating to the compensation of the executive officers of TDS (other than executive officers employed by UScellular or any of its subsidiaries), including the review of salary, bonus, long-term incentive compensation and all other compensation. Members of the Committee are independent and none of the members was, during 2022 or during any of the preceding three years, an officer or employee of TDS (or its affiliates), or had any relationship requiring disclosure by TDS under any paragraph of Item 404 of SEC Regulation S-K.
Long-term incentive compensation for executive officers who are employees of UScellular is approved by UScellular's Long-Term Incentive Compensation Committee which is composed of directors who are neither officers nor employees of TDS, UScellular or any of their subsidiaries nor directors of TDS or TDS Telecom. The annual cash compensation of UScellular's President and CEO, Laurent C. Therivel, is approved by LeRoy T. Carlson, Jr., the Chair of UScellular. Mr. Carlson is a member of the Board of Directors of TDS, UScellular, and TDS Telecom. He is also the Chair of TDS Telecom and, as such, approves the executive officer annual cash compensation decisions for TDS Telecom other than as they relate to the President and CEO of TDS Telecom, and recommends the annual cash compensation of the President and CEO of TDS Telecom to the CHRC. James W. Butman, deemed by SEC rules to be an executive officer of TDS, was the President and CEO of TDS Telecom in 2022 and is a director of TDS. Mr. Carlson is compensated by TDS for his services to TDS and all of its subsidiaries, including UScellular. However, UScellular effectively reimburses TDS for a portion of such compensation as part of a management fee pursuant to an intercompany agreement between TDS and UScellular.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides information regarding TDS Common Shares that could have been issued under equity compensation plans maintained by TDS based on information as of December 31, 2022.

Plan Category	(a) Number of securities to be issued upon the exercise of outstanding options and rights	(b) Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	6,365,178 (1)	$26.37	8,660,671
Equity compensation plans not approved by security holders	—	—	—
TOTAL	6,365,178	$26.37	8,660,671

(a)Represents the number of securities to be issued upon the exercise of outstanding options or pursuant to unvested restricted stock units, unvested performance share awards, and vested and unvested deferred compensation stock units.
(b)Only options were used in computing the weighted-average exercise price.
Footnotes:
(1)This includes the following plans that have been approved by TDS shareholders:

Plan - TDS Common Shares	Number of securities to be issued upon the exercise of outstanding options and rights	Number of securities remaining available for future issuance (excluding securities reflected in prior column)	Total
2022 LTIP	398,462	4,601,538	5,000,000
2020 LTIP	3,395,035	1,557,213	4,952,248
2011 LTIP	2,534,564	2,421,157	4,955,721
2004 LTIP	37,117	—	37,117
Non-Employee Director Compensation Plan	—	80,763	80,763
TOTAL	6,365,178	8,660,671	15,025,849
The above is based on information as of December 31, 2022 and does not reflect any changes or additions after that date.
See Note 18—Stock-Based Compensation, in the notes to the consolidated financial statements for the year ended December 31, 2022 for additional information related to equity compensation plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
On March 1, 2023, TDS had outstanding and entitled to vote 105,353,353 Common Shares, par value $.01 per share (excluding 20,327,514 Shares held by TDS), and 7,411,297 Series A Common Shares, par value $.01 per share (collectively representing a total of 112,764,650 shares of common stock).
In matters other than the election of directors, each of the Series A Common Shares is entitled to ten votes and each of the Common Shares is entitled to a vote per share that floats. The total voting power of the Series A Common Shares was 74,112,970 votes at March 1, 2023 with respect to matters other than the election of directors. The total voting power of the Common Shares was 56,561,476 votes at March 1, 2023 with respect to matters other than the election of directors. The total voting power of all outstanding shares of all classes of capital stock was 130,674,446 votes at March 1, 2023 with respect to matters other than the election of directors.
The table includes shares underlying options that are currently exercisable or exercisable within 60 days after March 1, 2023, restricted stock units or any performance share awards that become vested within 60 days after March 1, 2023 and vested deferred compensation stock units are deemed to be outstanding for the purpose of calculating the number of shares owned and percentages of shares and voting power with respect to the person holding such options, restricted stock units, performance share awards, or deferred compensation stock units, but are not deemed to be outstanding for the purpose of calculating the percentages of shares or voting power of other persons.
Security Ownership of Management—The following table sets forth as of March 1, 2023, the number of Common Shares and Series A Common Shares beneficially owned, and the percentage of the outstanding shares of each such class so owned, by each director of TDS, by each of the named executive officers and by all directors, and executive officers as a group. If a class of common stock is not indicated for an individual or group, no shares of such class are beneficially owned by such individual or group.

Name of Individual or Number of Persons in Group	Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
LeRoy T. Carlson, Jr., Walter C. D. Carlson, Letitia G. Carlson, M.D. and Prudence E. Carlson(3)	Common Shares	6,204,253	5.9%	5.5%	2.5%
	Series A Common Shares	7,091,494	95.7%	6.3%	54.3%
James W. Butman(6)	Common Shares	293,295	*	*	*
LeRoy T. Carlson, Jr.(4)(5)(6)	Common Shares	1,402,447	1.3%	1.2%	*
	Series A Common Shares	23,467	*	*	*
Walter C. D. Carlson(4)(5)	Common Shares	85,682	*	*	*
	Series A Common Shares	1,382	*	*	*
Letitia G. Carlson, M.D.(4)(5)	Common Shares	62,377	*	*	*
	Series A Common Shares	1,166	*	*	*
Prudence Carlson(4)(5)	Common Shares	231,609	*	*	*
	Series A Common Shares	199,821	2.7%	*	1.5%
Clarence A. Davis	Common Shares	23,769	*	*	*
Kimberly D. Dixon	Common Shares	31,801	*	*	*
Joseph R. Hanley (6)	Common Shares	110,610	*	*	*
Christopher D. O'Leary	Common Shares	60,186	*	*	*
George W. Off	Common Shares	64,905	*	*	*
Wade Oosterman	Common Shares	28,321	*	*	*
Peter L. Sereda (6)	Common Shares	223,732	*	*	*
Laurent C. Therivel	Common Shares	—	—	—	—
Vicki L. Villacrez (6)	Common Shares	75,135	*	*	*
Dirk S. Woessner	Common Shares	4,530	*	*	*
Other executive officers (1 person)(6)(7)	Common Shares	40,426	*	*	*
All directors and executive officers as a group (16 persons)(6)(7)	Common Shares	8,943,078	8.4%	7.8%	3.7%
	Series A Common Shares	7,317,330	98.7%	6.5%	56.0%

* Less than 1%
(1)The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes. Except with respect to customary brokerage agreement terms, none of the above shares are pledged as security, unless otherwise specified. Includes shares as to which voting and/or investment power is shared, and/or shares held by spouse and/or children.
(2)Represents the percent of voting power in matters other than the election of directors.
(3)The shares listed are held by the persons named as trustees under the TDS Voting Trust which expires June 30, 2035, created to facilitate long-standing relationships among the trust certificate holders. The trustees share voting and investment power. The address of the trustees of the TDS Voting Trust in their capacities as such is c/o LeRoy T. Carlson, Jr., Telephone and Data Systems, Inc., 30 N. LaSalle St., Suite 4000, Chicago, IL 60602. Under the terms of the TDS Voting Trust, the trustees hold and vote the Common Shares and Series A Common Shares held in the trust. If the TDS Voting Trust were terminated, the following individuals, directly or indirectly with their spouses, would each be deemed to own beneficially more than 5% of the outstanding Series A Common Shares: LeRoy T. Carlson, Jr., Walter C. D. Carlson, Prudence E. Carlson and Letitia G. Carlson, M.D. The above numbers of shares and percentages do not assume conversion of the Series A Common Shares because the trustees have advised TDS that the TDS Voting Trust has no current intention of converting its Series A Common Shares.
(4)Does not include Common Shares held in the Voting Trust for the benefit of director, his/her family members, family trusts or other accounts: LeRoy T. Carlson, Jr. (1,759,584), Walter C. D. (1,997,602), Letitia G. Carlson, M.D. (1,846,069), Prudence E. Carlson (1,582,674).
Includes Common Shares held outside Voting Trust by family members or trusts which director disclaims beneficial ownership: LeRoy T. Carlson, Jr. (396,222).
(5)Does not include Series A Common Shares held in the Voting Trust for the benefit of director, his/her family members, family trusts or other accounts: LeRoy T. Carlson, Jr. (1.918,692), Walter C. D. Carlson (2,329,157), Letitia G. Carlson, M.D. (2,016,843), Prudence E. Carlson (1,890,251).
Includes Series A Common Shares held outside Voting Trust by family members or trusts which director disclaims beneficial ownership: LeRoy T. Carlson, Jr. (23,467).

(6)Includes the following number of Common Shares that may be acquired pursuant to stock options, restricted stock units and/or performance share units which are currently vested or will vest within 60 days after March 1, 2023: LeRoy T. Carlson, Jr., 792,544 Common Shares; Vicki L. Villacrez, 59,537 Common Shares; Peter L. Sereda, 157,137 Common Shares; James W. Butman, 205,917 Common Shares; Joseph R. Hanley, 81,478 Common Shares; all other executive officers as a group, 14,479 Common Shares; and all directors and executive officers as a group, 1,311,092 Common Shares. Includes the following number of Common Shares underlying vested deferred compensation stock units: LeRoy T. Carlson, Jr., 65,872 Common Shares; Vicki L. Villacrez, -0- Common Shares; Peter L. Sereda, -0- Common Shares; James W. Butman, -0- Common Shares; Joseph R. Hanley, -0- Common Shares all other executive officers as a group, -0- Common Shares; and all directors and executive officers as a group, 65,872 Common Shares.
(7)Includes shares held by the following executive officer who is not specifically identified in the above table pursuant to SEC rules: Daniel J. DeWitt.
Security Ownership by Certain Beneficial Owners
In addition to persons listed in the preceding table, the following table sets forth as of March 1, 2023 or the latest practicable date, information regarding each person who is known to TDS to own beneficially more than 5% of any class of voting securities of TDS, based on publicly available information and TDS' stock records as of such date. Some of the information below is based on reports filed by the below shareholders reporting TDS shares held as of December 31, 2022 and, in the absence of any SEC filings indicating otherwise, it was assumed that there was no change to such information between year-end and March 1, 2023.

Shareholder's Name and Address	Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
BlackRock, Inc. 55 East 52nd Street New York, NY 10022(3)	Common Shares	17,272,593	16.4%	15.3%	7.1%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355(4)	Common Shares	12,180,798	11.6%	10.8%	5.0%
Invesco Ltd. 1555 Peachtree Street NE, Suite 1800 Atlanta, GA 30309 (5)	Common Shares	7,048,746	6.7%	6.3%	2.9%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746(6)	Common Shares	6,850,012	6.5%	6.1%	2.8%

(1)The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes.
(2)Represents the percent of voting power in matters other than the election of directors.
(3)Based on the most recent Schedule 13G (Amendment No. 15) filed with the SEC, BlackRock, Inc. and its affiliates report sole voting authority with respect to an aggregate of 17,050,368 Common Shares, and sole investment authority with respect to an aggregate of 17,272,593 Common Shares.
(4)Based on the most recent Schedule 13G (Amendment No. 10) filed with the SEC, The Vanguard Group reports shared voting power with respect to 122,297 Common Shares, sole investment authority with respect to 11,961,851 Common Shares, and shared investment authority with respect to 218,947 Common Shares.
(5)Based on the most recent Schedule 13G filed with the SEC, Invesco Ltd. reports sole voting authority with respect to an aggregate of 7,004,561 Common Shares, and sole investment authority with respect to 7,048,746 Common Shares.
(6)Based on the most recent Schedule 13G (Amendment No. 6) filed with the SEC, Dimensional Fund Advisors LP reports sole voting authority with respect to an aggregate of 6,733,746 Common Shares, and sole investment authority with respect to an aggregate of 6,850,012 Common Shares.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities and Exchange Act of 1934 requires executive officers and directors to file reports of their ownership and changes on Form 3, 4 and 5 with the SEC. Due to an administrative error, LeRoy T. Carlson, Jr. reported the deferral of a portion of his bonus into 13,259 common shares on March 10, 2022, which was two business days after the reporting due date. Also due to administrative error, Dirk S. Woessner reported that 1,941 common shares were withheld to pay his taxes on March 10, 2023, which was five business days after the reporting due date.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
In addition to the above-described insider participation in compensation decisions, TDS and certain related parties are involved in the following relationships and transactions.
Sidley Austin LLP, is the principal law firm of TDS, UScellular and their subsidiaries. Walter C. D. Carlson, a trustee and beneficiary of the Voting Trust that controls TDS, which controls UScellular, is the non-executive Chair of the Board and member of the Board of Directors of TDS and a director of UScellular and is Senior Counsel at Sidley Austin LLP and John P. Kelsh, the General Counsel and/or an Assistant Secretary of TDS and UScellular and certain other subsidiaries of TDS is a partner at Sidley Austin LLP. Walter C. D. Carlson does not provide legal services to TDS, UScellular or their subsidiaries. TDS, UScellular and their subsidiaries incurred legal expenses from Sidley Austin LLP of $8 million, $10 million, and $11 million, in 2022, 2021, and 2020, respectively.
During 2022, Anthony Carlson, son of LeRoy T. Carlson, Jr., was employed as a Senior Director Growth Marketing Strategy and Execution at UScellular at an annual base salary of $203,300 and customary benefits. Anthony Carlson was granted 1,780 Restricted Stock Units and 1,780 Performance Share Units on April 4, 2022 that will vest on April 4, 2025, and he received a 2022 bonus in the amount of $57,731.
The Audit Committee of the Board of Directors is generally responsible for the review and evaluation of all related person transactions, as such term is defined by the rules of the SEC, except to the extent that the Board of Directors authorizes another committee to review specific related person transactions. However, transactions and arrangements as they relate to compensation and benefits to named executive officers or persons related thereto are approved by the CHRC.
Other than as described above, TDS has no related person policies or procedures relating to (i) the types of transactions that are covered by such policies or procedures; (ii) the standards to be applied pursuant to such policies and procedures; or (iii) the persons or groups of persons on the Board of Directors or otherwise who are responsible for applying such policies and procedures, and TDS does not maintain any written document evidencing such policies and procedures. Other than as described above, there were no transactions between the Company and any Related Person since January 1, 2022, of the type or amount required to be disclosed under the applicable SEC rules.

PROPOSAL 6
SHAREHOLDER PROPOSAL REGARDING SHAREHOLDER VOTING RIGHTS
A person who purports to be the beneficial holder of at least 500 TDS Common Shares has advised TDS that he intends to have his proxy introduce the proposal set forth below at the TDS 2023 Annual Meeting. The name and address of such shareholder is Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, NY 11021. The following proposal will be considered at the 2023 Annual Meeting if it is properly presented at such meeting by either of such persons or an authorized representative thereof in accordance with the TDS Bylaws, Delaware law, SEC rules and other applicable requirements. The below shareholder proposal and supporting statement represent the views of the shareholder who submitted it, and not the views of TDS. TDS is not responsible for the content of the following shareholder proposal or supporting statement. TDS does not endorse the shareholder proposal or supporting statement, which are required to be included in this proxy statement pursuant to rules established by the SEC. The shareholder proposal and supporting statement have been included below verbatim as supplied by the shareholder and TDS declines to comment on any of the statements therein. For the reasons discussed below the shareholder proposal, the TDS Board of Directors unanimously recommends that shareholders vote AGAINST the following proposal:
"Proposal 6 - Equal Voting Rights for Each Shareholder"
RESOLVED: Shareholders request that our Board take steps to ensure that all of our company's outstanding stock has an equal one-vote per share in each voting situation. This would encompass all practicable steps including encouragement and negotiation with current and future shareholders, who have more than one vote per share, to request that they relinquish, for the common good of all shareholders, any preexisting rights, if necessary.
This proposal is not intended to unnecessarily limit our Board's judgment in crafting the requested change in accordance with applicable laws and existing contracts. This proposal is important because certain shares have super-sized voting power with 10-votes per share compared to the one-vote per share for other shareholders. This proposal would even allow 7-years to transition to equal voting rights for each shareholder.
With certain stock having 10-times more voting power our company takes our shareholder money but does not give us in return an equal voice in our company's management. Without an equal voice, shareholders cannot hold management accountable.
Even though the Carlson family controls more than 51% of the voting power of the company this proposal received ascending shareholder approval from 29% up to 36% support over 7 years. These 7 votes represent majority votes from the non-insider TDS shares.
Unequal voting rights can result in subpar director performance. Mr. George Off, with excessive tenure of 25-years, was rejected by 44% of shares when a 5% rejection is the norm.
With the lax TDS corporate governance Mr. Off can be elected with only one vote from himself.
Corporate governance advocates as well as many investors and index managers have pushed back on the TDS-type dual-class structures. S&P Dow Jones Indices said that companies with multiple classes of shares would be barred from entering its flagship S&P 500 index.
Super-voting shares can end badly. The capitalization of Mark Zuckerberg's Meta Platforms is down by 75% from its peak in late 2021. At mature companies, like TDS, investors often apply a discount to companies with unequal class shares.
As an example for TDS, social and mobile-game maker Zynga announced moving to a single-class share structure in 2018. In its 2018 annual report, Zynga said its old multi-class share system could limit the ability of its other stockholders to influence the company and could negatively impact its share price.
There should be urgency in adopting this proposal since TDS stock is down sharply from $59 in 2007.
Please vote yes:
Equal Voting Rights for Each Shareholder - Proposal 6”

TDS BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO PROPOSAL 6
The TDS Board of Directors unanimously recommends a vote AGAINST this proposal for the following reasons:
The implementation of the shareholder proposal would require an amendment of the TDS Restated Certificate of Incorporation. To be approved thereunder and under Delaware law, such an amendment would require, among other things, approval by a majority of the voting power of all shares of capital stock entitled to vote for matters other than the election of directors, voting as a group, as well as by a majority of the outstanding TDS Series A Common Shares voting as a class. As of December 31, 2022, the TDS Voting Trust held 7,091,494 TDS Series A Common Shares, representing 6.3% of all shares of TDS common stock, and 6,204,253 TDS Common Shares, representing 5.5% of all shares of TDS common stock, for a total economic interest of 11.8% in TDS. By reason of such holdings, the TDS Voting Trust owns a majority (95.7%) of the outstanding TDS Series A Common Shares and a majority (56.8%) of the voting power of all shares of capital stock entitled to vote for matters other than the election of directors.
Dual class capital structures are recognized and valid under applicable federal and corporate law and stock exchange regulations and are not uncommon among public companies. Various companies have had dual class capital structures for many years and companies continue to implement dual class capital structures.
The common equity of TDS has included different classes of high and low vote common stock since TDS became a public company in 1981. TDS has clearly and consistently disclosed in the Risk Factors in its Form 10-K the impact of the differences in voting rights, particularly with regard to any potential takeover attempt. Purchasers of TDS Common Shares, including the proponent of the shareholder proposal, therefore bought shares of TDS with full knowledge of the differences in the voting rights of the shares. Holders of TDS Common Shares also have no basis for anticipating the possibility of any action that would reduce the voting power of the TDS Series A Common Shares. As stated in the Risk Factors set forth in TDS' Form 10-K, the TDS Voting Trust has advised TDS that it intends to maintain the ability to keep or dispose of voting control of TDS.
The TDS Voting Trust also has advised the TDS board of directors that it (i) opposes and will vote against the shareholder proposal and (ii) will not vote in favor of or support any action to implement the shareholder proposal or any other action that would dilute its voting control of TDS. Considering all of the foregoing factors, the TDS board of directors has determined that action in furtherance of the proposal would serve no useful purpose and accordingly opposes the proposal and recommends that shareholders vote against it.
THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THIS SHAREHOLDER PROPOSAL AND RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" PROPOSAL 6.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2024 ANNUAL MEETING
We expect to hold the 2024 annual meeting on or around May 23, 2024, at a time and location to be announced later. The Board may change this date in its discretion.
Pursuant to SEC Rule 14a-8, proposals by shareholders intended to be included in TDS' proxy statement and form of proxy relating to the 2024 Annual Meeting must be received by TDS' Corporate Secretary at TDS' principal executive offices not later than December 7, 2023.
In addition, pursuant to TDS' Bylaws, proposals by shareholders intended to be presented at the 2024 Annual Meeting (other than proposals submitted pursuant to SEC Rule 14a-8), must be received by TDS' Corporate Secretary at TDS' principal executive offices not earlier than December 7, 2023 and not later than the close of business on January 5, 2024 for consideration at the 2024 Annual Meeting and must otherwise comply with the procedures set forth in TDS' Bylaws.
Pursuant to TDS’ Bylaws, nominations by a shareholder for election to the TDS Board of Directors, must be received by TDS’ Corporate Secretary at TDS’ principal executive offices not earlier than December 7, 2023 and not later than the close of business on January 5, 2024 for consideration at the 2024 Annual Meeting and must otherwise comply with the procedures set forth in TDS' Bylaws.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than TDS’ nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 19, 2024.

OTHER MATTERS

The Board of Directors has no knowledge of any other proposals that may be properly presented at the Annual Meeting and no other proposals were received by TDS by the date specified by the advance notice provision in TDS' Bylaws. The proxy solicited by the Board of Directors for the 2023 Annual Meeting confers discretionary authority to the proxies named therein to vote on matters that may properly come before such meeting or any postponement, adjournment or recess thereof, in addition to the foregoing proposals, to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. If the meeting is adjourned or postponed, the proxies can vote such shares at the adjournment or postponement.

SOLICITATION OF PROXIES

Proxies are being solicited by your Board of Directors and its agents, and the cost of solicitation will be paid by TDS. Officers, directors and regular employees of TDS, acting on behalf of the TDS Board of Directors, may also solicit proxies by mail, email, advertisement, telephone, telecopy, press release, employee communication, postings on TDS' Internet website and Intranet website or in person. We will not pay such persons additional compensation for their proxy solicitation efforts. TDS will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons. TDS has also retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. The standard fee charged by MacKenzie Partners, Inc. for proxy solicitation in connection with an uncontested annual meeting is $15,000 plus reimbursement of out-of-pocket expenses.

FINANCIAL AND OTHER INFORMATION

We will furnish you or any shareholder as of the record date without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the financial statements and the schedules thereto, upon written or oral request, and will provide copies of the exhibits to any such documents upon payment of a reasonable fee which shall not exceed our reasonable expenses incurred to do so. Requests for such materials should be directed to Investor Relations, Telephone and Data Systems, Inc., 30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602, telephone (312) 630-1900.
In addition, to the extent that, as permitted by SEC rules, TDS delivers only one copy of an annual report to shareholders, a proxy statement or a notice of internet availability of proxy materials to an address that is shared by separate persons who are shareholders (addressed to such shareholders as a group), TDS shall deliver promptly additional copies of any of such documents without charge to any shareholder located at such shared address upon written or oral request by such shareholder. Requests should be directed as indicated in the preceding paragraph.

OTHER BUSINESS
It is not anticipated that any action will be asked of the shareholders other than those set forth above, but if other matters are properly brought before the 2023 Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment.

By order of the Board of Directors

JANE W. MCCAHON Vice President—Corporate Secretary
All shareholders are urged to sign, date and mail their proxy card(s) promptly or vote on the Internet in accordance with the instructions set forth on the proxy cards(s).

EXHIBIT A

TELEPHONE AND DATA SYSTEMS, INC.
Compensation Plan for Non-Employee Directors
Dated March 24, 2023
Recitals
The Board of Directors and shareholders of Telephone and Data Systems, Inc. (the “Company”) previously adopted a Restated Compensation Plan for Non-Employee Directors dated as of December 7, 2017 (the “2017 Restated Plan”).
On March 24, 2023, the Board of Directors of the Company approved a new compensation plan for non-employee directors (the “2023 Director Plan”) to replace the 2017 Restated Plan, subject to shareholder approval.
The purpose of the 2023 Director Plan is to provide appropriate compensation to non-employee directors for their service to the Company and to ensure that qualified persons serve as non-employee members of the Board of Directors.
The 2023 Director Plan was approved pursuant to the authority granted in Section 2.22 of Article II of the Company’s By-Laws, which provides that the Board of Directors shall have authority to establish reasonable compensation of directors, including reimbursement of expenses incurred in attending meetings of the Board of Directors.
The 2023 Director Plan shall be submitted for approval by shareholders of the Company at the 2023 Annual Meeting of Shareholders on May 18, 2023.
Effectiveness of 2023 Director Plan
If the 2023 Director Plan is approved by shareholders of the Company, it shall become effective as of the date of such approval.
Board Service
Each director of the Company who is not an employee of the Company, TDS Telecommunications Corporation, United States Cellular Corporation or any other subsidiary of the Company (“non-employee director”) will receive:
1.An annual director’s retainer fee, paid in cash, (i) in the case of the Chairperson of the Board of Directors, of $110,000, and (ii) in the case of non-employee directors other than the Chairperson of the Board of Directors, of $90,000.
2.An annual award of $120,000 paid in the form of the Company’s Common Shares, which shall be distributed within fifteen (15) days after the date of the annual meeting of shareholders each year, for services performed during the 12 month period immediately preceding the date of such annual meeting of shareholders. The number of shares shall be determined on the basis of the closing price of the Company’s Common Shares, as reported in the New York Stock Exchange Composite Transaction section of the Wall Street Journal, on the date of such annual meeting of shareholders. (A non-employee director who is not a citizen of the United States may, at his or her election, receive such award in the form of cash.)
3.A director’s meeting fee of $1,750 for each meeting attended and reimbursement of reasonable expenses incurred in connection with attendance at meetings of the Board of Directors, paid in cash.
Audit Committee Service
Each non-employee director who serves on the Audit Committee, other than the Chairperson of such committee, will receive an annual committee retainer fee of $11,000, a committee meeting fee of $1,750 for each meeting attended and reimbursement of reasonable expenses incurred in connection with attendance at meetings of the Audit Committee. The Audit Committee Chairperson will receive an annual committee retainer fee of $22,000, a committee meeting fee of $1,750 for each meeting attended and reimbursement of reasonable expenses incurred in connection with attendance at such meetings.
Compensation and Human Resources Committee
Each non-employee director who serves on the Compensation and Human Resources Committee (the “Compensation Committee”), other than the Chairperson of such committee, will receive an annual committee retainer fee of $10,000, a committee meeting fee of $1,750 for each meeting attended and reimbursement of reasonable expenses incurred in connection with attendance at meetings of the Compensation Committee. The Compensation Committee Chairperson will receive an annual committee retainer fee of $20,000, a committee meeting fee of $1,750 for each meeting attended and reimbursement of reasonable expenses incurred in connection with attendance at such meetings.
Corporate Governance and Nominating Committee

Each non-employee director who serves on the Corporate Governance and Nominating Committee, other than the Chairperson of such committee, will receive an annual committee retainer fee of $5,000, a committee meeting fee of $1,750 for each meeting attended and reimbursement of reasonable expenses incurred in connection with attendance at meetings of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee Chairperson will receive an annual committee retainer fee of $10,000, a committee meeting fee of $1,750 for each meeting attended and reimbursement of reasonable expenses incurred in connection with attendance at such meetings.
Other Meetings or Activities of Non-Employee Directors
The Board of Directors may also authorize the payment of fees and reimbursement of reasonable expenses incurred in connection with other meetings (such as meetings of the independent directors) or activities of the non-employee directors.
Miscellaneous
Under the 2023 Director Plan, annual retainers will be paid in cash on a quarterly basis, as of the last day of each calendar quarter, and will compensate the non-employee director for services performed during such calendar quarter.
Cash retainer fees for meetings of the board, all committee meetings and other meetings and activities will be paid on a quarterly basis, as of the last day of each calendar quarter, and will compensate the non-employee director for meetings and activities attended during such calendar quarter.
Non-employee directors shall timely submit for reimbursement their reasonable expenses incurred in connection with meeting attendance or other activities, and the Company shall reimburse such expenses within two weeks after submission.
The directors of the Company shall have the authority without further shareholder approval to amend this 2023 Director Plan from time to time, including amendments to increase the amount of the compensation payable in Common Shares from time to time, provided that the total number of Common Shares issued under the 2023 Director Plan shall not exceed the number approved by shareholders of the Company.
Subject to approval by shareholders of the Company, the total number of Common Shares that may be issued under the 2023 Director Plan shall not exceed 500,000
Subject to shareholder approval and effectiveness of the 2023 Director Plan, pursuant to Section 303A.08 of the New York Stock Exchange Listed Company Manual, the authorization to issue Common Shares under the 2023 Director Plan shall expire ten years after the date of such shareholder approval, unless reapproved by shareholders. If for any reason shares cannot be issued under this plan pursuant to the requirements of the New York Stock Exchange or otherwise, the value of such shares that cannot be issued shall be paid in the form of cash.

TDS®

VOTE

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Votes submitted electronically must be received by May 17, 2023 at 11:59 p.m. Central Time. Internet voting for shares underlying held in your 401(k) Plan be received by 1:00 a.m. Central Time on May 16, 2023.

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Annual Meeting Proxy Card - Common

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4 and 1 YEAR on Proposal 5:

1. Election of Directors:

Nominee	For	Withhold
01 - C. A. Davis	☐	☐
02 - G. W. Off	☐	☐
03 - W. Oosterman	☐	☐
04 - D. S. Woessner	☐	☐

Proposal	For	Against	Abstain
2. Ratify Accountants for 2023	☐	☐	☐
3. Compensation Plan for Non-Employee Directors	☐	☐	☐
4. Advisory vote to approve executive compensation	☐	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
5. Advisory vote on the frequency of holding an advisory vote on executive compensation	☐	☐	☐	☐

The Board of Directors recommends you vote AGAINST Proposal 6:

Proposal	For	Against	Abstain
6. Shareholder proposal to recapitalize TDS' outstanding stock to have an equal vote per share.	☐	☐	☐

7. In accordance with their discretion, to vote upon all other matters that may properly come before the Annual Meeting and any postponement, adjournment or recess thereof, including matters incidental to the Conduct of the meeting, to the extent permitted by Rule 14a-4(c) under the Securities Act of 1934, as amended.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners must each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03S26C

The 2023 Annual Meeting of Shareholders of Telephone and Data Systems, Inc. will be held on May 18, 2023 at 9:00 a.m. CT, at Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois.

The proxy statement and annual report are available at tdsinc.com/proxy/

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/TDS

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — TELEPHONE AND DATA SYSTEMS, INC.

Annual Meeting of Shareholders
May 18, 2023 9:00 a.m.
This proxy for Common Shares is solicited by the Board of Directors

The undersigned hereby appoints Walter C. D. Carlson and LeRoy T. Carlson, Jr., or either of them acting in the absence of the other, with full power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the 2023 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Thursday, May 18, 2023, or at any postponement, adjournment or recess thereof, as set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. The undersigned hereby revokes any and all other proxies heretofore given by the undersigned to vote as such 2023 Annual Meeting of Shareholders and any postponement, adjournment or recess thereof.

The Board of Directors recommends a vote "FOR" all nominees and "FOR" Proposals 2, 3, and 4 and "1 YEAR" on Proposal 5 and "AGAINST" on Proposal 6.

This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted "FOR" all nominees and "FOR" Proposals 2, 3, and 4 and "1 YEAR" on Proposal 5 and "AGAINST" on Proposal 6 (which has been proposed by a shareholder). Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that the shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope.

Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Computershare Trust Company, N.A. If "401K" is indicated next to the share amount on the reverse side, this is a ballot for instructing The Northern Trust Company, the trustee of the 401(k) Plan ("Trustee") how to vote the shares of Telephone and Data Systems, Inc. stock underlying units allocated to your Tax-Deferred Savings Plan ("401(k) Plan") account. Indicate your voting instructions for the proposal on the ballot, sign and date it, and return it in the envelope provided. Your ballot must be received on or before May 15, 2023, in order to be counted. Internet voting for shares underlying units held in your 401(k) Plan will be available until 1:00 a.m. Central Time May 16, 2023. Your voting instructions will be kept confidential. If you properly sign and return your ballot, The Northern Trust Company, as Trustee of the 401(k) Plan, will vote your shares according to your instruction, except as otherwise provided in accordance with applicable law or the 401(k) Plan's governing documents. If this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares underlying units allocated to your account for the 401(k) Plan will be voting as directed by the Investment Management Committee for the 401(k) Plan, which shall act in the best interests of the Plan participants.

(Continued and to be signed on Reverse Side)

C Non-Voting Items

Change of Address — Please print new address below.

TDS®

VOTE

Your vote matters – here's how to vote!

You may vote online instead of mailing this card.

Votes submitted electronically must be received by May 17, 2023 an 11:59 p.m. Central Time.

Online
Go to **www.investorvote.com/TDS** or scan the QR code — login details are located in the shaded bar below.

Using a **black ink** pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas.

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Sign up for electronic delivery at www.investorvote.com/TDS

Annual Meeting Proxy Card - Series A Common

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4 and 1 YEAR on Proposal 5:

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - J. W. Butman	☐	☐	02 - L. T. Carlson, Jr.	☐	☐	03 - L. G. Carlson	☐	☐
04 - P. E. Carlson	☐	☐	05 - W. C. D. Carlson	☐	☐	06 - K. D. Dixon	☐	☐
07 - C. D. O'Leary	☐	☐	08 - L. C. Therivel	☐	☐			

	For	Against	Abstain
2. Ratify Accountants for 2023	☐	☐	☐
3. Compensation Plan for Non-Employee Directors	☐	☐	☐
4. Advisory vote to approve executive compensation	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
5. Advisory vote on the frequency of holding an advisory vote on executive compensation	☐	☐	☐	☐

The Board of Directors recommends you vote AGAINST Proposal 6:

	For	Against	Abstain
6. Shareholder proposal to recapitalize TDS' outstanding stock to have an equal vote per share.	☐	☐	☐

7. In accordance with their discretion, to vote upon all other matters that may properly come before the Annual Meeting and any postponement, adjournment or recess thereof, including matters incidental to the Conduct of the meeting, to the extent permitted by Rule 14a-4(c) under the Securities Act of 1934, as amended.

1 U P X

03S29D

The 2023 Annual Meeting of Shareholders of Telephone and Data Systems, Inc. will be held on May 18, 2023 at 9:00 a.m. CT, at Sidley Austin LLP, One South Dearborn Street, Chicago, Illinois.

The proxy statement and annual report are available at tdsinc.com/proxy/

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/TDS

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — TELEPHONE AND DATA SYSTEMS, INC.

Proxy for Series A Common Shares Solicited on Behalf of the Board of Directors for the Annual Meeting of the Shareholders of TELEPHONE AND DATA SYSTEMS, INC. To Be Held May 18, 2023

The undersigned hereby appoints Walter C. D. Carlson and LeRoy T. Carlson, Jr., or either of them acting in the absence of the other, with full power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the 2023 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Thursday, May 18, 2023, or at any postponement, adjournment or recess thereof, as set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. The undersigned hereby revokes any and all other proxies heretofore given by the undersigned to vote as such 2023 Annual Meeting of Shareholders and any postponement, adjournment or recess thereof.

The Board of Directors recommends a vote "FOR" all nominees and "FOR" Proposals 2, 3, and 4 and "1 YEAR" on Proposal 5 and "AGAINST" on Proposal 6.

This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted "FOR" all nominees and "FOR" Proposals 2, 3, and 4 and "1 YEAR" on Proposal 5 and "AGAINST" on Proposal 6 (which has been proposed by a shareholder).

Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Computershare Trust Company, N.A.

(Continued and to be signed on Reverse Side)

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners must each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C Non-Voting Items

Change of Address — Please print new address below.